UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material under §240.14a-12
HUNTINGTON INGALLS INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MISSION, VALUES & ETHICS

Mission of Service To deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.
Values
Our mission requires the best of us: the utmost in character and values. Our values are the cornerstones of HII’s culture, driving our day-to-day decision- making and the long-term trust and confidence of our stakeholders. Ultimately, our adherence to our values nourishes and protects the strong, stable, and resilient relationship on which our future growth and success depend.

INTEGRITY Integrity is at the heart of who we are and what we do. We are each personally accountable for the highest standards of ethics and integrity.

HII is Committed to Integrity and High Ethical Standards
HII’s Ethics & Compliance program provides employees with guidelines for daily work life and defines and describes the values that serve as the foundation for how HII conducts business. HII’s Code of Ethics and Business Conduct is a statement of the Company’s commitment to integrity and high ethical standards and defines the conduct the Company expects of non-employees who act on the Company’s behalf.

SAFETY We value our employees above all else and will not compromise on maintaining a safe and healthy work environment for them.

RESPECT We value people, knowing we must show fairness and equal treatment for all.

ENGAGEMENT We are committed to fostering an engaged workforce. Our employees are very involved in what they do and take ownership of their work and work processes.

RESPONSIBILITY We keep promises and commitments made to others. We are responsible for ensuring quality is a component of everything we do. We take pride in providing outstanding customer service.

PERFORMANCE
We are committed to improving our Company performance while upholding our strong values. Superior performance and quality ensure future trust and confidence in our products and services. We promote continuous improvement, innovation and creativity.

LETTER TO OUR STOCKHOLDERS

“The Board and management team are aligned and remain committed to long-term value creation. The team is disciplined and determined in our mission to build and deliver the ships and all-domain solutions that our defense customers and nation urgently need. We understand well the challenges and opportunities ahead and are working with urgency to increase throughput, drive cost efficiency, and partner with our Navy customer on contracting solutions that support our shared mission.”
Admiral Kirkland H. Donald, Chairman of the Board

March 21, 2025
Dear Fellow Stockholders:
On behalf of the Board of Directors and management team of Huntington Ingalls Industries, I would like to invite you to attend the 2025 Annual Meeting of Stockholders. We will hold our Annual Meeting virtually, exclusively by live webcast, on Wednesday, April 30, 2025, at 11:00 a.m., Eastern Daylight Time. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting.
The accompanying Notice of 2025 Annual Meeting and Proxy Statement describe the matters on which you, as a stockholder, may vote at the Annual Meeting and include details of the business to be conducted at the meeting. If you plan to attend the Annual Meeting virtually via live webcast, you must follow the instructions contained in the Notice and as described under “General Information About the Annual Meeting” in this Proxy Statement.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, I encourage you to vote your shares in advance. Stockholders can submit their votes over the internet at the web address included in the Notice of Internet Availability of Proxy Materials or voting instruction form. If you received a proxy card or voting instruction form, you can submit your votes: over the internet at the web address included in the proxy card or voting instruction form; by telephone through the number included in the proxy card or voting instruction form; or by signing and dating your proxy card and mailing it in the prepaid and addressed envelope.
Thank you for your engagement, interest in, and continued support of HII.
Sincerely,
Admiral Kirkland H. Donald
U.S. Navy (Ret.)
Chairman of the Board

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Wednesday, April 30, 2025, at 11:00 a.m. Eastern Daylight Time	Place https://meetnow.global/MVQTZRF There is no physical location for the Annual Meeting.	Record Date Stockholders of record at the close of business on March 6, 2025 are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.	Huntington Ingalls Industries, Inc. 4101 Washington Avenue Newport News, Virginia 23607

Items of Business
	Board Vote Recommendation:	For Further Details
1. Election of Directors	“FOR” each director nominee	Page 10
2.Advisory Vote to Approve Compensation of Named Executive Officers	“FOR”	Page 34
3.Ratification of Appointment of Independent Auditor	“FOR”	Page 75
4.Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law	“FOR”	Page 77
5.Amend Restated Certificate of Incorporation to Conform with Special Meeting Bylaw	“FOR”	Page 78

Stockholders also will act on any other business that may properly come before the Annual Meeting.
The 2025 Annual Meeting will be conducted exclusively in virtual meeting format by live webcast. You will be able to attend the Annual Meeting, as well as vote and submit questions during the meeting, by visiting https://meetnow.global/MVQTZRF and entering your control number. You can find additional instructions on how to participate in the Annual Meeting beginning on page 82 of this Proxy Statement. The meeting will begin promptly at 11:00 a.m., Eastern Daylight Time. If you encounter difficulties accessing the virtual meeting, please call the technical support number (888) 724-2416.
It is important you vote your shares so they are counted at the Annual Meeting. You can vote your shares: over the internet at the web address included in the Notice of Internet Availability of Proxy Materials and included in the proxy card or voting instruction form (if you received a proxy card or voting instruction form); by telephone through the number included in the proxy card or voting instruction form (if you received a proxy card or voting instruction form); or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope. If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank or broker to vote your shares.

Tiffany McConnell King Corporate Vice President, Associate General Counsel and Secretary March 21, 2025

How to Vote It is important you vote your shares so they are counted at the Annual Meeting. You can vote your shares by using any of the below methods:

Internet www.envisionreports.com/HII

Telephone (800) 652-VOTE (8683)

Mail Mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope

QR Code Registered stockholders may vote by scanning the QR code on their proxy card or notice

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2025: The Notice of 2025 Annual Meeting and Proxy Statement, the 2025 Annual Report and the form of proxy card are available at www.envisionreports.com/HII. We are making this Proxy Statement and form of proxy card first available on or about March 21, 2025.

2025 Proxy Statement	1

2025 PROXY STATEMENT VOTING ROADMAP

ITEM 1
Election of Directors
The Board is asking you to elect, for one-year terms ending in 2025, the 12 nominees for director named herein, each of whom is currently serving as a member of the Board. Detailed information about this proposal can be found beginning on page 10.

The Board recommends a vote FOR each director nominee.

ITEM 2
Advisory Vote to Approve Compensation of Named Executive Officers
The Board is asking you to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) for 2024. Detailed information about this proposal can be found beginning on page 34.

The Board recommends a vote FOR this proposal.

ITEM 3
Ratification of Appointment of Independent Auditor
The Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent auditor for 2025. Detailed information about this proposal can be found beginning on page 75.

The Board recommends a vote FOR this proposal.

ITEM 4
Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law
The Board is asking you to approve an amendment to our Restated Certificate of Incorporation to provide for the elimination of personal liability of certain officers as permitted by Delaware law. Detailed information about this proposal can be found beginning on page 77.

The Board recommends a vote FOR this proposal.

ITEM 5
Amend Restated Certificate of Incorporation to Conform with Special Meeting Bylaw
The Board is asking you to approve an amendment to our Restated Certificate of Incorporation to conform Article Twelfth with the Company’s special meeting bylaw, which provides that a special meeting shall be called by the Board (or an authorized committee thereof) or the Chairperson of the Board following the receipt by the Secretary of written requests to call the meeting from the holders of at least 20% of the voting power of the outstanding capital stock of the Company that have delivered such requests in accordance with the terms of our Restated Bylaws. Detailed information about this proposal can be found beginning on page 78.

The Board recommends a vote FOR this proposal.

2	Huntington Ingalls Industries, Inc.

2025 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. For additional information on these topics, please refer to the discussions contained in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2024.
We intend to mail a Notice of Internet Availability of Proxy Materials to Stockholders of record and to make the Notice of 2025 Annual Meeting, the 2024 Annual Report, this Proxy Statement, and accompanying materials available on the internet on or about March 21, 2025.

Performance Highlights

Huntington Ingalls Industries, Inc. (“HII,” the “Company,” “we,” “us,” or “our”) is a global, all-domain defense partner, building and delivering the world’s most powerful, survivable naval ships and technologies that safeguard America’s seas, sky, land, space, and cyber. While 2024 was a year of challenges, the Company continued to deliver on key operational milestones for the benefit of our stockholders and key stakeholders. We achieved these milestones, while continuing to manage through labor market, supply chain, and inflation-related challenges, primarily associated with ships contracted for prior to the outbreak of the COVID-19 pandemic.

Ingalls	Newport News	Mission Technologies

Delivered Richard M. McCool Jr. (LPD 29) to U.S. Navy Awarded first amphibious multi-ship procurement contract for $9.6 billion	Delivered Virginia-class fast attack submarine New Jersey (SSN 796) Floated off Massachusetts (SSN 798)	Record revenue of $2.9 billion in 2024 Over $12 billion in total contract value from new and recompete contract awards

Consolidated revenues of $11.5 billion for 2024 Returned over $368 million to stockholders through dividends and share repurchases

Corporate Governance Highlights

We are committed to corporate governance best practices, which we believe promote the long-term interests of stockholders, strengthen accountability of the Board of Directors (the “Board”) and management and build public trust in the Company. Highlights of our corporate governance practices include the items listed below.
Board Structure and Governance: Highly qualified, independent Board with all standing committees comprising independent directors, an independent non-executive Chairman, and regular executive sessions without management
Stockholder Rights: Annual elections for all directors, majority vote requirements for uncontested elections, and the ability for stockholders to propose their own nominees and call special meetings
Stock Ownership: Robust stock ownership guidelines for directors and executives, a clawback policy for performance-based compensation, and a prohibition on hedging or pledging Company stock

2025 Proxy Statement	3

2025 PROXY STATEMENT SUMMARY
BOARD NOMINEE HIGHLIGHTS
Director Nominees
The Board is asking you to elect, for one-year terms ending in 2025, the 12 nominees for director named below, each of whom is currently serving as a member of the Board.

		Director Since	Board Committees
Name and Principal Occupation	Age		A	C	CS	F	GP

Augustus L. Collins, Chief Executive Officer of MINACT, Inc.	67	2016

Leo P. Denault, Former Chairman and Chief Executive Officer of Entergy Corporation	65	2022	CH

Kirkland H. Donald, Chairman of the Board, Huntington Ingalls Industries, Inc.	71	2017

Craig S. Faller, Advisor and Consultant; Retired Admiral, United States Navy	63	2023

Victoria D. Harker, Former Executive Vice President and Chief Financial Officer of TEGNA Inc.	60	2012		CH

Frank R. Jimenez, General Counsel and Corporate Secretary, GE HealthCare Technologies Inc.	60	2022

Christopher D. Kastner, President and Chief Executive Officer, Huntington Ingalls Industries, Inc.	61	2022

Anastasia D. Kelly, Senior Advisor to the Chair and Executive Director of Client Relations of DLA Piper	75	2011

Tracy B. McKibben, Founder and Chief Executive Officer of MAC Energy Group Companies	55	2018

Stephanie L. O’Sullivan, Former Principal Deputy Director, Office of the Director of National Intelligence and Independent Business Consultant	65	2021			CH

Thomas C. Schievelbein, Former Chairman, President and Chief Executive Officer of The Brink’s Company	71	2011				CH

John K. Welch, Former President and Chief Executive Officer of Centrus Energy Corp.	75	2015					CH

CH = Chair	CS = Cybersecurity Committee	= Independent
A = Audit Committee	F = Finance Committee
C = Compensation Committee	GP = Governance and Policy Committee

4	Huntington Ingalls Industries, Inc.

2025 PROXY STATEMENT SUMMARY
Our Board continues to reflect a highly engaged group of directors with a wide range of backgrounds, skills, experiences, attributes, and perspectives, which continue to evolve. Five of our 12 director nominees have joined the Board in the last four years. The following charts and graphs highlight the current composition of our Board:

DIRECTOR SKILLS SUMMARY

Chief Executive Leadership and Strategy
8/12

Chief Financial Officer and Accounting
5/12

Investment Strategy, Corporate Development, and M&A
7/12

Shipbuilding and Manufacturing Operations/Leadership
3/12

Technical Services Executive Leadership
4/12

Military and Government Relations
9/12

Corporate Governance
10/12

Aerospace & Defense Industry Knowledge
8/12

Compliance, Legal, and Regulatory
6/12

Nuclear
6/12

Advanced Technology (Future Warfare) and Innovation
4/12

Cyber and IT Risk Management
4/12

Human Resources and Labor Relations
3/12

2025 Proxy Statement	5

2025 PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION
We have designed our performance-based executive compensation program to attract, motivate, and retain highly qualified executives, incentivize them to achieve business objectives, reward performance, and align the interests of our executives with the interests of our stockholders and other stakeholders.
We have consistently received exceptionally strong stockholder say-on-pay support. The following table sets forth the voting results for our “say-on-pay” proposal for the last five years:

Annual Meeting	2024	2023	2022	2021	2020
Votes Cast “FOR” Say-On-Pay Proposal*	96%	97%	97%	97%	97%
*    Excludes broker non-votes
PERFORMANCE-BASED PROGRAM
The fundamental philosophy of our executive compensation program, set by the Compensation Committee of the Board, is pay-for-performance. Our 2024 results were impacted by adverse macroeconomic conditions, including inflationary pressures and labor and supply chain challenges, primarily on our ships contracted prior to the outbreak of the COVID-19 pandemic. We have included below highlights of our financial performance for 2024.

2024 Financial Information	($ in millions, except per share data)
Contract Awards	12,127
Revenues	11,535
Operating Income	535
Operating Margin	4.6%
Segment Operating Income*	573
Segment Operating Margin*	5.0%
Net Earnings	550
Diluted Earnings Per Share	13.96
Net Cash Provided by Operating Activities	393
Free Cash Flow*	40
*    Non-GAAP financial measures. See Annex A for definitions of these non-GAAP financial measures and reconciliations to comparable GAAP financial measures.

6	Huntington Ingalls Industries, Inc.

2025 PROXY STATEMENT SUMMARY
2024 STOCKHOLDER RETURNS
HII’s total stockholder return in 2024 was (25.7)%. We returned $368 million to our stockholders in 2024 through dividends and share repurchases. The following graph and chart show total stockholder return for HII in 2024 compared to benchmark total stockholder returns and total cash returned to stockholders in 2024, respectively.
1-Year Total Stockholder return
Returned $368 Million to Stockholders in 2024
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program consisted primarily of the following direct compensation elements:

Base Salary	Annual Incentive Awards	Long-Term Equity-Based Incentive Awards

Provides a minimum fixed level of compensation.
Generally paid in cash, under our Annual Incentive Plan (“AIP”) to motivate our executives to achieve pre- determined annual financial and operational targets that are aligned with our strategic goals.

Paid in the form of Restricted Performance Rights (“RPSRs”), which promote achievement of pre-determined performance goals over a three-year period that are aligned with long-term stockholder interests, and Restricted Stock Rights (“RSRs”).

Our compensation program is designed to balance performance-based compensation over the short- and long-term to incentivize decisions and actions that promote stockholder value and focus our executives on performance that benefits our stockholders and customers, while discouraging inappropriate risk-taking behaviors. A significant portion of the potential compensation of our executives is at risk, and that risk increases with corresponding increases in an executive’s level of responsibility.

2025 Proxy Statement	7

2025 PROXY STATEMENT SUMMARY
2024 TOTAL DIRECT COMPENSATION MIX
The pay for performance philosophy of our executive compensation program is demonstrated by the compensation mix of our NEOs. Of the three primary elements of total direct compensation, our executive compensation is heavily weighted towards the variable, performance-based elements and long-term and equity-based elements, as reflected in the following charts, which set forth the percentage of total compensation corresponding to each compensation element received by our CEO and by our other NEOs collectively in 2024.
CEO Compensation Mix(1)
Other NEOs Compensation Mix(2)
(1)Total direct compensation does not include perquisites and other benefits.
(2)Chart reflects average allocation for the NEOs other than our CEO. Total direct compensation does not include perquisites and other benefits.
COMPENSATION BEST PRACTICES
We believe our compensation practices are aligned with and reinforce our pay for performance philosophy and our related executive compensation principles.

We Do The Following	We Don’t Do The Following

  Consideration of annual stockholder “say-on-pay” advisory vote on executive compensation.
  Pay for performance compensation program heavily weighted toward variable, performance-based elements and toward long-term and equity-based elements.
  Annual assessment of potential risk posed by our compensation programs.
  Executive compensation “clawback” policy.
  Targeted external compensation benchmarking.
  Independent compensation consultant engaged by Compensation Committee.
  Executive stock ownership guidelines based upon multiple of executive’s base salary.

  No employment agreements for executives.
  No change-in-control agreements for executives or related executive tax gross-up benefits.
  Prohibitions against speculative transactions in our securities, pledging our securities as collateral and hedging transactions involving our securities.
  No dividends or dividend equivalents paid on RPSRs or RSRs prior to vesting.

8	Huntington Ingalls Industries, Inc.

STOCKHOLDER ENGAGEMENT
We believe stockholder outreach and engagement is a corporate governance best practice. We regularly engage with our stockholders to inform management and the Board on those matters of most importance to our stockholders. This ongoing engagement provides stockholders an opportunity to share their perspectives and helps the Company identify and assess emerging areas of importance that may help shape our governance practices.
We strive for a collaborative approach to stockholder engagement and value the variety of stockholder perspectives we receive. Management and, in some cases, members of the Board actively engage with our stockholders to understand their perspectives on our Company, including our strategy, performance, corporate governance practices, executive compensation program, and sustainability efforts.
During 2024 and early 2025, we offered engagement meetings with the corporate governance teams of our largest stockholders and met with those stockholders that accepted our meeting invitations. These corporate governance engagement efforts, together with our other engagement efforts with institutional stockholders, represented approximately 66% of our total shares outstanding. In March 2024, we also held an Investor Day at the New York Stock Exchange (“NYSE”).
We are committed to understanding the perspectives of our stockholders and responding, as appropriate, giving consideration to their input along with corporate governance trends and best practices.

Who We Engaged		~66% of our outstanding shares

How We Engaged	•Proxy Specific Meetings •Investor Conferences •Site Visits and Shipyard Tours	•Annual Meeting •1x1 calls/meetings •Investor Day at NYSE

Topics Discussed	Governance Topics •Stockholder Proposals/Votes •Executive Compensation •Board Composition, Leadership Structure and Oversight	Sustainability Topics •Environmental Goals •Human Rights •Political Spending

	Financial Topics •Financial Performance •Portfolio Mix •Capital Deployment	Company Strategy •Customer Priorities •Competitive Landscape

2025 Proxy Statement	9

PROPOSAL 1	Election of Directors The Board has nominated 12 individuals for election as directors at the Annual Meeting. Each director nominee is a current HII Board member.

The Board recommends a vote FOR each of the 12 director nominees.

Director Election Process
Our directors are elected to one-year terms in accordance with our Bylaws and Certificate of Incorporation. Each director nominee will hold office until the next annual meeting of stockholders or until his or her earlier death, resignation or removal. They have consented to serve, and we do not know of any reason why they would be unable to serve, if elected. If any nominee is unable to serve as a director, which we do not anticipate, the Board by resolution may reduce the size of the Board or choose a substitute nominee.
Director Qualifications and Experience
We believe the qualifications, skills, experience and attributes of our directors are consistent with our criteria for the selection of directors and that, collectively, our directors have functioned effectively overseeing management of the Company over the last year.
DIRECTOR SKILLS SUMMARY

Chief Executive Leadership and Strategy
8/12

Chief Financial Officer and Accounting
5/12

Investment Strategy, Corporate Development, and M&A
7/12

Shipbuilding and Manufacturing Operations/Leadership
3/12

Technical Services Executive Leadership
4/12

Military and Government Relations
9/12

Corporate Governance
10/12

Aerospace & Defense Industry Knowledge
8/12

Compliance, Legal, and Regulatory
6/12

Nuclear
6/12

Advanced Technology (Future Warfare) and Innovation
4/12

Cyber and IT Risk Management
4/12

Human Resources and Labor Relations
3/12

10	Huntington Ingalls Industries, Inc.

PROPOSAL 1—ELECTION OF DIRECTORS
DIRECTOR EXPERIENCE AND SKILLS
The Governance and Policy Committee regularly assesses the experience, skills, qualifications, and attributes of Board members relative to the appropriate mix of these qualities the committee believes is necessary to oversee effectively our business and execution of our strategy. While each Board member possesses a broad range of experience and skills, the Board believes each director has particular strategic strengths that he or she brings to the Board. The following table shows the experience, skills, and knowledge constituting the strategic strengths of each of our 12 director nominees.

Experience and Skills

Chief Executive Leadership and Strategy Experience as Chief Executive Officer of a public company or Chief Executive Officer of a private organization

Chief Financial Officer and Accounting Experience as Chief Financial Officer of public company or large private organization or private equity executive leadership experience

Investment Strategy, Corporate Development, and M&A
Experience in executive leadership of private equity, other strategic investment firm or investment bank; experience in corporate development function; or oversight leadership experience in corporate development and transactional M&A

Shipbuilding and Manufacturing Operations/Leadership Experience in executive leadership of shipyard operations or other manufacturing operations

Technical Services Executive Leadership Experience in executive leadership of technical services business organization or significant technical services leadership or customer experience

Military and Government Relations
Experience as Admiral or other significant Naval career experience; significant federal government experience and relationships (e.g., Pentagon, Congress, White House); or significant military leadership role or leadership role in military associations

Corporate Governance
Current member of multiple public company boards; experience as public company board chair or public company committee chair; prior member of multiple public company boards; or corporate secretary experience

Aerospace & Defense Industry Knowledge Significant direct Naval industry experience or significant direct general aerospace & defense experience

Compliance, Legal, and Regulatory General Counsel, Chief Legal Officer or Chief Compliance Officer of large business organization or other significant legal or regulatory experience

Nuclear Experience in Navy nuclear executive leadership; executive leadership of Naval nuclear shipyard operations; or oversight of nuclear operations

Advanced Technology (Future Warfare) and Innovation
Experience as Chief Technology Officer or equivalent of large aerospace & defense company; Chief Technology Officer or equivalent of other large organization; or engineering/ technology/ innovation functional lead

Cyber and IT Risk Management
Experience as Chief Information Officer, Chief Information Security Officer or equivalent operational experience; management experience in cyber operations; or experience on a corporate cyber risk committee

Human Resources and Labor Relations Experience as Chief Human Resources Officer or equivalent of a large business organization or significant human resources or labor relations experience

2025 Proxy Statement	11

PROPOSAL 1—ELECTION OF DIRECTORS
2025 Director Nominees

Augustus L. Collins Chief Executive Officer of MINACT, Inc. Director since: November 2016 Age: 67 Committees: Audit, Cybersecurity # of Other Public Company Directorships: 1

General Collins has served as Chief Executive Officer of MINACT, Inc., a business management consulting firm, since September 2016. From January 2012 to August 2016, he was a Major General in the Mississippi National Guard, serving as Adjutant General of both the Mississippi Army National Guard and the Mississippi Air National Guard. From July 2010 to January 2012, General Collins served as Executive Vice President for Strategic Planning of MINACT. From August 2007 to July 2010, he served on Mississippi’s Workers’ Compensation Commission as the commission’s representative of labor. General Collins served more than 35 years in the U.S. Army and Mississippi National Guard, which included command of the 155th Brigade Combat Team of the Mississippi National Guard in Iraq, where he was responsible for security operations in the southern and western provinces.
Current Public Company Directorships: General Collins serves on the board of directors of Trustmark Corporation, a bank holding company, and is the chair of its Audit Committee and a member of its Enterprise Risk Committee, Human Resources Committee, and Nominating and Governance Committee.
Other Directorships and Memberships: General Collins serves on the board of directors of MINACT, Inc., Trustmark National Bank, Mississippi Power Company, an electric power distribution company, and the Armed Forces Benefits Association. He also serves on the board of the Friends of Mississippi Veterans, a nonprofit entity serving veterans in Mississippi. He is past President of the University of Mississippi Alumni Association.
Experience, Qualifications, Attributes, and Skills: We believe General Collins is qualified to serve as a director given his extensive career as a senior military officer with the U.S. Army and Mississippi National Guard and his leadership and business experience as a senior executive and Chief Executive Officer of MINACT, Inc.

Skills:

	Chief Executive Leadership and Strategy	Military and Government Relations	Corporate Governance

	Aerospace & Defense Industry Knowledge	Human Resources and Labor Relations

Leo P. Denault Former Chairman and Chief Executive Officer of Entergy Corporation Director since: November 2022 Age: 65 Committees: Audit (Chair), Finance # of Other Public Company Directorships: 1

Mr. Denault served as the Chairman of the Board and Chief Executive Officer of Entergy Corporation from February 2013 to November 2022 and as Executive Chairman of Entergy from November 2022 to February 2023. He served as Executive Vice President and Chief Financial Officer from February 2004 to January 2013 and as Vice President, Corporate Development for Entergy Corporation from March 1999 to February 2004. Prior to that, he was Vice President, Corporate Development for Cinergy Corporation (now Duke Energy), an energy company.
Current Public Company Directorships: Mr. Denault currently serves on the board of directors of PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, and is a member of the Audit Committee of both companies and the Finance and Innovation Committee of the PG&E Corporation board.
Other Directorships and Memberships: Mr. Denault currently serves on the board of directors of Alpha Generation, a private company that manages critical power infrastructure, and Jobs for America’s Graduates. He also serves as a senior advisor to ArcLight, a leading middle-market infrastructure investor.
Experience, Qualifications, Attributes, and Skills: We believe Mr. Denault is qualified to serve as a director based upon his significant business, leadership, and financial experience as Chief Executive Officer and Chief Financial Officer of a Fortune 500 public company. Mr. Denault also possesses extensive business management, financial reporting, and corporate finance experience.

Skills:

	Chief Executive Leadership and Strategy	Chief Financial Officer and Accounting	Investment Strategy, Corporate Development, and M&A

	Corporate Governance	Compliance, Legal, and Regulatory	Nuclear

12	Huntington Ingalls Industries, Inc.

PROPOSAL 1—ELECTION OF DIRECTORS

Kirkland H. Donald Chairman of the Board, Huntington Ingalls Industries, Inc. Director since: November 2017 Age: 71 Committees: Compensation, Cybersecurity # of Other Public Company Directorships: 2

Admiral Donald has served as Chairman of the Board of HII since April 2020. Prior to serving as Chairman of the Board, he worked as a business consultant from October 2015. From June 2013 to October 2015, Admiral Donald served as Chief Operating Officer and then President and Chief Executive Officer of Systems Planning and Analysis, Inc., a technical professional services company. Prior to that, Admiral Donald served 37 years in the U.S. Navy, including in his last assignment, as Director, Naval Nuclear Propulsion Program from November 2004 to November 2012.
Current Public Company Directorships: Admiral Donald serves on the board of directors of Entergy Corporation and is chair of its Nuclear Committee and a member of its Finance Committee. He also serves on the board of directors of Centrus Energy Corporation, a nuclear energy company, and is a member of its Technology, Competition and Regulatory Committee, Audit and Finance Committee, and Compensation, Nominating and Governance Committee.
Other Directorships and Memberships: Admiral Donald currently serves on the boards of directors of Battelle Memorial Institute and the Naval Submarine League. He also is an outside director (on a “proxy” board) of Rolls-Royce North America and Sauer Compressors USA and a CFIUS security monitor for LANXESS Corporation, all of which are suppliers to HII.
Experience, Qualifications, Attributes, and Skills: We believe Admiral Donald is qualified to serve as a director based upon his extensive military experience as a senior military officer with the U.S. Navy, including specific experience with naval nuclear programs. He also brings significant business and leadership experience having served on the boards of directors of other public and private companies and his experience serving as a senior operating officer and chief executive officer of a private company that provides services primarily to the U.S. Department of Defense and U.S. Department of Homeland Security. Admiral Donald also has cybersecurity expertise and holds the CERT certificate in cybersecurity oversight from Carnegie Mellon University.

Skills:

	Chief Executive Leadership and Strategy	Chief Financial Officer and Accounting	Technical Services Executive Leadership

	Military and Government Relations	Corporate Governance	Aerospace & Defense Industry Knowledge

	Compliance, Legal, and Regulatory	Nuclear	Advanced Technology (Future Warfare) and Innovation

Cyber and IT Risk Management

Craig S. Faller Advisor and Consultant; Retired Admiral, United States Navy Director since: 2023 Age: 63 Committees: Audit, Finance

Admiral Faller retired from his position as the Commander of the United States Southern Command in October 2021, where he led U.S. military operations in Latin America and the Caribbean, having served in that position since November 2018. Since his retirement, he has served as an advisor and consultant across many industries. From January 2017 to October 2018, Admiral Faller served as the Senior Military Assistant to the Secretary of Defense, and from June 2014 to January 2017, as Chief of Legislative Affairs for the United States Navy. During his service, Admiral Faller held multiple operational commands, including of two warships and an aircraft carrier strike group, led the Navy’s 5,000 person recruiting organization, and served as Director of Operations for the United States Central Command. He is a nuclear trained surface warfare officer.
Other Directorships and Memberships: Admiral Faller serves on the board of directors of Viken Detection and Sigma Defense Systems. He also serves on the International Strategic Advisory Council of Excelerate Energy; as an advisor to Strider Intel; as a trustee of the Center for Naval Analysis; on the Advisory Board of the Penn State Applied Research Laboratory; as a Distinguished Fellow at the Atlantic Council; as a Senior Fellow at the National Defense University; and as a Senior Fellow at Florida International University. He also is Chairman of the Surface Navy Association Board, a non-profit organization that advocates for U.S. Navy Surface Warfare.
Experience, Qualifications, Attributes, and Skills: We believe Admiral Faller is qualified to serve as a director given his extensive global and national security experience as a senior military officer in the U.S. Navy. He also possesses significant insight into the legislative and budgetary processes of the U.S. Navy and Department of Defense more broadly given his experience as the Chief of Legislative Affairs for the U.S. Navy.

Skills:

	Technical Services Executive Leadership	Military and Government Relations	Aerospace & Defense Industry Knowledge

	Nuclear	Human Resources and Labor Relations

2025 Proxy Statement	13

PROPOSAL 1—ELECTION OF DIRECTORS

Victoria D. Harker
Former Executive Vice President and Chief Financial Officer of TEGNA Inc.
Director since:
August 2012
Age: 60
Committees: Compensation (Chair), Finance
# of Other Public Company
Directorships: 2

Ms. Harker served as Executive Vice President and Chief Financial Officer of TEGNA Inc., a broadcast and digital media company, from June 2015 to December 2023, and as Chief Financial Officer of Gannett Co., Inc. from July 2012 to June 2015. Prior to that, she served as Chief Financial Officer of The AES Corporation, a multinational power company, from 2006 to 2012 and as President of Global Business Services from 2011 to 2012. Before joining AES, she was the acting Chief Financial Officer and Treasurer of MCI, Inc., a telecommunications company, from November 2002 through January 2006, and Chief Financial Officer of MCI Group, a unit of Worldcom, Inc., a communications company, from 1998 to 2002.
Current Public Company Directorships: Ms. Harker serves on the board of directors of Philip Morris International, Inc., where she is a member of its Audit and Risk Committee, and Xylem, Inc. (formerly ITT), a global water infrastructure company, where she serves as Chair of its Audit Committee and is a member of its Nominating and Governance Committee.
Prior Public Company Directorships: Ms. Harker served on the board of directors of Stride, Inc., an education company, from 2020 to 2022, and Darden Restaurants, Inc. from 2009 to 2014.
Other Directorships and Memberships: Ms. Harker is Vice Chair of the State Council of Higher Education for Virginia, a member of the University of Virginia Health System Board, and a member of the American University Advisory Counsel. Previously she served as a member of the University of Virginia’s Board of Visitors.
Experience, Qualifications, Attributes, and Skills: We believe Ms. Harker is qualified to serve as a director based upon the significant experience in business and finance she has accumulated serving as chief financial officer and in other senior management positions with large publicly traded companies, as well as her experience serving on boards and board committees of other publicly traded companies.

Skills:

Chief Financial Officer and Accounting	Investment Strategy, Corporate Development, and M&A	Corporate Governance

Compliance, Legal, and Regulatory

Frank R. Jimenez General Counsel and Corporate Secretary of GE HealthCare Technologies Director since: January 2022 Age: 60 Committees: Compensation, Governance and Policy

Mr. Jimenez has served as General Counsel and Corporate Secretary of GE HealthCare Technologies Inc., a medical device manufacturing and pharmaceuticals company, since its spin-off from GE in January 2023, having previously served as General Counsel of GE’s healthcare business from February 2022 until its spin-off. From April 2020 to February 2022, Mr. Jimenez served in various capacities at Raytheon Technologies Corporation (formerly United Technologies Corporation (“UTC”) and now known as RTX), including as Executive Vice President and General Counsel. From January 2015 until its merger with UTC in April 2020, Mr. Jimenez served as Vice President and General Counsel of the Raytheon Company. In prior roles, Mr. Jimenez served as General Counsel of Bunge Limited, ITT Corporation, and ITT spin-off, Xylem Inc.
Mr. Jimenez also has extensive government experience, having served as the General Counsel of the Navy, Deputy General Counsel of the U.S. Department of Defense, Principal Deputy General Counsel of the Navy, Chief of Staff at the U.S. Department of Housing and Urban Development, and Deputy Chief of Staff and Acting General Counsel for Florida Governor Jeb Bush. Before entering government service, Mr. Jimenez was a litigation partner at Steel Hector and Davis LLP (now Squire Patton Boggs LLP). He began his legal career with a clerkship in the chambers of Judge Pamela Ann Rymer of the U.S. Court of Appeals for the Ninth Circuit in Pasadena, California.
Other Directorships and Memberships: Mr. Jimenez serves on the boards of Equal Justice Works, the Yale Law School Association, the Ann and Robert H. Lurie Children’s Hospital of Chicago and Medical Center, and the Lake Forest Country Day School, as well as the advisory boards of the Columbia University Mailman School of Public Health, the Yale Law School Center for the Study of Corporate Law, the Yale Law School Tsai Leadership Program, and the National Security Institute of the Antonin Scalia Law School at George Mason University. He also serves on the University of Miami President’s Council.
Experience, Qualifications, Attributes, and Skills: We believe Mr. Jimenez is qualified to serve as a director based upon his significant leadership experience as a senior legal officer of one of the largest aerospace and defense companies in the United States, as well as the most senior legal officer of four other S&P 500 companies. He also brings extensive government and other public service, including his service as General Counsel of the Navy, our largest customer, and Deputy General Counsel for the Department of Defense.

Skills:

	Investment Strategy, Corporate Development, and M&A	Military and Government Relations	Corporate Governance

	Aerospace & Defense Industry Knowledge	Compliance, Legal, and Regulatory

14	Huntington Ingalls Industries, Inc.

PROPOSAL 1—ELECTION OF DIRECTORS

Christopher D. Kastner President and Chief Executive Officer of Huntington Ingalls Industries, Inc. Director since: March 2022 Age: 61

Mr. Kastner has served as President and Chief Executive Officer since March 2022. Prior to becoming CEO, he served as Executive Vice President and Chief Operating Officer from February 2021 to February 2022, and as Executive Vice President and Chief Financial Officer from March 2016 to February 2021. Mr. Kastner served as Corporate Vice President and General Manager, Corporate Development from August 2012 to March 2016, and as Vice President and Chief Financial Officer, Ingalls Shipbuilding, from March 2011 to August 2012. Prior to the spin-off, Mr. Kastner held various positions, including as Vice President, Business Management and Chief Financial Officer, Northrop Grumman Shipbuilding, Gulf Coast, and as Vice President, Contracts and Risk Management, Northrop Grumman Ship Systems.
Other Directorships and Memberships: Mr. Kastner serves on the board of directors of New York Life Insurance Co. He is a member of the Aerospace Industries Association and is Vice Chair of the Defense Industry Initiative on Business Ethics and Conduct. Mr. Kastner also is a member of the Business Roundtable Board of Directors and serves as chair of its Education and Workforce Committee.
Experience, Qualifications, Attributes, and Skills: We believe Mr. Kastner is qualified to serve as a director based upon his significant leadership, business management, corporate development, strategy and financial expertise from his roles within the Company, including as Chief Operating Officer, Chief Financial Officer and, most recently, CEO. Mr. Kastner brings significant aerospace and defense industry experience from his roles with the Company and Northrop Grumman Corporation prior to the spin-off. He also possesses substantial shipbuilding operational experience from his roles at Ingalls Shipbuilding and predecessor companies.

Skills:

	Chief Executive Leadership and Strategy	Chief Financial Officer and Accounting	Investment Strategy, Corporate Development, and M&A

	Shipbuilding and Manufacturing Operations/Leadership	Technical Services Executive Leadership	Aerospace & Defense Industry Knowledge

Nuclear

Anastasia D. Kelly Senior Advisor to the Chair and Executive Director of Client Relations of DLA Piper Director since: March 2011 Age: 75 Committees: Compensation, Governance and Policy

Ms. Kelly has served as Senior Advisor to the Chair and Executive Director of Client Relations of DLA Piper, a law firm, since April 2020. Prior to that, Ms. Kelly served as Managing Partner of DLA Piper Americas from 2018 to 2020, as Co-Managing Partner from 2013 to 2018 and as a partner since 2010. Prior to joining DLA Piper, Ms. Kelly served as Executive Vice President and General Counsel at American International Group, Inc. (“AIG”) from 2006 to 2010, and was named Vice Chairman of AIG in 2009. Prior to joining AIG, Ms. Kelly was general counsel of several companies, including MCI WorldCom, Inc., Sears, Roebuck and Co. and Fannie Mae.
Prior Public Company Directorships: Ms. Kelly served on the board of directors of O-I Glass, Inc. (formerly Owens-Illinois, Inc.), one of the leading manufacturers of glass containers, from 1992 until 2022. She was a director of Saxon Capital from 2005 to 2007.
Other Directorships and Memberships: Ms. Kelly serves on the boards of numerous philanthropic organizations and serves as a director of George Washington University Medical Faculty Associates. She is also past Chair of Equal Justice Works and a former director of Lawyers for Children America.
Experience, Qualifications, Attributes, and Skills: We believe Ms. Kelly is qualified to serve as a director based upon her extensive experience as a senior executive and general counsel of several large, publicly traded companies, her tenure as a director of another public company, and her substantial business and legal experience.

Skills:

	Military and Government Relations	Corporate Governance	Compliance, Legal, and Regulatory

Human Resources and Labor Relations

2025 Proxy Statement	15

PROPOSAL 1—ELECTION OF DIRECTORS

Tracy B. McKibben
Founder & Chief Executive Officer of MAC Energy Group Companies
Director since:
December 2018
Age: 55
Committees: Cybersecurity, Governance and Policy
# of Other Public Company
Directorships: 1

Ms. McKibben is the founder and Chief Executive Officer of MAC Energy Group companies that has invested in integrated energy solutions for investments and strategic opportunities across a global platform since 2010. From September 2007 to August 2009, Ms. McKibben served as Managing Director and Head of Environmental Banking Strategy at Citicorp Global Markets. Ms. McKibben has extensive public sector experience, having served as the Director of European Economic Affairs and EU Relations and Acting Senior Director for European Affairs on the National Security Council at the White House from July 2003 to August 2007. Before joining the National Security Council, Ms. McKibben served in various senior advisory roles in the U.S. Department of Commerce. Prior to her work in the public sector, she practiced law at Akin, Gump, Strauss & Feld LLP.
Current Public Company Directorships: Ms. McKibben serves on the board of directors of Ecolab Inc., a chemicals company, where she is a member of the Governance Committee and Compensation and Human Capital Management Committee.
Other Directorships and Memberships: Ms. McKibben serves on the Board of Directors of United Services Automobile Association, a financial services company, where she serves on the Membership & Technology and Risk & Compliance Committees. She also serves on the Board of Directors of the National Kidney Foundation and the Board of Governors of West Virginia State University. She is a life member of the Council on Foreign Relations, serving on the Membership Committee.
Experience, Qualifications, Attributes, and Skills: We believe Ms. McKibben is qualified to serve as a director based on her significant business and leadership experience. She is an international energy and environmental technology expert, with expertise in alternative energy, renewable energy, green technology, water, energy efficiency, and sustainability management. She also has extensive international and public sector experience. Ms. McKibben’s experience serving on the boards of directors of other public companies further complements her qualifications to serve on our Board.

Skills:

Chief Executive Leadership and Strategy	Investment Strategy, Corporate Development, and M&A	Compliance, Legal, and Regulatory

Military and Government Relations	Corporate Governance

Stephanie L. O’Sullivan Former Principal Deputy Director, Office of the Director of National Intelligence Director since: January 2021 Age: 65 Committees: Cybersecurity (Chair), Finance

Ms. O’Sullivan served as the Principal Deputy Director of the Office of the Director of National Intelligence from February 2011 to January 2017 and has served as an independent business consultant since January 2017. As the Principal Deputy Director of National Intelligence, she assisted the Director of National Intelligence in the management of day-to-day operations of the intelligence community. From December 2009 until February 2011, Ms. O’Sullivan served as the Associate Deputy Director of the Central Intelligence Agency. Prior to that appointment, she held several management positions in the agency’s Directorate of Science and Technology, working to develop and deploy innovative technology in support of intelligence collection and analysis.
Other Directorships and Memberships: Ms. O’Sullivan serves on the boards of directors of Centrus, Battelle Memorial Institute, HRL Laboratories (formerly Hughes Research Laboratories) and Accenture Federal Services (proxy board) and on the board of trustees of IQT (In-Q-Tel). She previously served on the boards of The Aerospace Corporation and the CIA Officers Memorial Fund and on various advisory boards at Google, Adobe, Oak Ridge National Laboratory, Noblis, Peraton and Booz Allen Hamilton. Ms. O’Sullivan has been an adjunct faculty member at Georgetown University’s Center for Security and Emerging Technology and continues to support study activities for the Department of Defense, Office of the Director of National Intelligence and the CIA. She was elected a member of the National Academy of Engineering in 2019.
Experience, Qualifications, Attributes, and Skills: We believe Ms. O’Sullivan is qualified to serve as a director based upon her extensive national security experience. She brings broad experience in the fields of command, control and intelligence for the U.S. government. In addition, Ms. O’Sullivan is a demonstrated governance professional based upon her experience in the board environment of private organizations.

Skills:

	Chief Executive Leadership and Strategy	Technical Services Executive Leadership	Military and Government Relations

	Corporate Governance	Aerospace & Defense Industry Knowledge	Advanced Technology (Future Warfare) and Innovation

Cyber and IT Risk Management

16	Huntington Ingalls Industries, Inc.

PROPOSAL 1—ELECTION OF DIRECTORS

Thomas C. Schievelbein Former Chairman, President and Chief Executive Officer of The Brink’s Company Director since: March 2011 Age: 71 Committees: Audit, Finance (Chair)

Mr. Schievelbein served as Chairman, President and Chief Executive Officer of The Brink’s Company, a security company, from June 2012 until his retirement in May 2016. He served as President of Northrop Grumman Newport News from November 2001 to November 2004 and served as Chief Operating Officer of Newport News Shipbuilding Inc. from 1995 until 2001 and was responsible for the design, construction and maintenance of nuclear-powered aircraft carriers and submarines. His experience includes the Virginia-class submarine program, CVN-76, CVN-77 and CVN-21 aircraft carrier programs, aircraft carrier overhaul and refueling, submarine fleet maintenance, commercial and naval ship repair and business development.
Prior Public Company Directorships: Mr. Schievelbein previously served on the board of directors of The Brink’s Company from March 2009 until his retirement in May 2016, serving as Chairman of that board from June 2012. Mr. Schievelbein served on the board of directors of McDermott International Inc., an engineering company, from 2004 to 2012.
Other Directorships and Memberships: Mr. Schievelbein is on the board of directors of New York Life Insurance Co., where he serves as lead director. Mr. Schievelbein is a past member of the Secretary of the Navy’s Advisory Panel and was a director of the U.S. Naval Academy Foundation from 2004 through 2012.
Experience, Qualifications, Attributes, and Skills: We believe Mr. Schievelbein is qualified to serve as a director based upon his experience as the President and Chief Operating Officer of Northrop Grumman Newport News and Chief Operating Officer of Newport News Shipbuilding Inc., his prior experience as Chairman, President and Chief Executive Officer of a public company and his experience serving as a director of other public companies.

Skills:

	Chief Executive Leadership and Strategy	Investment Strategy, Corporate Development, and M&A	Shipbuilding and Manufacturing Operations/Leadership

	Military and Government Relations	Corporate Governance	Aerospace & Defense Industry Knowledge

	Nuclear	Advanced Technology (Future Warfare) and Innovation	Cyber and IT Risk Management

John K. Welch Former President and Chief Executive Officer of Centrus Energy Corp.(formerly USEC Inc.) Director since: February 2015 Age: 75 Committees: Audit, Governance and Policy Committee (Chair)

Mr. Welch served as President and Chief Executive Officer of Centrus Energy Corp. (formerly USEC Inc.) from October 2005 until his retirement in October 2014. He previously was a senior executive with General Dynamics Corporation, retiring from the company in 2003 as Executive Vice President for the Marine Systems Group, which included Bath Iron Works, Electric Boat and National Steel and Shipbuilding Company. During his career with General Dynamics, which began in 1989, Mr. Welch served in various leadership positions at Electric Boat, including as President, Vice President of Programs, with responsibility for new construction, overhaul and repair programs, material acquisition and information technology, and Vice President for Program Development, with responsibility for strategic planning, program and product marketing and high-technology program acquisition and management. Mr. Welch served over seven years on active duty with the U.S. Navy as a nuclear submarine officer and retired from the Naval Reserve.
Prior Public Company Directorships: Mr. Welch served on the board of directors of Centrus Energy Corp. and its predecessor, USEC Inc., from 2005 until 2013.
Other Directorships and Memberships: Mr. Welch serves on the boards of Novawall Systems Incorporated and is the Chairman of the Board for Ocean Reef Community Association. He also is the retired Chairman of the Board of Battelle Memorial Institute.
Experience, Qualifications, Attributes, and Skills: We believe Mr. Welch is qualified to serve as a director based upon his senior executive experience at other public companies in the shipbuilding and energy markets, including one of our primary competitors to our core shipbuilding business. Mr. Welch also brings experience as a director of other public and private companies and not-for-profit entities.

Skills:

	Chief Executive Leadership and Strategy	Chief Financial Officer and Accounting	Investment Strategy, Corporate Development, and M&A

	Shipbuilding and Manufacturing Operations/Leadership	Military and Government Relations	Corporate Governance

	Aerospace & Defense Industry Knowledge	Nuclear	Advanced Technology (Future Warfare) and Innovation

Cyber and IT Risk Management

2025 Proxy Statement	17

GOVERNANCE OF THE COMPANY
Overview
We believe robust governance practices are important not only to our stockholders, but to our customers, employees, suppliers, and other stakeholders. Our corporate governance framework is designed to promote the Company’s long-term success, consistent with our values. The following sections provide an overview of our corporate governance framework, the Board’s role in risk oversight, and other key elements of our program.
Board Leadership Structure
The Board believes one of its primary responsibilities is to evaluate and determine from time to time the appropriate Board leadership structure to provide effective oversight of the Company. The Board evaluates, at least annually, the leadership structure, giving consideration to, among other things, the advantages and disadvantages of a combined chief executive officer and chairman role, the need for a strong, independent oversight function, and the overall governance and operating environment. The Board continues to believe it is appropriate and in the best interest of the Company and our stockholders at this time to designate an independent, non-executive Chairman of the Board.
Non-Executive Chairman
Our Bylaws provide that the Board will designate the Chairperson of the Board from among its members. Our Corporate Governance Guidelines provide further that the Board believes it is in the best interests of the Company and its stockholders for the Board to have the flexibility to determine the best director to serve as Chairman. Following the 2024 Annual Meeting, the Board designated Adm. Donald as our non-executive Chairman of the Board. Adm. Donald has served in this role since April 2020.
Our non-executive Chairman has the following responsibilities as set forth under our Corporate Governance Guidelines:
•chair all Board and stockholder meetings, including executive sessions of the independent directors;
•serve as a liaison between the Chief Executive Officer and the independent directors;
•ensure the quality, quantity and timeliness of the flow of information from management to the Board (although management is responsible for the preparation of materials for the Board, the non-executive Chairman may specifically request the inclusion of certain materials);
•prepare the agendas of the Board meetings and assist the Chair of each standing committee with preparation of agendas for the respective committee meetings, taking into account the requests of other Board and committee members;
•set an appropriate schedule for Board meetings to assure there is sufficient time for discussion of all agenda items;
•along with the Chair of the Governance and Policy Committee, interview all Board candidates and make recommendations to the Governance and Policy Committee and the Board;
•have the authority to call meetings of the Board and meetings of the independent directors; and
•if requested by the Chief Executive Officer, be available for consultation and direct communication with stockholders.

18	Huntington Ingalls Industries, Inc.

GOVERNANCE OF THE COMPANY
Role of the Board of Directors
We believe the foundation of sound corporate governance is a board of directors whose independence, skills, experience, and judgment enable the Board to oversee management of the Company effectively and provide constructive advice and counsel. In addition to its general oversight role, the Board, together with the standing Board committees, perform a number of important functions for the Company, including those listed below.
STRATEGY, RISK AND PERFORMANCE
•reviewing, approving, and monitoring the Company's long-range business strategies
•reviewing and monitoring the performance of the Company, including the Company’s financial condition
•understanding and assessing the significant enterprise risks to which the Company is subject and overseeing management of those enterprise risks
•reviewing and approving significant corporate transactions and commitments not entered into in the ordinary course
•monitoring and evaluating the performance of the Company and management
HUMAN CAPITAL
•selecting our Chief Executive Officer and electing officers of the Company
•overseeing and evaluating the performance of the Chief Executive Officer and other executive officers
•overseeing succession plans for our Chief Executive Officer and other senior executives
•reviewing and approving executive compensation
GOVERNANCE
•overseeing policies to maintain the integrity of the Company, including the integrity of the Company’s financial statements, compliance with legal requirements, and the Company’s ethics and business conduct standards
•overseeing our sustainability program
•providing advice and counsel to management
•evaluating the effectiveness of the Board and its committees

2025 Proxy Statement	19

GOVERNANCE OF THE COMPANY
The Board’s Role in Risk Oversight
As noted above, the Board’s responsibilities include oversight of enterprise risk management, which includes overseeing our system of financial and operational internal controls, our compliance with applicable laws and regulations, data and cybersecurity risks, and our processes for identifying, assessing and mitigating other significant enterprise risks that may affect the Company. To discharge these responsibilities, the Board must understand the significant risks to which the Company is subject. While the Board is charged with mitigating significant enterprise risks that may affect the Company, the Board understands it is neither possible nor prudent to eliminate all risk. Indeed, purposeful, appropriate and managed risk-taking is essential for the Company to be competitive, profitable, and successfully execute its business strategy. The Board in its oversight role seeks to ensure that management is identifying, appropriately managing and mitigating the Company’s significant enterprise risks.
Management has implemented a robust enterprise risk management (“ERM”) program that is designed to identify, assess, manage, and mitigate significant enterprise risks. Our ERM program is managed by an Enterprise Risk Committee, comprised of management from across business units and programmatic and functional disciplines within the Company. The Enterprise Risk Committee is responsible for overseeing the annual enterprise risk assessment process, overseeing development of, and monitoring, enterprise risk mitigation plans, assessing risk correlations, monitoring emerging and evolving risks, and generating data and reports to facilitate management decision-making and the Board’s overall risk oversight function. While the Board and its committees oversee risk management, management is responsible for identifying, assessing, managing, and mitigating risks on a day-to-day basis.
The Board and its committees are responsible for understanding and evaluating the Company's ERM program and its effectiveness. On an annual basis, the Board is briefed by management on the Company’s ERM program, which includes a report on the Company’s annual enterprise risk assessment process, a review of the identified enterprise risks and risk assessments, and assessments of management’s ability to mitigate appropriately the identified enterprise risks. Management also briefs the Board or a Board committee on a periodic basis on individual enterprise risks, which includes a report from management’s risk owner and the related risk mitigation plan. Management seeks to brief the Board on each Tier 1 enterprise risk, which consist of those enterprise risk most likely to significantly impact the Company if they occur, on an annual basis, except those Tier 1 risks that are relatively static (like the risk of hurricane impact and recovery), which generally are briefed on a biennial basis. The Board is updated on an interim basis on any significant changes to the Company’s enterprise risk roster and any other material developments affecting the Company’s ERM program.
The Governance and Policy Committee is responsible for, among other things, (1) developing and recommending to the Board the processes for the Board’s oversight of the Company’s risk management and (2) monitoring the Board’s oversight of risk management. In connection with this responsibility, the Governance and Policy Committee evaluates the enterprise risk roster generated from the Company’s enterprise risk assessment, allocates oversight responsibilities among the full Board and individual standing Board committees, and develops a schedule for briefing enterprise risks among the Board and its committees.
Risks are inherent in the Company’s operations and the pursuit of its strategy, and oversight of risk management is a continuous process. The Board and its committees regularly engage with management in support of a culture of transparency, integrity, and risk awareness. Directors also are encouraged to communicate directly with senior management, which they do on a routine basis.
BOARD AND COMMITTEE OVERSIGHT OF CYBERSECURITY
In response to the increasing risk exposure presented by data and cybersecurity, the Board formed a standing Cybersecurity Committee of the Board in 2019. The Board believes that dedication of a standing committee to cybersecurity facilitates a deeper Board understanding of the Company’s data and cybersecurity risk exposure; the opportunity for Committee members to have a deeper data and cybersecurity knowledge base; and closer Board oversight of the Company’s management and mitigation of data and cybersecurity risks. In addition to the oversight responsibilities described in this section, the Cybersecurity Committee participates with management periodically in a “tabletop” exercise to test the Company’s cybersecurity incident response plan.

20	Huntington Ingalls Industries, Inc.

GOVERNANCE OF THE COMPANY
While the full Board has ultimate responsibility for the oversight of risk management, each of our Board committees assists the Board in its oversight of certain enterprise risks. Each committee periodically reports to the Board with respect to its oversight of these enterprise risks.

Board of Directors
The full Board oversees the Company's enterprise risk management processes, and the Board exercises direct oversight of specific enterprise risks not delegated to one of its committees. The committees report to the full Board with updates on their respective areas of designated risk oversight responsibilities.

Audit Oversees:

•System of internal controls •Integrity of financial statements •Financial reporting process •Internal and external audit function •Legal risk	•Compliance program, including Code of Ethics and Business Conduct •Policies and practices relating to corporate sustainability matters relative to environmental stewardship

Compensation Oversees:

•Compensation principles and practices •Process for identifying and mitigating compensation-related risks •Executive management compensation •Executive management succession planning
•Performance of CEO and other executive officers
•Enterprise risk associated with leadership development and skilled and diverse workforce development
•Policies and practices relating to the Company’s human capital management function

Finance Oversees:

•Financial policies and strategies •Capital structure and financial position •Strategic transactions •Dividend policy and stock repurchase programs •Significant capital expenditures	•Enterprise risks associated with: •supply chain management •contracting strategy and pricing discipline •achievement of post-transaction M&A objectives

Governance and Policy Oversees:

•Governance risk, including Board composition and governance practices
•Director succession planning
•Policies and practices regarding significant public policy and corporate citizenship and responsibility matters
•Policies and procedures relating to significant corporate sustainability matters other than human capital matters and energy management matters

Cybersecurity Oversees:

•The Company's enterprise cybersecurity strategy and governance framework, including reviewing cybersecurity investment prioritization
•The Company's security operations, including reviewing and evaluating incident response and breach preparedness and the Company's security technology and infrastructure

•Cybersecurity risk management and compliance, including review of the threat landscape and cybersecurity posture of third-party vendors and partners and receipt of cybersecurity deep dives and risk assessments

2025 Proxy Statement	21

GOVERNANCE OF THE COMPANY
Board Committees
The Board has five standing committees: the Audit Committee, the Compensation Committee, the Cybersecurity Committee, the Finance Committee, and the Governance and Policy Committee. The Board has determined that the members of each Board committee are independent, as determined under our Corporate Governance Guidelines and applicable SEC and NYSE independence standards. The charters for each committee can be viewed on our website at www.hii.com.

Audit Committee
The Audit Committee’s responsibilities include:
•Overseeing the Company's relationship with its independent auditor, including (i) reviewing and pre-approving each service and related fees considered to be auditing services and non-prohibited non-audit services and (ii) meeting with the independent auditor to review, among other things, all critical accounting policies, all material alternative accounting treatments discussed with management, and all material written communications with management;
•Overseeing our internal audit function;
•Overseeing financial statement and disclosure matters, including meeting with management, the internal auditors and the independent auditor to review and discuss the content of our periodic reports, including financial information, and management’s assessment of internal control over financial reporting;
•Reviewing and overseeing HII’s policies and practices relating to corporate sustainability matters relative to environmental stewardship; and
•Overseeing other matters, including our major financial risk exposures and our compliance program.
The current members of the Audit Committee are Mr. Denault (chair), General Collins, Admiral Faller, Mr. Schievelbein, and Mr. Welch. Each member of the Audit Committee is financially literate, and Mr. Denault qualifies as an “audit committee financial expert,” as defined under applicable SEC rules.

Compensation Committee
The Compensation Committee’s responsibilities include:
•Establishing annual and long-term performance goals and objectives for the Chief Executive Officer and all other elected officers, and evaluating those officers against their goals and objectives;
•Reviewing, approving and submitting for ratification by the independent members of the Board the Chief Executive Officer’s compensation;
•Reviewing and approving the direct and indirect compensation of all other elected officers;
•Reviewing and recommending to the Board matters concerning compensation of Board members;
•Reviewing the succession of qualified executive management;
•Identifying, in consultation with management, the appropriate peer group for competitive comparisons and relative position of pay levels versus peers;
•Overseeing our policy regarding the recovery of performance-based short- or long-term cash or equity incentive compensation payments in certain circumstances; and
•Reviewing and overseeing HII’s policies and practices relating to its human capital management function.
The current members of the Compensation Committee are Ms. Harker (chair), Admiral Donald, Mr. Jimenez, and Ms. Kelly. Each member of the Compensation Committee qualifies as a non-employee director under SEC Rule 16b-3.

22	Huntington Ingalls Industries, Inc.

GOVERNANCE OF THE COMPANY

Cybersecurity Committee
The Cybersecurity Committee’s responsibilities include:
•Reviewing the Company’s cybersecurity strategy and framework and its alignment with the Company’s business strategy;
•Reviewing and discussing with management the Company’s analysis of the threat landscape and potential impact on the organization;
•Reviewing and discussing with management the Company’s cybersecurity policies and procedures and compliance with applicable regulatory requirements;
•Reviewing the Company’s incident response and breach preparedness, including any significant cybersecurity incidents, breaches or vulnerabilities, and the effectiveness of mitigation efforts;
•Overseeing cybersecurity risk assessments and mitigation efforts, including by receiving cybersecurity risk “deep dives” based on the results of current risk assessments and reviewing the cybersecurity postures of third-party vendors and partners;
•Evaluating the prioritization of the Company’s cybersecurity investments based on the Company’s risk assessments, threat intelligence and organizational priorities;
•Reviewing and discussing with management the Company’s cybersecurity in artificial intelligence, consistent with ethical, legal, and responsible use of data and artificial intelligence technologies;
•Reviewing and discussing with management the Company’s incident response plan and readiness, which may include tabletop exercises; and
•Reviewing and discussing with management the Company’s information technology disaster recovery capabilities.
The current members of the Cybersecurity Committee are Ms. O’Sullivan (chair), General Collins, Admiral Donald, and Ms. McKibben.

Governance and Policy Committee
The Governance and Policy Committee’s responsibilities include:
•Developing and recommending to the Board criteria for Board membership;
•Identifying candidates qualified to serve on the Board and recommending nominees for election to the Board;
•Reviewing the Company’s Corporate Governance Guidelines and other governance documents, including the Company’s Certificate of Incorporation and Bylaws;
•Reviewing stockholder proposals and recommending any Board responses;
•Reviewing and overseeing the Company's policies and practices with respect to significant public policy and corporate citizenship and responsibility matters;
•Reviewing and overseeing the Company's policies and practices relating to significant corporate sustainability matters, other than human capital matters and energy management matters, including environmental compliance, employee health and safety, ethical business conduct and human rights;
•Overseeing the Company’s policies and procedures for reviewing and approving related person transactions and reviewing and overseeing related person transactions for potential conflicts of interest;
•Overseeing the evaluation of the Board; and
•Generally monitoring the Board’s oversight of risk management.
The current members of the Governance and Policy Committee are Mr. Welch (chair), Mr. Jimenez, and Mses. Kelly and McKibben.

2025 Proxy Statement	23

GOVERNANCE OF THE COMPANY

Finance Committee
The Finance Committee’s responsibilities include:
•Overseeing and reviewing our financial affairs, strategies and policies;
•Reviewing and making recommendations to the Board regarding:
•our financial policies and strategies, capital structure and financial condition;
•our issuances of debt and equity securities and significant borrowing transactions;
•strategic transactions;
•our dividend policy and stock repurchase programs; and
•significant capital expenditures;
•Reviewing and providing strategic oversight with respect to the policies, strategies and performance of employee benefit plan trust assets;
•Providing oversight to ensure that our financial policies and strategies are consistent with our capital budget, annual operating plan and strategic plan; and
•Overseeing discrete operational matters that could have a significant impact on the Company.
The current members of the Finance Committee are Mr. Schievelbein (chair), Mr. Denault, Admiral Faller, and Mses. Harker and O’Sullivan.

Board Meetings and Executive Sessions
The Board meets as frequently as necessary to discharge its responsibilities. Regular meetings of the Board are held at least quarterly, and special meetings may be called as necessary or appropriate.
The Board, with no members of management present (including directors who are also officers of the Company), has the opportunity to meet in executive session at each regularly scheduled Board meeting. In addition, our Corporate Governance Guidelines provide that at least one executive session of independent directors will be held each year. The non-executive Chairman presides over the executive sessions. In 2024, the independent directors met in executive session at all five regular Board meetings during the year.
The Audit Committee meets at each of its regular meetings in separate executive sessions with management, our independent auditor, our Vice President of Internal Audit, and with only committee members present. The Compensation Committee, the Cybersecurity Committee, the Governance and Policy Committee, and the Finance Committee also meet in executive session on a routine basis with only members of the committee and other attending non-employee Board members present.
MEETINGS AND ATTENDANCE
The Board held six meetings in 2024. In addition, the Board held seven Audit Committee, five Compensation Committee, five Cybersecurity Committee, five Governance and Policy Committee, and five Finance Committee meetings. Each director attended 75% or more of the meetings of the Board and the committees on which he or she served during 2024.
Our Corporate Governance Guidelines include an expectation that all directors will attend our annual meetings of stockholders. All of our directors attended the 2024 Annual Meeting.

24	Huntington Ingalls Industries, Inc.

GOVERNANCE OF THE COMPANY
Director Nomination Process
The Governance and Policy Committee is responsible for recommending director nominees to the Board for election by our stockholders and for identifying and recommending candidates to fill any vacancies that occur on the Board. The Governance and Policy Committee may use a variety of sources to identify candidates, including recommendations from independent directors or members of management, search firms, communications with other persons who may know of suitable candidates to serve on the Board, and stockholder recommendations.
CRITERIA FOR BOARD MEMBERSHIP
The Board believes all director candidates must possess certain fundamental qualifications in addition to specialized skills and experience contributed by individual directors. The Board and the Governance and Policy Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s collective skills and experience in light of the current and future needs of the Board.
In evaluating director candidates, the Governance and Policy Committee reviews the candidate’s background, qualifications, and experience. Director candidates must possess the following fundamental qualifications:
•high personal and professional integrity and ethical standards;
•relevant educational and professional background;
•ability to represent the best interests of all stockholders; and
•demonstrated leadership ability and sound judgment.
Prospective directors also must be willing to submit to a background check necessary for a security clearance.
In addition to the minimum qualifications for all director candidates, the Board and the Governance and Policy Committee consider, among other things:
•the business experience, professional background, and particular skills of the candidate most beneficial to service on our Board;
•the personal integrity, judgment, independence, and reputation of the candidate;
•a candidate’s ability to commit sufficient time and attention to Board service; and
•the absence of any potential conflicts of interest with the Company's interests.
As part of the nomination and evaluation process, director candidates are interviewed by the Chairman of the Board, the chair and members of the Governance and Policy Committee and any other members of the Board who express a desire to meet a candidate.
The Governance and Policy Committee considers the size of the Board and the criteria for Board membership set forth above, giving due consideration to any specific skills, background and/or experiences a director candidate may possess, in determining the candidates to recommend to stockholders for election at each annual meeting of stockholders. The Governance and Policy Committee reviews the composition of the Board as a whole and makes director nominee recommendations with a goal of achieving the optimal mix of experience, expertise, skills, specialized knowledge, and other factors.
STOCKHOLDER NOMINATIONS
Stockholders who wish to recommend director candidates for consideration by the Governance and Policy Committee must submit the name, relevant information about the candidate, and an indication of the consent of the proposed nominee in writing to the Corporate Secretary. All director candidates recommended by stockholders are required to meet the criteria for directors described above, and candidates who meet such criteria will be evaluated by the Governance and Policy Committee. In accordance with our Corporate Governance Guidelines, the Governance and Policy Committee will evaluate director candidates recommended by stockholders in the same manner as candidates identified through other means.

2025 Proxy Statement	25

GOVERNANCE OF THE COMPANY
Stockholders who wish to nominate a person for election as a director at an annual meeting must follow the procedures set forth in our Bylaws. Additionally, our proxy access bylaws provide that a stockholder, or group of up to 20 stockholders, that has owned 3% or more of our outstanding common stock continuously for at least three years as of both the date the notice of the proxy access nomination is received by the Company and the record date for the determination of stockholders entitled to vote at the annual meeting may nominate and include in our proxy materials director candidates constituting up to the greater of 25% of the number of directors then in office as of the last day on which a notice of proxy access nomination may be delivered under our proxy access bylaws or two directors. Stockholders who wish to nominate director candidates for inclusion in our proxy materials under our proxy access bylaw provisions must satisfy the requirements set forth in our Bylaws, as described under “Future Stockholder Proposals and Nominations of Directors” in this Proxy Statement. The Board may exclude any Stockholder Nominee from our proxy materials if the Stockholder Nominee or Eligible Stockholder(s) fail to meet the requirements or provide the undertakings set forth in our Bylaws or Corporate Governance Guidelines and for other reasons set forth in our Bylaws. The Board expects to evaluate any director candidates nominated through the proxy access process in the same manner as other director candidates are evaluated.
RETIREMENT POLICY
We have a retirement policy that provides for a director to retire at the annual meeting following the earlier of the director’s 76th birthday or 15 years of service on the Board. Upon the recommendation of the Governance and Policy Committee, the Board may waive either of these requirements as to any director if the Board deems a waiver to be in the best interests of the Company.
In addition to our retirement policy, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board expects the affected director to tender his or her resignation for consideration by the Governance and Policy Committee and the Board, as provided in our Corporate Governance Guidelines.
Board Memberships and Other Relationships
The Board expects directors (as well as any director candidates) to ensure they can commit sufficient time and attention to Board activities. Our objective is for the collective skills, experiences, attributes, and perspectives of Board members to create an outstanding, dynamic, and effective Board and strengthen the Board’s ability to oversee the Company’s business, enhance its performance, and represent the long-term interests of stockholders. All of our non-employee directors are expected to serve on Board committees, supporting the Board’s mission by providing expertise to those committees, and the oversight responsibilities of those committees are considered when evaluating director candidates. The Board and the Governance and Policy Committee also consider other attributes, including the backgrounds and experiences of prospective directors, when selecting director nominees.
Service on Other Boards. In accordance with our Corporate Governance Guidelines, the Board considers the number of boards of other public companies and audit committees of other public companies on which a director candidate serves. Under our Corporate Governance Guidelines, directors should not serve on more than four boards of publicly traded companies, including our Board, and our directors who also serve as chief executive officers or in equivalent positions of other companies should not serve on more than one other board of a publicly traded company, in each case without the approval of the Chairman of the Board. A director who is a full-time employee of our Company may not serve on the board of directors of more than two other publicly traded companies, unless approved by the Board. No member of our Audit Committee may serve on the audit committees of more than three publicly traded companies (including our Company) without the approval of the Board, which must determine annually that such simultaneous service would not impair the ability of the member to effectively serve on our Audit Committee. In 2024, the Board conducted its regular review of directors’ other commitments and determined each director was in compliance with applicable policies.

26	Huntington Ingalls Industries, Inc.

GOVERNANCE OF THE COMPANY
Director Independence
The Board and the Governance and Policy Committee annually determine whether our directors are independent after reviewing and considering a director’s relevant relationships and arrangements with the Company. Under our Corporate Governance Guidelines, to be considered independent: (i) a director must be independent as determined in accordance with the NYSE Listed Company Manual and (ii) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company).
Our Corporate Governance Guidelines provide that a director may be considered to have a material relationship with the Company if, among other potential considerations, the director:
•has, or has an immediate family member who has, within the prior three years, owned, either directly or indirectly as a partner, stockholder, or officer of another company, more than 5% of the equity of an organization that has a material business relationship with (including as a significant purchaser or supplier of goods or services) the Company; or
•serves as an officer, director, or trustee of a tax exempt organization, and the Company’s discretionary contributions to such organization exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues (excluding any amounts contributed under the Company’s automatic matching of employee charitable contributions).
Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship under our Corporate Governance Guidelines. The Board has considered relevant relationships between the Company and each non-employee director to determine compliance with the independence requirements included in our Corporate Governance Guidelines. Based upon its review, the Board determined that all of the directors, other than Mr. Kastner, are independent. The Board also determined that each current member of the Audit Committee satisfies the additional SEC independence requirements applicable to audit committee members and that each current member of the Compensation Committee satisfies the enhanced independence requirements of the NYSE listing standards.
Board and Committee Evaluations
The Board conducts an annual self-evaluation of the performance of the full Board and delegates to the chairs of the individual Board committees the responsibility to conduct evaluations of the performance of the respective committees. The Board and committees utilize a mix of self-evaluation processes from year to year, including written questionnaires regarding Board and committee matters, individual interviews with directors conducted by the Chairman and/or committee chairs, and director assessments of fellow Board members. In 2024, the Chairman interviewed each Board member as part of the Board’s self-evaluation process with each director receiving in advance potential topics for discussion. The Board, at a later meeting, then reviewed and discussed the observations received from the individual interviews.
Director Education
Our directors are encouraged to attend director continuing education programs periodically. The Board also has adopted an informal policy encouraging each director to attend at least one external director education program on a biennial basis. We make available to the Board a roster of continuing director education programs offered by leading director education organizations, facilitate registrations for directors to attend such programs, and reimburse directors for expenses incurred to attend such programs. In addition to encouraging director attendance at external programs, the Board incorporates a “Board Development” topic into Board meeting agendas on a routine basis. The Board Development topics generally are presented by internal counsel, external counsel, or other experts from outside the Company.
We track the education programs, both external and internal, that individual directors attend, and the Governance and Policy Committee reviews those reports on at least an annual basis.

2025 Proxy Statement	27

GOVERNANCE OF THE COMPANY
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct (the “Code”), which applies to our directors, officers, and employees. It identifies core values, standards, and behaviors that guide our officers, directors, and employees in the discharge of their duties and responsibilities on behalf of the Company. The Code also includes the commitments the Company has made to its employees, customers, stockholders, communities, and suppliers. The Code addresses, among other matters, conflicts of interest, corporate opportunities, trading in Company securities, political contributions, and treatment of confidential information. Employees are required to report any conduct they believe in good faith is an actual or apparent violation of the Code. The Code also includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer and/or controller, and other persons performing similar functions, as required by SEC rules.
Insider Trading Policy
We have adopted an Insider Trading Policy applicable to the Company’s directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. Our Insider Trading Policy states, among other things, that our directors, officers, and employees are prohibited from trading in our securities while aware of material, nonpublic information. The foregoing summary does not purport to be complete and is qualified by reference to our Insider Trading Policy filed as an exhibit to our 2024 Form 10-K.
Communications with the Board
Stockholders and other stakeholders can communicate with the Board, our non-executive Chairman, our independent directors as a group, individual directors, or any of the standing Board committees in care of the Corporate Secretary, Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. Stockholders and other stakeholders may also communicate with our non-executive Chairman, or specific committee chairs, by writing to one of the emails identified in our Corporate Governance Guidelines. At the direction of the Board, correspondence received may be opened and screened for security purposes.
Communications from stockholders and other stakeholders are distributed to the Board, the applicable Board committee, or an individual director or directors, as appropriate, depending on the facts and circumstances of the communication. The Board has requested that certain items unrelated to the duties and responsibilities of the Board be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; and surveys. In addition, communications that are unduly hostile, threatening, or similarly unsuitable will be excluded. Notwithstanding the foregoing, any communication will be made available to any director upon his or her request.

28	Huntington Ingalls Industries, Inc.

SUSTAINABILITY
Our Approach
We are committed to our mission, values, and purpose, our guiding principles that underscore our sustainability program, to ensure that we remain a responsible and forward-thinking organization dedicated to making a positive impact in our communities and, more broadly, the world. Our sustainability program is integrated into our business, aligned with our mission to deliver the world’s most powerful ships and all-domain solutions in service of the nation, and grounded in these core, guiding principles. We believe this approach provides the essential framework for our sustainability program to support the long-term health of the planet, strengthen relationships with our employees and communities, and continue to serve as good corporate citizens. And, perhaps most importantly, we believe this approach will help us attract and retain new talent to the Company and support our continued efforts to spur business innovation and growth.
We have a robust governance structure supporting our sustainability program designed to ensure comprehensive oversight and strategic direction with strong leadership from the Board and its committees. Management of our sustainability program is led by our Chief Sustainability Officer, with support from our Corporate Sustainability Committee and senior leadership.
Our annual Sustainability Report provides detailed information on our sustainability program and our related achievements. The Sustainability Report, along with other information and reports including our 2024 Task Force on Climate-related Financial Disclosures (“TCFD”) report, are available at www.hii.com/who-we-are-/sustainability.
Sustainability Focus Areas

Our sustainability program is focused on certain focus areas as described below. The focus areas were identified in 2022 after conducting a priority assessment, which consisted of, among other things, interviews with key stakeholders, surveys, and document and resource reviews. Our focus areas are reviewed periodically and updated as appropriate for relevancy, changes in laws and regulations, and/or changes in Company priorities.

Product Quality and Safety: Product lifecycle management, improper product usage, environmental impact considerations of products, efforts to ensure product safety, compliance with product safety laws and regulations and product end-of-life management.

Ethical Conduct: Including ethics guidelines and Code of Ethics and Business Conduct training, compliance with regulations and laws, grievance and whistleblower mechanisms, and anti-corruption, anti-bribery and anti-money laundering policies, and risk analysis.

Energy Management: Including the management of greenhouse gas (“GHG”) emissions, efficiencies focused on current energy use, renewable energy deployment and fuel consumption.

Community Relations: Including how we engage with and support the communities in which we operate through employee volunteering, relationship-building with local communities, local economic impact, philanthropy, future workforce development, and community education programming.

Health and Safety: Occupational health and safety initiatives, policies and training, as well as adherence to safety laws and regulations, health and wellness programs, and workplace culture.

Supply Chain Management: Engagement with suppliers through our Supplier Code of Conduct and other supplier standards, supply chain transparency, risk assessments and audits, and supply chain continuity and resiliency.

Cybersecurity: Cybersecurity investments, compliance, risk assessments and awareness (such as phishing, social engineering and advanced cyber tactics), as well as the Company’s responses to cyberattacks and degradation.

Environmental Compliance: Including how HII supports and engages with its regulators, efforts to ensure compliance, and adherence to environmental laws and regulations.

Employee Engagement: Including Company culture, employee turnover, recruitment and retention, compensation and benefits and employee satisfaction.

2025 Proxy Statement	29

SUSTAINABILITY
Sustainability Commitments
Based on our sustainability focus areas, in 2023, we made certain sustainability commitments to guide our future strategy, including those listed below.

•Supply Chain Management: By the end of 2025, we will (1) develop sustainability criteria and incorporate them into a Supplier Engagement Plan, (2) update our Supplier Code of Conduct to reflect the Supplier Engagement Plan for sustainability, and (3) develop a roadmap to increase tracing of supply chain risks.
2024 PROGRESS
ON TRACK

•Employee Engagement: Continue to drive employee engagement as measured by annual surveys to create value for the Company.	2024 PROGRESS
ON TRACK

•Community Relations: We will target 40% of our total giving to education by 2030 while also prioritizing the core areas of community and veterans and military.	2024 PROGRESS
ON TRACK

•Community Relations: We will make good faith efforts to increase the number of Company employee volunteers by 10% annually through 2030.	2024 PROGRESS
ON TRACK

•Community Relations: Focusing on the crisis of health and hunger, the Company and our employees will provide 100,000 meals annually to those in our communities facing food and nutrition insecurity.	2024 PROGRESS
COMPLETE

•Energy and GHG Management: By the end of 2024, develop a roadmap to exceed a 30% aggregate reduction in Scope 1 and 2 GHG emissions from our 2022 baseline GHG emissions. We have estimated our 2022 baseline of Scope 1 and 2 GHG emissions to be 348,236 metric tons of CO2eq.
2024 PROGRESS
COMPLETE

2024 Sustainability Highlights
Since formally launching our sustainability program in March 2022, we continue to enhance and evolve our sustainability initiatives, reflecting our commitment to continuous improvement. Some of our key sustainability highlights for 2024 include the following:
•Health & Safety Goals: We added specific and measurable Health & Safety goals, underscoring our commitment to the well-being of our employees and the communities we serve.
•Human Rights Policy: We adopted and implemented a Human Rights Policy, highlighting our commitment to ethical practices and respect for human rights across our operations.
•CDP Questionnaire: We participated in the CDP Questionnaire, helping us benchmark our performance and identify areas for improvement in our environmental impact.
•Enhanced GHG Emissions Processes: We enhanced our processes and controls for GHG emissions collection, calculation, and reporting, to further support the accuracy and reliability of GHG-related data.
•Limited Assurance: We obtained a Limited Assurance review of our GHG emissions data, demonstrating our commitment to transparency and accountability.
•Climate Disclosure Report: We published our first Climate Disclosure Report, in accordance with the TCFD framework, outlining our strategies, actions, and progress in addressing climate-related risks and opportunities.

30	Huntington Ingalls Industries, Inc.

DIRECTOR COMPENSATION
Our director compensation program for non-employee directors is comprised of both cash retainers and equity awards in the form of either deferred stock units or shares of our common stock and is designed to:
•promote alignment with long-term stockholder interests;
•enable us to attract and retain outstanding directors who meet the criteria described under “Governance of the Company” above;
•recognize the substantial time commitments necessary to oversee HII’s business; and
•support the independence of thought and action expected of directors.
The Compensation Committee reviews annually our non-employee director compensation, with the assistance of its independent compensation consultant, and recommends any changes to the Board for approval. In 2024, at the request of the Compensation Committee, the independent compensation consultant conducted an assessment of the competitive market for outside director compensation against the peer group for our 2024 NEO compensation analysis and determined that our director compensation generally approximates the median for such peer group and the S&P 500 more broadly.
Director Compensation
The following table sets forth the annual fees payable to our non-employee directors for the year ended December 31, 2024.

2024 Amount(1) ($)
Annual Cash Retainer	120,000
Non-Executive Chairman Retainer	250,000
Committee Chair Retainers
Audit	25,000
Compensation	20,000
Cybersecurity	20,000
Governance and Policy	20,000
Finance	20,000
Committee Member Retainers
Audit	17,500
Compensation	7,500
Cybersecurity	7,500
Governance and Policy	7,500
Finance	7,500
Annual Equity Grant(2)	165,000
(1)Retainer fees are paid on a quarterly basis in arrears at the end of each quarter.
(2)The annual equity grant is issued as deferred stock units or, at the director’s election, shares of common stock and is payable on a quarterly basis on the first trading day of each quarter. Each non-employee director receives the number of restricted stock units or shares of common stock determined by dividing $41,250 by the per share closing price of our common stock on the date of grant, rounded down to the nearest whole unit or share.

2025 Proxy Statement	31

DIRECTOR COMPENSATION
Non-employee directors may elect to receive their annual cash retainers in the form of stock units payable upon termination of the director’s board service. Non-employee directors who elect to receive their annual cash retainers in the form of stock units and own shares of our common stock having a value of at least five times the director’s annual cash retainer may elect to receive for the following calendar year either shares of our common stock or stock units that are payable in the fifth calendar year after the year in which the stock units are earned (or, if earlier, upon termination of the director’s board service). If no election is made or if desired, the non-employee director will continue to receive stock units payable upon termination of the director’s board service.
Director stock unit awards are made under, and subject to, the terms and conditions of the Company’s 2022 Long-Term Incentive Stock Plan. Non-employee directors receive dividend equivalents on their outstanding and unpaid stock units. Dividend equivalents are subject to the same vesting, payment, and other provisions as the underlying restricted stock units.
If a non-employee director owns shares of our common stock having a value of at least five times the director’s annual cash retainer, the director may elect to receive his or her annual equity award in the form of either shares of our common stock, or stock units that are payable in the fifth calendar year after the year in which the annual equity award is earned (or, if earlier, upon termination of the director’s board service). If no election is made or if desired, the non-employee director will continue to receive stock units payable upon termination of the director’s board service.

POLICY AGAINST HEDGING AND PLEDGING COMPANY SECURITIES
Our Insider Trading Policy prohibits Board members, all vice presidents, officers, director-level employees and certain other designated employees from engaging in any of the following transactions:
•speculative transactions in Company securities (including trades in puts, calls, or other derivative securities or short sales of Company securities),
•holding Company securities in a margin account or pledging Company securities as collateral for a loan or other transaction, or
•hedging transactions involving Company securities (including zero cost collar transactions and forward sale contracts).

32	Huntington Ingalls Industries, Inc.

DIRECTOR COMPENSATION
2024 Director Compensation Table
The following table sets forth the compensation of our non-employee directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Augustus L. Collins	144,666	(3)	164,459	—	309,125
Leo P. Denault	151,880	(3)	164,459	—	316,339
Kirkland H. Donald	370,000		164,459	—	534,459
Craig S. Faller	145,000		164,459	—	309,459
Victoria D. Harker	147,500		164,459	—	311,959
Frank R. Jimenez	135,000		164,459	—	299,459
Anastasia D. Kelly	135,000		164,459	—	299,459
Tracy B. McKibben	135,000		164,459	—	299,459
Stephanie L. O’Sullivan	147,500		164,459	—	311,959
Thomas C. Schievelbein	157,500		164,459	—	321,959
John K. Welch	157,500		164,459	—	321,959
(1)Amounts reflect the annual cash retainer paid to each director, including any applicable annual committee and committee chair retainers and any applicable Non-Executive Chairman retainer. As described above, a director may elect to defer all or a portion of his or her annual cash retainer into a deferred stock unit account. Amounts deferred as stock units in lieu of the cash retainer are reflected in this column.
(2)Amounts represent the value of stock units awarded to each of our non-employee directors in 2024. The amount reported for each director reflects the aggregate fair value of the stock units awarded on the grant date, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. The aggregate number of stock units held by each non-employee director, including additional stock units credited as dividend equivalents, as of December 31, 2024 is provided in the table below.

Name	Total Deferred Stock Units
Augustus L. Collins	9,589
Leo P. Denault	2,629
Kirkland H. Donald	5,662
Craig S. Faller	834
Victoria D. Harker	7,584
Frank R. Jimenez	2,209
Anastasia D. Kelly	17,366
Tracy B. McKibben	4,463
Stephanie L. O’Sullivan	2,937
Thomas C. Schievelbein	21,510
John K. Welch	6,604
(3)Gen. Collins and Mr. Denault elected to receive their 2024 cash retainers in the form of stock units.

2025 Proxy Statement	33

PROPOSAL 2
Advisory Vote to Approve Compensation of Named Executive Officers
Each year stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation of our NEOs as required under Section 14A of the Securities Exchange Act of 1934. This vote is often referred to as “say-on-pay.” We encourage stockholders to read the Compensation Discussion and Analysis (“CD&A”), the accompanying compensation tables and the related narrative disclosures contained in this Proxy Statement.
Our compensation programs are:
•primarily customer-focused, rewarding safety, quality, cost and schedule performance, and stockholder friendly, rewarding consistent achievement of strong financial results and increasing stockholder value;
•designed to influence outcomes and provide a balance between short- and long-term performances;
•based on achievement of clear and measurable financial results and accountabilities, with an emphasis on performance-based compensation, and formula-based with appropriate levels of discretion for adjustments;
•competitive within the market, with measures oriented to promoting strong improvements in HII’s business results as the predominant factor;
•intended to be disclosed and explained in a transparent and understandable manner, with clear and concise goals to enable the assessment of performance by our Compensation Committee and by our stockholders through the CD&A;
•designed to produce significant individual rewards for achievement of business goals through both annual operating performance and increased stockholder value and to negatively impact executive compensation for failure to achieve business goals;
•intended to promote alignment of management and stockholder interests through establishment of stock ownership requirements and monitoring of related executive compliance;
•designed to mitigate excessive risk by emphasizing a long-term focus on compensation and financial performance through the mix of long-term compensation awards, selection of performance criteria and oversight of compensation programs; and
•intended to be applied consistently for all incentive plan participants to ensure proper alignment, accountability and line-of-sight regarding commitments and priorities.
Recommendation
We believe our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards) and long-term incentives (performance and time-based equity awards), rewards sustained performance that is aligned with long-term customer and stockholder interests. Accordingly, the Board recommends that stockholders approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.”

The Board recommends a vote FOR this Proposal 2.

34	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the 2024 compensation of our Named Executive Officers (“NEOs”).
HII is a global, all-domain defense partner, with a mission to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world. For more than a century, our Newport News Shipbuilding segment in Virginia and Ingalls Shipbuilding segment in Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder, making us America’s largest shipbuilder. Our Mission Technologies segment develops integrated technology solutions and products that enable today’s connected, all domain force. Headquartered in Newport News, Virginia, we employ over 44,000 people domestically and internationally. The goal of our executive compensation program is to support a pay for performance culture by implementing compensation programs that are market competitive, customer-focused and fair to our stockholders.
Our 2024 NEOs are listed below. For information regarding their business experience and other biographical information, see the disclosure under the heading “Information about our Executive Officers” in Part III, Item 10 of our 2024 Form 10-K, which is incorporated herein by reference.

Christopher D. Kastner President and Chief Executive Officer	Thomas E. Stiehle Executive Vice President and Chief Financial Officer	Chad N. Boudreaux Executive Vice President and Chief Legal Officer	Jennifer R. Boykin Executive Vice President and President, Newport News Shipbuilding(1)	Edgar A. Green III Executive Vice President and President, Mission Technologies

(1)Effective December 31, 2024, Jennifer Boykin retired from her role as President of Newport News Shipbuilding. She will retire from the Company effective March 31, 2025.

2025 Proxy Statement	35

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
Our executive compensation program and practices are described in detail over the following pages. We have designed our executive compensation program to attract, motivate and retain highly qualified executives, incentivize our executives to achieve business objectives, reward performance and align the interests of our executives with the interests of our stockholders and customers. The fundamental philosophy of our executive compensation program, set by the Compensation Committee of the Board, is pay for performance. Our compensation program is designed to balance performance-based compensation over the short-term and long-term to incentivize decisions and actions that promote stockholder value and focus our executives on performance that benefits our stockholders and customers, while discouraging inappropriate risk-taking behaviors.
The following charts set forth the percentage of total compensation corresponding to each compensation element received by our CEO and by our other NEOs collectively in 2024.
CEO Compensation Mix(1)
Other NEOs Compensation Mix(2)
(1)Total direct compensation does not include perquisites and other benefits.
(2)Chart reflects average allocation for the NEOs other than our CEO. Total direct compensation does not include perquisites and other benefits.
PAY FOR PERFORMANCE
Our pay for performance philosophy and compensation principles allow us to provide significant reward opportunities to our NEOs linked to the achievement of our financial and operational goals. Above all, these goals are customer-focused, rewarding achievement of safety, quality, cost and schedule goals, and stockholder-friendly, rewarding consistent achievement of strong financial results and building or increasing stockholder value.
This focus on performance is demonstrated in the total targeted compensation mix of our NEOs, which is heavily weighted toward the variable short-term performance-based elements, and toward the long-term and equity-based elements. The following charts set forth the percentage of total target compensation corresponding to each compensation element for our CEO and for our other NEOs collectively for 2024.
CEO Target Compensation Mix(1)
Other NEOs Target Compensation Mix(2)
(1)Total target compensation does not include perquisites and other benefits.
(2)Chart reflects average allocation for the NEOs other than our CEO. Total target compensation does not include perquisites and other benefits.

36	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
2024 NEO KEY COMPENSATION DECISIONS
Key compensation decisions for our NEOs for 2024 included the following:
•All NEOs received performance-based merit increases in their base compensation for 2024. In addition, Mr. Green received a market adjustment based on market data.
•Targets as a percentage of base salary for annual incentive awards for 2024 under our AIP were unchanged from 2023, with the exception of Mr. Kastner, whose target as a percentage of base salary increased from 135% to 145%. Based on our performance for 2024, as well as the individual performances of our NEOs, payout awards to NEOs under our AIP were approved at levels that ranged from 65% to 200% of targets.
•Targets for long-term incentive awards for 2024 were unchanged from 2023. Long-term incentive awards consisted of restricted performance stock rights, which vest only upon achievement of performance metrics measured over a three-year period, and restricted stock rights, which vest on a three-year graded schedule.
2024 BUSINESS HIGHLIGHTS
We are proud of our many achievements in 2024. Ingalls delivered amphibious transport dock Richard M. McCool (LPD 29) to the U.S. Navy and was awarded the first amphibious multi-ship procurement contract for $9.6 billion, which provides line of sight on LPDs and LHAs for the next decade. Newport News delivered Virginia-class fast attack submarine New Jersey (SSN 796), floated off Massachusetts (SSN 798), and continued to make significant progress on aircraft carriers, undocking USS John C. Stennis (CVN 74) and turning over 94% of compartments to the U.S. Navy on John F. Kennedy (CVN 79). Mission Technologies generated record revenue in 2024 and booked new and recompete contract awards with over $12 billion in total contract value. We achieved significant operational milestones on our programs and made meaningful contributions to United States national security, while continuing to manage through labor market, supply chain and inflation related challenges primarily associated with ships contracted for prior to the outbreak of the COVID-19 pandemic.
2024 financial highlights included:
•$12.1 billion in new contract awards, bringing backlog at year-end to $48.7 billion
•Record consolidated revenues of $11.5 billion
•Record Mission Technologies revenues of $2.9 billion, an 8.8% increase over the prior year
•$13.96 diluted earnings per share
•$206 million distributed via dividends; grew quarterly dividend by 3.8% to $1.35
•$162 million of common stock repurchases; 608 thousand shares repurchased
•Authorized $600M increase in share repurchase program authorization to $3.8 billion

2025 Proxy Statement	37

EXECUTIVE COMPENSATION
Our operational achievements in 2024 included:
Ingalls Shipbuilding 2024 Highlights
•Authenticated the keel of destroyer Sam Nunn (DDG 133)
•Undocked USS Zumwalt (DDG 1000)
•Awarded a $9.6 billion multi-ship procurement contract for the construction of LPD 33, 34 and 35 and LHA 10
•Delivered amphibious transport dock Richard M. McCool Jr. (LPD 29)
•Launched amphibious transport dock Harrisburg (LPD 30)
Newport News Shipbuilding 2024 Highlights
•Completed dry dock work for aircraft carrier USS John C. Stennis (CVN 74) refueling and complex overhaul (RCOH)
•Awarded advanced planning contract for the RCOH of USS Harry S. Truman (CVN 75)
•Transferred the mid-body hull section of Ford-class aircraft carrier Enterprise (CVN 80), allowing the shipyard to begin the concurrent assembly of two aircraft carriers in the same dry dock
•Delivered the first Columbia-class District of Columbia (SSBN 826) Stern
•Re-delivered Virginia-class submarine USS Montana (SSN 794)
•Delivered Virginia-class submarine New Jersey (SSN 796)
•Floated off Virginia-class submarine Massachusetts (SSN 798)
•Christened Virginia-class submarine Arkansas (SSN 800)
•Shipped final module of Virginia-class submarine Utah (SSN 801)
•Announced acquisition of South Carolina metal fabrication facility and assets to expand shipbuilding capacity
Mission Technologies 2024 Highlights
•Awarded $6.7 billion contract to provide electronic warfare engineering and technical services support for the U.S. Air Force
•Awarded $3 billion Federal Government task order for national security services and new and emerging technology
•Awarded $458 million contract to modernize communications and information technology (IT) networks for the U.S. Department of Defense
•Awarded $209 million contract to support U.S. Air Force weapons systems development and sustainment
•Awarded $197 million contract to research and develop technology enhancements for U.S. Army ground combat vehicles
•Announced the sale of three REMUS 100s and five REMUS 300s to the U.K. Royal Navy
•Delivered advanced REMUS 620 UUVs to NOAA less than 24 months after unveiling
•Awarded five-year contract to provide global supply chain services to the Australian Government’s Department of Defence
•Unveiled advanced material and coatings lab in Illinois to propel future space exploration

38	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
COMMITMENT TO COMPENSATION BEST PRACTICES
We highlight below certain executive compensation practices we have implemented to drive performance, as well as certain practices we have avoided as not supportive of the long-term interests of our customers or stockholders.

What we do

Consideration of Annual "Say-on-Pay" Advisory Vote	The Compensation Committee considers the results of the annual stockholder "Say-on-Pay" advisory vote on executive compensation.

Pay for Performance
Our executive compensation program is heavily weighted toward variable, performance-based elements, and toward long-term and equity-based elements. Variable compensation is tied to the achievement of performance goals and includes annual cash incentive awards and long-term restricted performance stock rights, which are described in detail in this CD&A.

Compensation Risk Assessment
We assess the risk of our compensation programs on an annual basis both internally and with the engagement of the Compensation Committee’s independent compensation consultant. The Compensation Committee agreed with the consultant’s report that there was no undue risk associated with the design or delivery of the programs in 2024.

Compensation Recovery Policy
Our Dodd-Frank Compensation Recovery Policy requires us to recover erroneously awarded “incentive compensation” received by certain current or former executive officers or vice presidents of the Company.

Targeted Compensation Benchmarking	HII is a unique business with few direct competitors. The Compensation Committee therefore strikes a balance between internal equity and external benchmarking when setting executive pay levels.

Independent Compensation Consultant
The Compensation Committee engages an independent compensation consultant to assess the market for the determination of our executive compensation elements and performance targets on an annual and ongoing basis.

Executive Stock Ownership Guidelines
Our stock ownership guidelines provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling HII common stock received as compensation until their stock ownership requirements have been met.

What we don't do

No Employment Agreements for Executives
None of our NEOs have employment agreements, so each NEO is employed by the Company “at will.” We maintain a severance plan that provides for the payment of severance benefits in limited termination circumstances.

No Change-in-Control Agreements for Executives
We have no change-in-control agreements or related executive tax gross-up benefits. The only change-in-control provision in our compensation plans, which applies to all employees who hold equity awards, is the possible acceleration of equity vesting in certain limited circumstances within the parameters of a change-in-control transaction, as defined in the related plans.

No Hedging or Pledging by Officers or Directors
Officers, directors and certain other employees are prohibited from engaging in speculative transactions in our securities, pledging our securities as collateral for a loan or other transaction or engaging in any hedging transactions involving our securities.

No Dividends or Dividend Equivalents Paid on Restricted Performance Stock Rights (“RPSRs”) or Restricted Stock Rights (“RSRs”) Prior to Vesting	Accrued dividend equivalent units earned on RPSRs and RSRs are paid only at the time, and to the extent that, the underlying award vests and is paid.

2025 Proxy Statement	39

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION PRINCIPLES
The Compensation Committee of the Board (which we refer to as the “Committee” in this CD&A) is comprised exclusively of independent directors, as determined under NYSE corporate governance listing standards, including the enhanced independence standards applicable to members of the Committee. The Committee oversees all of our compensation and benefit programs that affect our NEOs, as well as other officers elected by the Board. The Committee also provides strategic direction for our overall compensation and benefits structure and oversees CEO and executive officer succession plans. In conducting oversight of our compensation and benefit programs, the Committee is guided by the following compensation principles approved by the Committee:
•Our compensation programs will be primarily customer-focused, rewarding safety, quality, cost and schedule performance, and stockholder friendly, rewarding consistent achievement of strong financial results and increasing stockholder value.
•Compensation programs will be designed to influence outcomes and will provide a balance between short- and long-term performances.
•Compensation programs will be based on achievement of clear and measurable financial results and accountabilities, with an emphasis on performance-based compensation, and will be formula-based with appropriate levels of discretion for adjustments.
•Compensation and benefits will be competitive within the market. Alignment with peer companies will be considered when developing programs and goals, but measures oriented to promoting strong improvements in our own business results will be the predominant factor.
•Compensation will be disclosed and explained in a transparent and understandable manner. Clear and concise goals will be established to enable the assessment of performance by the Committee and by stockholders through the CD&A.
•Achievement of business goals through both annual operating performance and increased stockholder value will produce significant individual rewards; failure to achieve business goals will negatively affect the pay of our executives.
•To promote alignment of management and stockholder interests, elected officers will meet stock ownership guidelines in the following multiples of base salary: CEO and President, seven times; all other elected officers reporting to the CEO, three times. The Committee will monitor attainment of the ownership guidelines on an annual basis.
•The mix of long-term awards, selection of performance criteria and oversight of compensation programs, together with other features, such as our stock ownership guidelines, will be designed to discourage excessive risk taking by emphasizing a long-term focus on compensation and financial performance.
•Our NEO compensation strategy will be consistently applied for all incentive plan participants to promote proper alignment, accountability and line-of-sight regarding commitments and priorities.
2024 SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION
We value the input of our stockholders and annually seek the approval of our stockholders, on an advisory basis, on the compensation of our NEOs. Consistent with our goal of supporting a pay for performance philosophy by implementing compensation programs that reward performance, are market competitive and align the interests of our executives with the interests of our stockholders and customers, we regularly engage with stockholders regarding the design, effectiveness and results of our executive compensation program.
At our 2024 Annual Meeting of Stockholders, our stockholders continued to demonstrate support of our executive compensation program with 96% approval. This strong support, among other factors, resulted in the Committee continuing our executive compensation program without significant changes.

40	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
ROLE OF INDEPENDENT COMPENSATION CONSULTANT
The Committee engages an independent compensation consultant, Exequity (“Compensation Consultant”), to assist the Committee in carrying out its responsibilities under its charter. The Compensation Consultant reports directly to the Committee, and the Committee retains the right to terminate or replace the Compensation Consultant at any time. When directed to do so by the Committee, the Compensation Consultant also works collaboratively with Company management to develop analyses and proposals for presentations to the Committee. The Committee reviews the performance of the independent Compensation Consultant on an annual basis and determines whether to continue the engagement.
The Compensation Consultant regularly attends Committee meetings, and during 2024 presented analyses and key recommendations for Committee consideration, discussed emerging trends and technical issues and reviewed and commented on management’s proposals, as appropriate. In addition, the Compensation Consultant responded to miscellaneous Committee requests.
In accordance with SEC rules and NYSE listing standards, the Committee reviewed and assessed the Compensation Consultant’s independence, including a review of (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on this review, the Committee concluded that the Compensation Consultant is independent and that the work of the Compensation Consultant did not raise any conflict of interest.
COMPENSATION PEER GROUP
The Committee believes our total compensation program (base salary, target annual cash incentive awards, target long-term incentive awards and benefits) should provide aggregate compensation at approximately the 50th percentile of the relevant market. Based upon an analysis conducted by the Compensation Consultant and reviewed with the Committee, the Committee determined that our NEO base pay generally approximates the median of the peer companies and long-term incentive compensation is generally in the third or fourth quartile among the peer companies. This compensation mix is consistent with both management’s and the Committee’s philosophy that a significant portion of an executive’s overall compensation package should be based on the performance of the Company and therefore be at risk.
HII is a unique business with few directly comparable peer companies. As such, our current peer group is comprised of heavy manufacturing, engineering and defense companies that have annual revenues generally between $2 billion and $20 billion and that most closely match our Company in terms of market cap, strategic interest, workforce similarities and/or business type.
The targeted peer group for our 2024 NEO compensation analysis consisted of the following 16 companies:

Booz Allen Hamilton Holding Corporation	Leidos Holdings, Inc.
BWX Enterprises, Inc.	Moog Inc.
Curtiss-Wright Corporation	Oshkosh Corporation
Dover Corporation	Parker Hannifin Corporation
Howmet Aerospace Inc.	Spirit AeroSystems Holdings, Inc.
Jacobs Engineering Group, Inc.	Teledyne Technologies Incorporated
KBR Inc.	Textron Inc.
L-3 Harris Technologies, Inc.	TransDigm Group

2025 Proxy Statement	41

EXECUTIVE COMPENSATION
HII’s peer group has remained relatively consistent over the past several years, and with respect to peer company revenues, HII approximates the 70th percentile of the group. During the third quarter of 2024, the Compensation Consultant conducted an extensive review of the current peer companies and identified and screened others that may serve as more appropriate peers with respect to both revenues and business alignment going forward. As a result of this review, the Committee decided to modify the Company’s peer group for 2025 by removing BWX Enterprises, Inc., Curtiss-Wright Corporation and Moog Inc. and adding Cognizant Technologies Solutions Corporation, General Dynamics Corporation and Northrop Grumman Corporation. With these changes, our peer group will be comprised of companies that have annual revenues generally between $5 billion and $40 billion, and our relative revenue positioning moves from the 70th percentile to the 50th percentile of the peer group.
COMPENSATION RISK ASSESSMENT
The Board actively oversees our overall risk profile, including the potential risk posed by our compensation programs. During the third quarter of 2024, a risk assessment and analysis of our executive compensation programs was conducted by the Compensation Consultant. Their findings confirmed that our executive compensation programs are designed to drive a pay for performance philosophy and do not create risks that are likely to have a material adverse impact on the Company. The Committee evaluated and discussed the risk analysis with the Compensation Consultant and agreed with the consultant’s conclusions.
The following factors are key components of our executive compensation risk mitigation efforts:
•Our stock ownership guidelines provide a strong risk mitigation tool;
•Our compensation recovery policy applies to our president, principal financial officer, principal accounting officer, any vice president, any other officer who performs a significant policy-making function or any other person who performs similar policy-making functions for the Company, and allows us to recover erroneously awarded incentive compensation;
•Our lack of employment agreements discourages management entrenchment and increases our flexibility to make management changes as necessary;
•Our long-term incentive compensation plan includes a relative performance component, mitigating risk and inherent forecasting uncertainty of relying solely on budget-based goals;
•Long-term incentive compensation payouts are capped at 200%, preventing possible windfall awards resulting from unforeseen circumstances; and
•Long-term performance-based incentive compensation awards are earned over a three-year performance period and reduce any incentive to engage in business tactics that improve short-term performance at the expense of long-term success.
2024 COMPENSATION ELEMENTS
The direct compensation elements for executives under our compensation program consist primarily of base salaries, annual incentive awards, and long-term incentive awards. Annual base salary provides a fixed minimum level of compensation that is competitive within the relevant market and helps us attract and retain highly qualified executives. Annual incentive awards are generally paid in cash and intended to motivate executives to achieve pre-determined annual financial and operational goals that are aligned with our strategic goals. Long-term incentive awards are generally equity-based and intended to promote achievement of pre-determined three-year financial performance goals aligned with long-term stockholder and customer interests. Beginning in 2024, a portion of the long-term equity-based awards are provided in the form of restricted stock rights, which are time-based awards, with ratable vesting that occurs over three years.

42	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
BASE SALARIES
Base salaries for our NEOs for 2024 were as follows:

Name	Title	2024 Annual Salary ($)
Christopher D. Kastner	President and Chief Executive Officer	1,300,000
Thomas E. Stiehle	Executive Vice President and Chief Financial Officer	592,250
Chad N. Boudreaux	Executive Vice President and Chief Legal Officer	587,100
Jennifer R. Boykin	Executive Vice President and President, Newport News Shipbuilding	568,112
Edgar A. Green III	Executive Vice President and President, Mission Technologies	565,000
ANNUAL INCENTIVE COMPENSATION
The Committee approves annual incentive compensation targets as a percentage of base salary for each NEO position. Targets vary with relevant market benchmarks, individual job level, job scope and overall influence on our business results. The Committee considers both the recommendations of the Compensation Consultant and those of management in determining appropriate annual incentive targets for our NEOs. The target incentive award (“Target Bonus”) is based on a percentage of each NEO’s base salary and provides a basis upon which a final award amount is determined by the Committee based upon its assessment of performance against pre-determined performance criteria after the year has ended. The annual incentive compensation targets for our NEOs expressed as a percentage of base salary tend to fall into the third quartile of the relevant market data. No annual incentive award payout can exceed 200% of an individual’s Target Bonus.
ANNUAL INCENTIVE FORMULA FOR 2024
Corporate NEOs (Messrs. Kastner, Stiehle, and Boudreaux)
The annual incentive award formula for the corporate office for the 2024 performance period was:

Base Salary	x	Target %	=	Target Bonus

Target Bonus	x	CPF	x	IPF	=	Final Bonus Award

1.The Corporate Performance Factor (“CPF”) is capped at 200% and is based on enterprise financial metric goals (Operating Margin (“OM”) and Operating Financial Cash Flow (“OCF”)) (90% weight) and strategic leadership goals (10% weight) as described more fully under 2024 Annual Incentive Plan Goals and Results, below. OM is equal to segment operating income as a percentage of total revenues, Segment operating income is equal to operating income before the Operating FAS/CAS Adjustment and non-current state income taxes. OCF represents cash from operating activities before discretionary pension contributions, capital expenditures and excess cash flow. Strategic leadership goals are based on four strategic metrics: leadership, environmental, social, and governance (“ESG”), cybersecurity, and compliance.
2.The Individual Performance Factor (“IPF”) can range from 0 to 1.5. The IPF for Messrs. Kastner, Stiehle, and Boudreaux for 2024 was 1.0.

2025 Proxy Statement	43

EXECUTIVE COMPENSATION
Division NEOs (Ms. Boykin and Mr. Green)
The annual incentive award formula for the divisions for the 2024 performance period was:

Base Salary	x	Target %	=	Target Bonus

Target Bonus	x	DPF	x	IPF	=	Final Bonus Award

1.The Division Performance Factor (“DPF”) is capped at 200% and is based on division financial metric goals, division non-financial goals and strategic leadership goals. The goals and weightings for Ms. Boykin and Mr. Green are described more fully under 2024 Annual Incentive Plan Goals and Results, below.
2.The IPF can range from 0 to 1.5. The IPF for Ms. Boykin and Mr. Green for 2024 was 1.0.
At the conclusion of each calendar year, our CEO conducts an annual performance evaluation for each NEO as a basis for recommending an IPF score for each NEO. These evaluations are reviewed with the Committee. Each NEO’s individual performance is evaluated based upon the following factors:
•Financial performance of our Company as a whole and the division(s) (where applicable);
•Performance on non-financial goals, including enterprise-wide goals and division-specific operating goals;
•Strategic leadership and vision;
•Program execution and performance;
•Customer relationships; and
•Peer and employee relationships/engagement.
The Committee reviews and considers the recommendations from the CEO and all performance information, including a comparison to the 2024 peer group data. The Committee then approves annual incentive compensation payouts for all NEOs, subject to ratification by the independent members of the Board with respect to the CEO’s compensation.
TARGET BONUS AMOUNTS
Based on analyses of relevant market benchmarks and peer group data, no adjustments were made to the annual incentive compensation targets as a percentage of base salary except for Mr. Kastner. The 2024 Target Bonus amounts were as follows:

Name	Incentive Target as % of Base Salary (%)	2024 Target Bonus ($)
Christopher D. Kastner(1)	145	1,885,000
Thomas E. Stiehle	80	473,800
Chad N. Boudreaux	80	469,680
Jennifer R. Boykin	80	454,490
Edgar A. Green III	80	452,000
(1)Mr. Kastner’s incentive target as a percentage of base salary was increased in 2024 from 135% to 145%.
2024 ANNUAL INCENTIVE PLAN GOALS AND RESULTS
For the 2024 annual incentive awards, we used a mix of financial and non-financial goals to measure performance. The Committee approved financial metric goals and strategic leadership goals under our AIP for the corporate office, and, for our three operating divisions, financial metrics, operational metrics and strategic leadership goals. AIP goals are plan-based with clear targets connected to our annual operating plan. The AIP goals are based upon metrics that are customer focused and stockholder friendly with clear line-of-sight financial and operational metrics. Operational and strategic leadership goals were developed collaboratively between division management and corporate management.

44	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
For Messrs. Kastner, Stiehle and Boudreaux, 2024 annual incentive compensation awards were based upon overall financial performance and corporate strategic leadership performance. The corporate AIP score was based 90% on our overall financial score and 10% on the corporate strategic leadership score, as follows:

Metric	Description	Individual Weight	Overall Weight

Operating Margin	Measured as total division operating income as a percentage of total revenues

Operating Cash Flow	Measured as total division cash from operating activities

Strategic Leadership	Measured based on four metrics (leadership, environmental, social & governance (“ESG”), cybersecurity, and compliance)

For Mr. Green, the Mission Technologies DPF was based 30% on the division operational score, 60% on the division financial score and 10% on the division strategic leadership score as follows:

Metric	Description	Individual Weight	Overall Weight

Growth and Hiring
Focused on operational or financial goals or goals relating to winning contracts or any other area in which our CEO desires to drive performance. Goals are recommended by our CEO and approved by the Committee at the beginning of the performance year and are specific to the division’s opportunities and challenges

Diversity and Inclusion	Measured using program-specific objectives related to the creation of development plans and placements for diverse candidates

Cross Business Synergy	Measured using program-specific objectives related to winning new synergy business pursuits

Compliance	Measured based on execution of the 2023 compliance program, centralized compliance employee resource site and the implementation of effective SOX controls

Revenue	Measured as division total sales

EBITDA	Measured as division operating income before interest, taxes, depreciation and amortization

Operating Cash Flow	Measured as division OCF before capital expenditures

Strategic Leadership	Measured based on four metrics (leadership, environmental, social & governance (ESG), cybersecurity and compliance)

2025 Proxy Statement	45

EXECUTIVE COMPENSATION
For Ms. Boykin, the Newport News Shipbuilding DPF was based 40% on the division operational score, 40% on the division financial score, 10% on the combined operating margins (“SOM”) of the two shipbuilding divisions and 10% on the division strategic leadership score as follows:

Metric	Description	Individual Weight	Overall Weight

Safety	Measured by a combination of elements, including total case rate, lost total case rate and lost work days rate

Quality	Measured by integrating elements such as defect rates, process quality, planning quality and other appropriate criteria for program type and phase

Cost	Measured using program-specific objectives related to achievement of cost factors that include Cost Performance Index and overhead rates

Schedule	Measured using program-specific objectives related to achievement of quarterly schedule targets

Cross-Shipbuilding Collaboration	Measured based on five areas (program management, supply chain management, planning, engineering and operations)

Diversity and Inclusion	Measured using a combination of the following elements: hiring, promotional and developmental opportunities and placements for diverse candidates

Division Management
Focused on operational or financial goals or goals relating to environmental, human capital or any other area in which our CEO desires to drive performance. Goals recommended by our CEO and approved by the Committee at the beginning of the performance year are specific to each division’s opportunities and challenges

Operating Margin	Measured as division operating income as a percentage of division revenues

Operating Cash Flow	Measured as division cash from operating activities

Combined Shipbuilding Operating Margin	Measured as the combined OM of the shipbuilding divisions

Strategic Leadership	Measured based on four metrics (leadership, environmental, social & governance (ESG), cybersecurity and compliance)

46	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
Final AIP performance metrics for 2024, as determined by the Committee, were as follows:
Corporate 2024 Metrics for Messrs. Kastner, Stiehle and Boudreaux

Corporate 2024 Metrics	Goals @ 0%	Goals @ 100%	Goals @ 200%	Performance Results	Points Earned	Weighting	Final AIP Points
Financial Metrics
OM—Performance (%)(1)	5.60	6.61	7.03	662.00	102	45%	46
OCF—Performance ($M)	1,233	1,527	1,620	—	—	45%	0
Financial Performance							46
Strategic Leadership Metrics	0	100	200	186	186	10%	19
Total Performance (CPF)					Total AIP Score		65
(1)For 2024, operating margin reflected adjustments to segment operating income to account for certain business conditions and costs related to contracts awarded prior to the COVID-19 pandemic that were unanticipated at the time the goals were established.
Newport News Shipbuilding 2024 Metrics for Ms. Boykin

Newport News 2024 Metrics	Goals @ 0%	Goals @ 100%	Goals @ 200%	Performance Results	Points Earned	Weighting	Final AIP Points
Operational Metrics	0	100	200	129	129	40%	52
Financial Metrics
OM—Performance (%)(1)	5.66	6.66	7.16	6.38	36		14
OCF—Performance ($M)	839	989	1,039	563	—		—
Financial Performance						40%
Shipbuilding Operating Margin Metric
Combined Shipbuilding OM (%)	7.00	8.00	9.00	7.49	49	10%	5
Strategic Leadership Metrics	0	100	200	190	190	10%	19
Total Performance (DPF)					Total AIP Score		90
(1)For 2024, operating margin reflected adjustments to segment operating income to account for certain business conditions and costs related to contracts awarded prior to the COVID-19 pandemic that were unanticipated at the time the goals were established.
Mission Technologies 2024 Metrics for Mr. Green

MT 2024 Metrics	Goals @ 0%	Goals @ 100%	Goals @ 200%	Performance Results	Points Earned	Weighting	Final AIP Points
Operational Metrics	0	100	200	200	200	30%	60
Financial Metrics
Revenue ($M)	2,603	2,705	2,756	2,937	66	60%	40
EBITDA ($M)	182	216	224	233	66	60%	40
Operating Cash Flow ($M)	135	188	201	212	68	60%	40
Financial Performance						60%	120
Strategic Leadership Metrics	0	100	200	200	200	10%	20
Total Performance (DPF)					Total AIP Score		200
2024 AIP payouts for the NEOs were made at the performance scores reflected in the tables above, and the performance scores represent the percentage of target incentive compensation at which payouts were made.

2025 Proxy Statement	47

EXECUTIVE COMPENSATION
2025 ANNUAL INCENTIVE PLAN PERFORMANCE METRIC CHANGE
For 2025, the Committee approved several changes to the metrics utilized to measure performance for the annual incentive awards. AIP awards for the year ending December 31, 2025 will be determined based on Company financial performance, strategic leadership performance, and operational performance, which will be determined by the average of the divisions’ operating performance for 2025. In addition, the division AIP metrics for 2025 have been updated to remove operational metrics related to diversity and inclusion, consistent with applicable legal and regulatory requirements.
LONG-TERM INCENTIVE COMPENSATION
Long-term incentive compensation awards in 2024 were granted under our stockholder-approved Huntington Ingalls Industries, Inc. 2022 Long Term Incentive Stock Plan (the “2022 Plan”). All long-term incentive compensation awards granted to our NEOs in 2024 were comprised of 70% Restricted Performance Stock Rights (“RPSRs”) and 30% Restricted Stock Rights (“RSRs”). The Committee determines long-term incentive compensation target values for our NEOs based upon a peer group analysis, applying value-based guidelines that focus on the award value rather than the number of shares granted (share-based guidelines). The Committee believes value-based guidelines more effectively deliver long-term incentive compensation awards that are consistent with awards received by individuals holding comparable positions at peer companies.
Each RPSR and RSR represents the right to receive one share of our common stock, or cash of equivalent value, subject to vesting as provided in the award. The RPSR awards will vest and be distributed following the completion of the performance period beginning January 1, 2024 through December 31, 2026 if goals are met. The RSR awards are time-based only, and vest ratably over a three-year period, with 33 1/3% vesting upon each of the first, second and third anniversaries of the grant date. Dividend equivalent units (“DEUs”) accrue on both RPSR and RSR awards following payment by the Company of a cash dividend on our common stock. These DEUs remain subject to the terms and conditions of the underlying RPSR and RSR grants and are paid only to the extent the underlying RPSRs and RSRs vest.
The Committee and management review and evaluate RPSR performance goals to ensure they are aligned with our long-term objectives. For the 2024 grants, the Committee and management determined that performance for long-term incentive compensation awards to our NEOs would be measured using return on invested capital (“ROIC”), earnings before interest, taxes, depreciation, amortization and pension (“EBITDAP”) and relative EBITDAP growth over the performance period from January 1, 2024 through December 31, 2026. The number of shares that ultimately vest and are issued to an NEO under an RPSR award can vary from 0% to 200% of the original number of shares granted plus accrued dividends.

Metric	Weighting	Rationale	Calculation
Return on Invested Capital	40%	Measures the Company’s ability to use cash flows to generate returns	ROIC is calculated as Adjusted Free Cash Flow divided by Average Invested Capital
EBITDAP	40%	Used as an indicator of the Company’s financial performance	EBITDAP is calculated as Net Earnings, plus interest, taxes, depreciation and amortization, less Net Pension/Post Retirement Benefit/Expense
Relative EBITDAP Growth	20%	Used as an indicator of the Company’s financial performance relative to the S&P Aerospace and Defense Select Index (“SPSIAD”), which consists of more than 30 companies	Relative EBITDAP is calculated as our EBITDAP ending balance less our EBITDAP beginning balance, divided by the EBITDAP beginning balance, measured against EBITDAP growth of the SPSIAD

48	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
For 2024, the long-term incentive compensation target values for our NEOs were approved by the Committee as follows:

Name	2024 Long-Term Incentive Compensation Target ($)	Actual Award ($)
Christopher D. Kastner	6,500,000	6,499,823
Thomas E. Stiehle	1,500,000	1,499,604
Chad N. Boudreaux	1,150,000	1,149,572
Jennifer R. Boykin	1,150,000	1,149,572
Edgar A. Green III	1,150,000	1,149,572
The target dollar amounts are grant date theoretical values and not based upon any actual calculation or estimate of payout. An NEO is not guaranteed to receive any payout as a result of the 2024 grants.
2022-2024 LONG-TERM INCENTIVE PLAN RESULTS
During the first quarter of each year, the Committee reviews our financial performance over the prior three years against approved long-term incentive compensation goals to determine payout multiples for RPSRs with a performance period that ended December 31 of the prior year. At the February 2025 meeting, the Committee reviewed performance for the January 1, 2022 through December 31, 2024 performance period for the 2022 RPSR awards granted in February 2022. The performance score for these equity grants, as approved by the Committee, was calculated as follows:

	HII 2022-2024 Goals			Actual Performance (Adj.)
	Goals @ 0%	Goals @ 100%	Goals @ 200%	Performance Results	Score	Weighting	CPF
EBITDAP ($M)(1)(4)	3,425	3,605	3,785	3,852	200	40%	80
ROIC (%)(2)(4)	47.11	50.43	53.74	49.02	58	40%	23
Relative EBITDAP (%)(3)	25.00	55.00	75.00	31.00	30	20%	6
Total					Total LTIP Score		109
(1)Net Earnings before interest, taxes, depreciation, amortization and Net Pension/Post Retirement Expense.
(2)Cumulative FCF divided by average invested capital.
(3)HII EBITDAP ending balance less HII EBITDAP beginning balance, divided by the EBITDAP beginning balance, measured against EBITDAP growth of the S&P Aerospace and Defense Select Index.
(4)The EBITDAP and ROIC metrics were adjusted for the performance period to account for certain business conditions that impacted the timing of revenue and cash flows due to the COVID-19 pandemic that were unanticipated at the time the goals were established.
The 2022 RPSR awards paid out at 109% of target, and earned RPSRs were issued on February 24, 2025.
ADDITIONAL BENEFITS
We provide additional benefits to our NEOs through various plans that are also available to some or all of our other employees. Although these plans are not directly overseen by the Committee, the Committee considers benefits under these plans when considering an executive’s total annual compensation and determining the annual and long-term compensation components. These benefits are not performance-related and are designed to provide a market competitive compensation package to attract, motivate and retain the executive talent we need to achieve our business objectives. The plans include broad-based retirement plans, as well as additional supplemental executive benefits, including supplemental pension plans and enhanced health and welfare benefits (dental, life, AD&D and disability).

2025 Proxy Statement	49

EXECUTIVE COMPENSATION
Defined Benefit Retirement Plans. We maintain tax-qualified defined benefit pension plans that cover all but two of our NEOs and the majority of our workforce. These plans are structured to retain and reward employees for long service and to recognize higher performance levels through annual pay increases. Compensation, age and service factor into the amount of the benefits provided under the plans.
We also maintain non-tax-qualified supplemental defined benefit pension plans that cover all but two of our NEOs. These plans provide benefits that would have been provided under the tax-qualified plans if no limits applied to such plans under the Internal Revenue Code (“IRC”). These types of benefits are common in our industry.
Defined Contribution Savings Plans. We maintain tax-qualified defined contribution savings plans that cover our NEOs and the majority of our workforce. Participating employees contribute portions of their pay to the plans, and the Company generally provides a matching contribution.
We also maintain two non-tax-qualified supplemental savings plans that cover all eligible employees, including our NEOs. The Savings Excess Plan (“SEP”) allows eligible employees to defer compensation beyond the IRC limits of the tax-qualified plans and receive a matching Company contribution. Eligibility begins when annual income, including base pay and bonuses, equals or exceeds $345,000, the plan compensation limit under the IRC for 2024. Eligible employees under the IRC may participate in the plan in the calendar year after their total eligible cash income meets or exceeds this limit.
The Officers Retirement Account Contribution Plan (“ORAC”) covers the majority of the Company’s elected and appointed officers hired on or after July 1, 2008, who are not eligible for defined benefit pension plans. Enrollment is automatic, and the Company contributes an amount equal to 4% of the officer’s eligible compensation. Because Messrs. Boudreaux and Green were hired after June 30, 2008, they are not eligible to participate in the Company’s qualified and nonqualified defined benefit pension plans, but they receive the SEP and ORAC benefits described above. Our other NEOs do not receive ORAC benefits. Additional information about the SEP and the ORAC is provided in the Nonqualified Deferred Compensation table.
Perquisites. Our NEOs are eligible for certain executive perquisites, which include financial planning, dental insurance, physical exams, personal liability insurance and relocation benefits. These perquisites are common within our industry and comprise an important component of our total compensation package. Management and the Committee review perquisites and benefits on an annual basis to ensure they are appropriate.
Severance Benefits. Management and the Committee believe severance benefits are appropriate for a reasonable amount of time following certain terminations of employment, including a termination without cause. In addition to providing a severance plan for all employees, we maintain The Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries. Benefits under this plan for our NEOs include the following:
•Lump Sum Cash Severance Payment—A lump sum equal to one and one half (1.5) times the sum of annual base salary and Target Bonus;
•Extension of Medical and Dental Benefits—The employer portion of medical and dental insurance premiums for a period of 18 months following the date of termination (concurrent with COBRA);
•Financial Planning Reimbursement—Eligible expenses incurred prior to the date of termination and eligible expenses incurred in the year in which the date of termination occurs up to a maximum of $15,000 ($30,000 for the CEO), and any fees incurred in the year following the year in which the date of termination occurs up to a maximum of $15,000 ($30,000 for the CEO);
•Executive Physical Reimbursement—Eligible expenses up to $4,000 incurred through the end of the year of termination; and
•Outplacement Services Reimbursement—Fees incurred within one year after the date of termination (limited to 15% of base salary as of the date of termination).

50	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
ADDITIONAL COMPENSATION POLICIES
Total Compensation—Tally Sheet
Management provides the Committee with a total compensation and benefits perspective for each NEO, which includes a tally sheet that captures each element of total compensation and benefits. In conjunction with the Committee’s consideration of NEO compensation compared to the Company’s peer group, this tally sheet ensures that compensation decisions are made within a total compensation framework. The tally sheet provides a broad perspective that covers basic annual compensation components, as well as an annualized value of the benefits and perquisites each NEO receives. Accordingly, the values of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites are included.
Tax Deductibility of Pay-Section 162(m)
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to $1 million each for a public company’s CEO, CFO and next three highest-paid executive officers. In addition to salary, the $1 million annual tax deduction limit applies to the following 2024 awards and payouts to executives subject to Section 162(m): AIP awards and long-term incentive compensation awards granted in 2024, payouts on 2023 AIP awards and payouts on long-term incentive compensation awards granted in 2022.
Grant Date for Equity Compensation Awards
Our annual grant cycle for long-term incentive compensation equity awards occurs simultaneously with annual salary increases and annual incentive compensation awards. We expect this to occur in the first two and one-half months of each year. This timing allows management and the Committee to make decisions on all three compensation elements at the same time to promote a total compensation approach.
STOCK OWNERSHIP GUIDELINES
To promote ownership of our common stock by our executives and alignment of management and stockholder interests, we have adopted stock ownership guidelines that prescribe pre-determined stock ownership levels for certain executives, expressed as a multiple of the executive’s base salary. The stock ownership guidelines prescribe the following ownership levels:
•President and CEO—7 times base salary;
•Elected officers reporting directly to the President and CEO—3 times base salary; and
•Other elected, appointed and other officers—1.5 times base salary.
The ownership guidelines may be satisfied in one or more of the following ways:
•Direct ownership of our common stock;
•Restricted Stock Rights (“RSRs”) (vested or unvested) granted in the form of restricted stock units and issued as part of a long-term incentive compensation award;
•Equivalent shares held in our savings plan (401(k) plan); or
•Equivalent shares held in our Savings Excess Plan.
As of February 28, 2025, the percentage of stock ownership target attained by each NEO was as follows:

Name	Target	% of Target Attained
Christopher D. Kastner	7 x salary	171%
Thomas E. Stiehle	3 x salary	237%
Chad N. Boudreaux	3 x salary	253%
Jennifer R. Boykin	3 x salary	179%
Edgar A. Green III	3 x salary	160%

2025 Proxy Statement	51

EXECUTIVE COMPENSATION
STOCK HOLDING REQUIREMENT
Awards granted prior to January 1, 2024 are subject to a holding requirement that requires our NEOs and other officers to hold at least 50% of the total number of shares of our common stock received as compensation until the earlier of (a) the third anniversary of the date such shares are issued or (b) the date that employment terminates due to death or disability. This holding requirement continues upon termination or retirement for a one-year period after separation from the Company and applies to any equity compensation award vesting in that one-year period. The stock holding requirement was eliminated for equity awards granted on or after January 1, 2024.
RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION
In October 2023, the Committee approved the HII Dodd-Frank Compensation Recovery Policy (the “Policy”) relating to recovery of erroneously awarded compensation, as required by NYSE listing standards and SEC rules. The Policy covers our president, principal financial officer, principal accounting officer, any vice president, any other officer who performs a significant policy-making function or any other person who performs similar policy-making functions for the Company (each, a “Covered Person”). The Policy requires recovery by the Company of erroneously awarded “incentive-based compensation” (“IBC”) within the three completed fiscal years preceding the date that either:
•the Company concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement; or
•a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement.
IBC includes compensation granted, earned or vested in whole or in part upon attainment of a financial reporting measure. IBC is deemed received in the fiscal year during which the reporting measure is attained, not when the award is granted, vested or paid.
The Policy does not limit the Company’s right to terminate employment of any Covered Person, to seek recovery of other compensation paid to a Covered Person or to pursue other rights or remedies available to the Company under applicable law.
Our prior Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments, which requires reimbursement of all or a portion of any erroneously awarded performance-based short-term or long-term cash or equity incentive compensation payments to an employee at the vice president or more senior position level, continues to apply to erroneous compensation received prior to October 2, 2023.
TRADING RESTRICTIONS AND POLICY AGAINST HEDGING AND PLEDGING
Our Insider Trading Policy prohibits directors, officers, and employees from buying or selling securities of any company while aware of material non-public information about that company, subject to certain limited exceptions involving pre-arranged trading plans, and from providing such material non-public information to any person who may trade on the basis of such information. This policy also prohibits directors, officers and certain other employees from engaging in speculative transactions in Company securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan or other transaction or engaging in any hedging transactions involving Company securities, including zero cost collar transactions and forward sale contracts. Directors, officers, and certain other employees may engage in permitted transactions in our securities only during certain specified periods and after receiving authorization from our Office of the Corporate Secretary. The foregoing summary does not purport to be complete and is qualified by reference to our Insider Trading Policy filed as an exhibit to our 2024 Form 10-K.

52	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee reviewed and discussed with management this Compensation Discussion and Analysis and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024. The Board has approved the recommendation.
Submitted by members of the Compensation Committee:
Victoria D. Harker, Chair
Kirkland H. Donald
Frank R. Jimenez
Anastasia D. Kelly

2025 Proxy Statement	53

EXECUTIVE COMPENSATION
Executive Compensation Tables
2024 SUMMARY COMPENSATION
The following table summarizes the compensation for our 2024 NEOs over the last three years.
Summary Compensation Table

Name & Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
Christopher D. Kastner, President and Chief Executive Officer	2024	1,280,769	6,499,823	1,225,250	5,316,085	231,738	14,553,665
	2023	1,180,384	5,799,855	2,997,000	3,962,861	160,519	14,100,619
	2022	1,023,077	4,399,840	1,832,443	363,888	123,018	7,742,266
Thomas E. Stiehle, Executive Vice President and Chief Financial Officer	2024	589,597	1,499,604	307,970	1,376,737	78,908	3,852,816
	2023	575,000	1,499,944	851,000	1,823,692	65,757	4,815,393
	2022	571,154	1,499,890	676,200	664,774	108,586	3,520,604
Chad N. Boudreaux, Executive Vice President and Chief Legal Officer	2024	584,470	1,149,572	305,292	—	207,749	2,247,083
	2023	570,001	1,149,814	843,600	—	160,846	2,724,261
	2022	563,077	1,149,977	670,320	—	174,005	2,557,379
Jennifer R. Boykin, Executive Vice President and President, Newport News Shipbuilding(6)	2024	565,567	1,149,572	409,041	46,895	77,836	2,248,911
	2023	551,564	1,149,814	542,740	491,440	36,514	2,772,071
	2022	549,900	1,149,977	494,202	—	35,842	2,229,921
Edgar A. Green III, Executive Vice President and President, Mission Technologies(7)	2024	550,040	1,149,572	904,000	—	197,330	2,800,942
	2023	530,458	1,149,814	814,784	—	115,846	2,610,902
	2022	523,029	1,149,977	394,661	—	460,779	2,528,447
(1)The amounts in this column represent salary earned during the year and include amounts deferred under the savings and nonqualified deferred compensation plans.
(2)The dollar values shown in this column are equal to the grant date fair values of equity awards made during the year, computed in accordance with FASB ASC Topic 718. Information a bout the assumptions used to value these awards can be found in Note 18 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The grant date values of 2024 RPSRs for each NEO, assuming maximum performance, were:

Christopher D. Kastner	$12,999,646
Thomas E. Stiehle	$2,999,208
Chad N. Boudreaux	$2,299,144
Jennifer R. Boykin	$2,299,144
Edgar A. Green III	$2,299,144
(3)The amounts reported in this column are attributable to the AIP awards earned for 2022, 2023, and 2024, but paid in 2023, 2024, and 2025, respectively. See the Grants of Plan-Based Awards table for more information regarding the range of AIP awards that could have been earned for 2024.
(4)The amounts reported in this column represent the changes in actuarial present values of the accumulated benefits under defined benefit pension plans, determined by comparing the prior completed year-end amount to the covered year-end amount. We do not have any deferred compensation plans that provide for above market or preferential earnings.
(5)Detailed information on the amounts reported in this column is included in the All Other Compensation table below.

54	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
2024 CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated under the Securities Exchange Act of 1934, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Companies may apply a variety of different methodologies, assumptions, adjustments and estimates in compliance with Item 402(u) of Regulation S-K; as such, the information provided should not be used as a basis for comparisons between different companies.
For 2024, the annual total compensation of the median employee of our Company was $77,857 and the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $14,545,636. Based upon this information, the ratio of the annual total compensation of our CEO in 2024, Mr. Kastner, to the median of the annual total compensation of all employees was 187 to 1.

	CEO	Median Employee	Pay Ratio
Summary Total Compensation and Pay Ratio	$14,553,665	$77,857	187
Our process for identifying the median of the annual total compensation of all our employees, as well as determining the annual total compensation of our median employee and our CEO, was as follows:
We determined that, as of December 31, 2024, our employee population consisted of approximately 44,258 individuals. For purposes of determining our median employee, we excluded 14 employees located in the United Kingdom and Australia. The remaining workforce (excluding our CEO) was 44,243 employees. This population consisted of our full-time, part-time, temporary and seasonal employees.
Our practice is to perform the median employee analysis each year. December 31, 2024, was selected as the date upon which we would identify the “median employee,” because it allowed us to identify our median employee in a reasonably efficient and economical manner. To identify the median employee, we compared 2024 W-2 taxable Medicare wages (Box 5) as reported to the Internal Revenue Service. This compensation measure was consistently applied to all employees included in the calculation. As a result of our analysis, we identified a new median employee for 2024, we calculated annual total compensation for such employee using the same methodology we use for reporting compensation of our NEOs on the 2024 Summary Compensation Table above. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the table.

2025 Proxy Statement	55

EXECUTIVE COMPENSATION
All Other Compensation

Name		Non-Qualified Plans Company Match ($)	Qualified Plans Company Match ($)	Health and Welfare Contributions ($)	Executive Physical ($)	Financial Planning ($)	Personal Liability ($)	Total All Other Compensation ($)
Christopher D. Kastner	2024	157,311	13,800	21,364	2,000	26,733	10,530	231,738
Thomas E. Stiehle	2024	43,824	13,800	15,993	2,000	790	2,501	78,908
Chad N. Boudreaux	2024	154,599	31,050	14,199	2,000	3,400	2,501	207,749
Jennifer R. Boykin	2024	30,533	13,800	16,002	—	15,000	2,501	77,836
Edgar A. Green III	2024	147,631	31,050	16,148	—	—	2,501	197,330
Perquisites and personal benefits include the use of Company-provided aircraft by family member(s) accompanying the NEO while on business travel at no additional incremental cost to the company.
2024 GRANTS OF PLAN BASED AWARDS
The following table provides additional information about equity and non-equity incentive compensation awards we granted to our NEOs during the year ended December 31, 2024.
2024 Grants of Plan Based Awards

			Estimated Potential Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher D. Kastner	Annual Incentive Plan		—	1,885,000	3,770,000
	Long-Term (RPSRs)	2/26/2024				—	15,780	31,560		4,549,847
	Long-Term (RSRs)	2/26/2024				—			6,763	1,949,976
Thomas E. Stiehle	Annual Incentive Plan		—	473,800	947,600
	Long-Term (RPSR)	2/26/2024				—	3,641	7,282		1,049,810
	Long-Term (RSR)	2/26/2024				—			1,560	449,795
Chad N. Boudreaux	Annual Incentive Plan		—	469,680	939,360
	Long-Term (RPSRs)	2/26/2024				—	2,791	5,582		804,729
	Long-Term (RSRs)	2/26/2024				—			1,196	344,843
Jennifer R. Boykin	Annual Incentive Plan		—	454,490	908,980
	Long-Term (RPSRs)	2/26/2024				—	2,791	5,582		804,729
	Long-Term (RSRs)	2/26/2024				—			1,196	344,843
Edgar A. Green III	Annual Incentive Plan		—	452,000	904,000
	Long-Term (RPSRs)	2/26/2024				—	2,791	5,582		804,729
	Long-Term (RSRs)	2/26/2024				—			1,196	344,843
(1)Amounts in these columns show the ranges of payouts that were possible under our Annual Incentive Plan based on performance during 2024, as described in the Compensation Discussion and Analysis. The amounts actually earned for 2024 are included in the Summary Compensation Table.
(2)These amounts reflect RPSRs granted in 2024 under the 2022 Plan. For additional details on our RPSRs, see “2024 Compensation Elements — Long-Term Incentive Compensation.”
(3)These amounts reflect RSRs granted in 2024 under the 2022 Plan. For additional details on our RSRs, see “2024 Compensation Elements — Long-Term Incentive Compensation.”
(4)The amounts reported in this column represent the full grant date fair values of the equity awards computed in accordance with the FASB ASC Topic 718.

56	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2024 YEAR-END
The following table summarizes the equity compensation awards made to our NEOs that were outstanding as of December 31, 2024.
Outstanding Equity Awards at 2024 Year-End

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(1) (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Christopher D. Kastner	2/26/2024			16,057	3,034,276
	2/26/2024	6,882	1,300,431
	2/28/2023			28,014	5,293,769
	3/1/2022			22,896	4,326,576
Thomas E. Stiehle	2/26/2024			3,705	700,114
	2/26/2024	1,587	299,966
	2/28/2023			7,245	1,369,061
	3/1/2022			7,805	1,474,914
Chad N. Boudreaux	2/26/2024			2,840	536,671
	2/26/2024	1,217	229,974
	2/28/2023			5,554	1,049,483
	3/1/2022			5,984	1,130,828
Jennifer R. Boykin	2/26/2024			2,840	536,671
	2/26/2024	1,217	229,974
	2/28/2023			5,554	1,049,483
	3/1/2022			5,984	1,130,828
Edgar A. Green III	2/26/2024			2,840	536,671
	2/26/2024	1,217	229,974
	2/28/2023			5,554	1,049,483
	3/1/2022			5,984	1,130,828
(1)Outstanding RSRs generally vest ratably over a three-year period, with 33 1/3% vesting upon each of the first, second and third anniversaries of the grant date.
(2)The market values are based on the closing price of our common stock on December 31, 2024 of $188.97.
(3)The numbers in this column assume target performance levels for RPSRs. The RPSR awards granted in 2024, 2023, and 2022 vest based upon performance for the three-year period ending on December 31, 2026, 2025, and 2024, respectively. See “2022-2024 Long-Term Incentive Plan Goals and Results” for the actual vesting amounts of the 2022 RPSRs. The number of shares reflected in the table for the 2024, 2023, and 2022 awards also includes DEUs accrued through December 31, 2024. DEUs vest only to the extent the underlying performance award vests.

2025 Proxy Statement	57

EXECUTIVE COMPENSATION
STOCK VESTED IN 2024
The following table provides additional information about the value realized by our NEOs on vesting of stock awards during the year ended December 31, 2024. We did not have any stock options outstanding in 2024.
2024 Stock Vested

	Stock Awards
Name & Principal Position	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Christopher D. Kastner	16,167	4,661,744
Thomas E. Stiehle	8,083	2,330,652
Chad N. Boudreaux	7,678	2,213,851
Jennifer R. Boykin	9,295	2,680,199
Edgar A. Green III	9,294	2,679,946
(1)The numbers in this column represent shares that were received in 2024 based upon the achievement of performance goals on RPSRs for the three-year period from 2021 through 2023.
(2)The values in this column are calculated by multiplying the number of RPSRs vested by the closing price of our common stock on the NYSE on the date of vesting.
2024 PENSION BENEFITS
The following table shows the present value of accumulated benefits payable to each of our NEOs under the qualified defined benefit pension plans and nonqualified defined benefit pension plans that we sponsor.
2024 Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Christopher D. Kastner(2)	OSERP	33.917	4,086,650	—
	HII Supplemental Plan 2—ERISA 2	33.917	12,988,231	—
	HII Retirement Plan “B”	33.917	1,878,741	—
Thomas E. Stiehle(2)	OSERP	38.000	3,239,315	—
	HII Supplemental Plan 2—ERISA 2	38.000	3,859,114	—
	HII Retirement Plan “B”	38.000	1,735,717	—
Chad N. Boudreaux(3)	—	—	—	—
Jennifer R. Boykin(2)	OSERP	37.000	1,402,516	—
	HII NNS Inc. Retirement Benefit Restoration Plan	37.000	3,571,302	—
	HII NNS Inc. Retirement Plan	37.000	1,879,089	—
Edgar A. Green III(4)	—	—	—	—
(1)While benefits may be spread over different plans, it is our policy that an executive’s total benefit under these plans is essentially limited to 60% of such executive’s final average pay.
(2)As of December 31, 2014, the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan was consolidated with other nonqualified defined benefit pension plans to form the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan. As of December 31, 2019, the OSERP and Huntington Ingalls Industries Supplemental Plan 2—ERISA 2 were merged into the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan, which was subsequently renamed the Huntington Ingalls Industries Consolidated Supplemental Retirement Plan.

58	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
(3)Mr. Boudreaux was hired in August 2011 and is, therefore, not eligible to participate in any historical defined benefit pension plans, which were closed to new participants in 2008. Mr. Boudreaux does, however, participate in Company sponsored defined contribution plans.
(4)Mr. Green was hired in March 2011 and is, therefore, not eligible to participate in any historical defined benefit pension plans, which were closed to new participants in 2008. Mr. Green does, however, participate in Company sponsored defined contribution plans.
The pension values represent the present values of the benefits expected to be paid in the future. They do not represent actual lump sum values that may be paid from a plan. The amount of future payments is based on the current accrued pension benefit as of December 31, 2024. Pursuant to SEC disclosure rules, (i) the actuarial assumptions used to calculate amounts for this table are the same as those used for our financial statements, and (ii) all pension values are determined assuming the NEO works until the specified retirement age, which is the earliest unreduced retirement age (as defined in each plan).
GENERAL EXPLANATION OF THE PENSION BENEFITS TABLE
Individual employees may be covered by several different pension plans as a result of our history as a division of Northrop Grumman. However, an executive’s total benefit under the pension plans is essentially limited to 60% of his or her final average pay. The accrued tax qualified pension benefit cannot be reduced or taken away under applicable law, so all historical pension plans have been maintained.
Pension plans provide income during retirement, as well as benefits in special circumstances, including death and disability. In general, the plans are structured to reward and retain employees of long service and recognize higher achievement levels through increases in annual pay. The term “qualified plan” generally means a plan that qualifies for favorable tax treatment under IRC Section 401. Savings plans (also known as 401(k) plans) and traditional pension plans are examples of qualified plans. Qualified plans apply to a broad base of employees. The term “nonqualified plan” generally means a plan that is limited to a specified group of management personnel. Our nonqualified plans supplement our qualified plans and (1) provide benefits that would be provided under our qualified plans if there were no limitations imposed by the IRC and (2) provide a minimum level of pension benefits to our executives in recognition of their higher levels of responsibility.
The amounts in the table are based upon the specific provisions of each plan, which are described in more detail below. Two basic types of pension benefits are reflected in the Pension Benefits table: traditional benefits and cash balance benefits. For purposes of computing amounts in the table, traditional benefits are determined based on the annual pension earned as of December 31, 2024, and include any supplemental payments. Cash balance benefits are based upon the account balance as of December 31, 2024, plus a future interest credit, converted to an annuity using the applicable conversion factors.
Messrs. Stiehle and Kastner participate in the Huntington Ingalls Industries Retirement Plan “B” and the Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2 (“ERISA 2”). Ms. Boykin participates in the HII Newport News Shipbuilding Inc. Retirement Plan and the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan. Messrs. Boudreaux and Green participate in the Huntington Ingalls Industries Officers Retirement Account Contribution Plan (“ORAC”). Each NEO, except Messrs. Boudreaux and Green, also participates in the Officers Supplemental Executive Retirement Program (“OSERP”).
Effective December 31, 2014, the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan was consolidated with other nonqualified defined benefit pension plans to form the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan. The consolidation does not affect the benefit amounts payable to the participants. Effective December 31, 2019, the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program (the “OSERP”) and Huntington Ingalls Industries Supplemental Plan 2—ERISA 2 were merged into the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan, which was subsequently renamed the Huntington Ingalls Industries Consolidated Supplemental Retirement Plan. This merger does not affect the benefit amounts payable to the participants.
The changes in pension values shown in the Summary Compensation Table include the effects of:
•an additional year of service from December 31, 2023 to December 31, 2024;
•changes in eligible pension pay;
•changes in applicable pay cap limits; and
•changes in actuarial assumptions.

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DESCRIPTION OF QUALIFIED PLANS
Huntington Ingalls Industries Retirement Plan “B” and HII Newport News Shipbuilding Inc. Retirement Plan. The general benefit structure for each participant is similar except for the historical benefit formulas, the transition benefit formulas and the timing of the transition period, all of which are described below. The plans are qualified under IRC Section 401 and provide up to three component pieces of benefits depending on when a participant is hired and terminates. The following chart illustrates the component pieces (described in more detail after the chart):

Part A Benefit under the historical plan formula before the transition period		Part B (5-Year Transition Benefit) Benefit based on a formula similar to the one under the historical plan formula during the transition period		Part D Benefit under the cash balance formula after the transition period		Pension Benefit

	+	or (if greater)	+		=

Part C (5-Year Transition Benefit) Benefit under the cash balance formula during the transition period

The components are the historical benefit (the Part A benefit), the transition benefit (the greater of the Part B benefit or the Part C benefit) and the cash balance benefit (the Part D benefit). Eligible employees who joined a plan after the transition date associated with their pension plan accrue only the cash balance benefit (Part D) from their first date of participation.
The qualified benefit for each NEO is the sum of these three benefits (Part A + Max (Part B or C) + Part D). The transition period for the Huntington Ingalls Industries Retirement Plan “B” was July 1, 2003 through June 30, 2008, while the transition period for the HII Newport News Shipbuilding Inc. Retirement Plan was January 1, 2004 through December 31, 2008. During the transition period, each eligible participant earned the greater of (i) the benefit calculated under a formula similar to his or her historical plan (Part B) or (ii) the cash balance formula benefit (Part C).
The cash balance formula (Parts C and D benefits) uses a participant’s points (age plus years of service) to determine a pay-based credit amount (a percentage of eligible pay) on a monthly basis. Interest is credited monthly on the amount in the participant’s hypothetical individual account. At normal retirement age, a participant’s balance in the hypothetical account is converted into an annuity payable for life, using specified factors. There are various forms of annuities from which the participant can choose, including a single-life annuity or a joint-and-survivor annuity.
Specific Elements of the Plans. The following paragraphs describe specific elements of the qualified plans in which our NEOs participate.
•Formulas Under Historical Plans:
•HII Newport News Shipbuilding Inc. Retirement Plan—This plan provides a benefit equal to 55% of final average pay (as limited by IRC Section 401(a)(17)) multiplied by benefit service up to a maximum of 35 years divided by 35. Participants with pre-1997 service also have a frozen accrued benefit with the prior NNS parent company, Tenneco. Total benefit service is used for the plan benefit, but the frozen accrued benefit with Tenneco is offset from the total benefit. Final average pay is the average of the final 60 months of base pay multiplied by 12 to determine an annual final average pay. Ms. Boykin has historical (Part A) benefits under this formula.
•HII Northrop Grumman Retirement Plan—This plan is a legacy part of the Huntington Ingalls Industries Retirement Plan “B” and provides a benefit equal to 1.6667% of final average pay (as limited by IRC Section 401(a)(17)) multiplied by benefit service up to a maximum of 30 years. Final average pay is the average of the three highest-paid years during which the participant was an eligible employee of Northrop Grumman after 1996. Mr. Kastner has historical (Part A) benefits under this formula.

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•HII Grumman Pension Plan—This plan is a legacy part of the Huntington Ingalls Industries Retirement Plan “B” and provides a benefit equal to 1.6667% of final average pay (as limited by IRC Section 401(a)(17)) multiplied by benefit service after December 31, 1994, plus the frozen accrued benefit as of December 31, 1994. Final average pay is the average of the three highest-paid years during which the participant was an eligible employee of the Company after 1996. Messrs. Stiehle and Kastner have historical (Part A) benefits under this formula.
•Cash Balance Formula. Table 1 shows the percentage of pay credit specified at each point level for the Part C benefit for each NEO. Interest is credited monthly based upon the 30-year Treasury bond rate in effect four months prior to the crediting month.
•For the Part D benefit, the cash balance formula for each NEO is based upon Table 2. Interest is credited monthly based on the 30-year Treasury bond rate in effect four months prior to the crediting month.
Table 1 (Part C Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay (%)	Eligible Pay in Excess of Social Security Wage Base (%)
Under 25	6.0	6.0
25 to 34	6.5	6.0
35 to 44	7.0	6.0
45 to 54	7.5	6.0
55 to 64	8.0	6.0
65 to 74	8.5	6.0
75 to 84	9.0	6.0
Over 84	9.5	6.0
Table 2 (Part D Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay (%)	Eligible Pay in Excess of Social Security Wage Base (%)
Under 25	3.5	4.0
25 to 34	4.0	4.0
35 to 44	4.5	4.0
45 to 54	5.0	4.0
55 to 64	5.5	4.0
65 to 74	6.5	4.0
75 to 84	7.5	4.0
Over 84	9.0	4.0
•Vesting. Participants vest in their program benefits upon completion of three years of service. As of December 31, 2024, each NEO participating in a qualified pension plan has a non-forfeitable right to receive retirement benefits, which are payable upon early (if eligible) or normal retirement, as elected by the NEO.
•Form of Benefit. The standard form of benefit is an annuity payable for the life of the participant. At normal retirement, the annuity for the cash balance formula is equal to the accumulated account balance divided by 9. Other annuity options may be elected; however, each option is actuarially equivalent in value to the standard form.

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•Pay. Pay for purposes of the cash balance, the HII Grumman Pension Plan formula and the HII Northrop Grumman Retirement Plan formula is primarily salary plus the annual cash bonus. Final average pay for the HII Newport News Shipbuilding Inc. Retirement Plan is determined using base salary only. Pay is limited by IRC Section 401(a)(17).
•Normal Retirement. Normal retirement means the benefit is not reduced for early commencement. It is generally specified in each formula as: age 65 for the HII Grumman Pension Plan, the HII Northrop Grumman Retirement Plan and the HII Newport News Shipbuilding Inc. Retirement Plan formulas and the later of age 65 and three years of vesting service for the cash balance formula.
•Early Retirement. Early retirement eligibility for the historical HII Newport News Shipbuilding Inc. Retirement Plan, HII Grumman Pension Plan (post-1994 benefits), the HII Northrop Grumman Retirement Plan and the cash balance formulas occurs when the participant both attains age 55 and completes ten years of service. Early retirement eligibility for the historical HII Grumman Pension Plan (pre-1995 benefits) occurs when the participant attains age 60 with at least one year of service or age 50 with at least 20 years of service. Early retirement benefits under both the historical and cash balance formulas may be reduced for commencement prior to normal retirement to reflect the longer period of time over which the benefit will be paid.
Messrs. Stiehle and Kastner and Ms. Boykin have reached the age of 55 and have completed ten or more years of service. Mr. Stiehle has reached the age of 50 and completed 20 years of service. Accordingly, each of Messrs. Stiehle and Kastner and Ms. Boykin are eligible for early retirement under the Huntington Ingalls Industries Retirement Plan “B” (which includes historical benefits from the HII Grumman Pension Plan and the HII Northrop Grumman Retirement Plan) or the HII Newport News Shipbuilding Inc. Retirement Plan, as applicable. Early retirement benefits for each NEO cannot commence prior to termination of employment. Messrs. Boudreaux and Green do not participate in any defined benefit pension plans.
DESCRIPTION OF NONQUALIFIED PLANS
Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2. This plan is a nonqualified plan that provides benefits that would have been paid under the Huntington Ingalls Industries Retirement Plan “B” but for the IRC Section 401(a)(17) limit on the amount of compensation that must be taken into account under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under this plan are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP) for all Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the benefit. Reductions for early retirement apply in the same manner as under the associated qualified plan.
Messrs. Stiehle and Kastner began participating in the plan when they reached applicable pay grades for inclusion in the plan.
HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan. This plan is a nonqualified plan that provides benefits that would have been paid under the HII Newport News Shipbuilding Inc. Retirement Plan but for the IRC Section 401(a)(17) limit on the amount of compensation that must be taken into account under a qualified plan and the IRC Section 415 limit on benefits that may be paid under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP for all pension benefits). Optional forms of payment are the same as those under the HII Newport News Shipbuilding Inc. Retirement Plan. Reductions for early retirement apply in the same manner as under the HII Newport News Shipbuilding Inc. Retirement Plan.
Ms. Boykin began participating in the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan when she reached applicable pay grades for inclusion in the plan.
Officers Supplemental Executive Retirement Program. The OSERP is a nonqualified plan frozen to new entrants on July 1, 2008. Accordingly, officers hired on or after this date and any promoted officers who do not participate in a qualified defined benefit pension plan are not allowed to participate in the program. On December 31, 2018, this program was also closed to those officers whose hire date was prior to July 1, 2008, but promotion date occurred on or after January 1, 2019. Instead, officers who were hired on or after July 1, 2008, or promoted on or after January 1, 2019, participate in the Huntington Ingalls Industries Officers Retirement Account Contribution Plan, which is a defined contribution plan arrangement.

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Messrs. Stiehle and Kastner and Ms. Boykin participate in the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program, which provides a total pension benefit equal to a percentage of final average pay (the average pay without the IRC Section 401(a)(17) limit and including deferred compensation in the three highest-paid plan years during the greater of (i) the last ten consecutive years of participation or (ii) all consecutive years of participation since January 1, 1997) where the percentage is determined by the following formula: 2% for each year of service up to ten years, 1.5% for each subsequent year up to 20 years and 1% for each additional year over 20 and less than 45, less any other HII pension benefits. Under the OSERP, all years of service with HII are used to determine the final percentage.
The OSERP benefit, when combined with all HII pension benefits, cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP). Optional forms of payment are generally the same as those under the qualified plan, plus a 13-month delayed lump sum option on a portion of the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefit.
•Normal Retirement: Age 65.
•Early Retirement: Age 55 and completion of ten years of service. Benefits are reduced by the lesser of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.
•Vesting: Participants vest in their OSERP benefits upon attaining age 55 and completion of ten years of service or attaining age 65 and completion of five years of service. These milestones must be attained prior to termination from HII.
Huntington Ingalls Industries Consolidated Supplemental Retirement Plan. Effective December 31, 2014, the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan was consolidated with other nonqualified defined benefit pension plans to form the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan. The consolidation does not affect the benefit amounts payable to the participants. Effective December 31, 2019, the OSERP and ERISA 2 were merged into the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan, which was subsequently renamed the Huntington Ingalls Industries Consolidated Supplemental Retirement Plan. This merger does not affect the benefit amounts payable to the participants.
Section 409A Restrictions on Timing and Optional Forms of Payment. Under IRC Section 409A, employees who participate in Company-sponsored nonqualified plans, such as the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan, the Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2 and the OSERP are subject to special rules regarding the timing and forms of payment for benefits earned or vested after December 31, 2004 (“post-2004 benefits”). Payment of post-2004 benefits must begin on the first day of the month coincident with or following the later of attainment of age 55 and termination from the Company. The optional forms of payment for post-2004 benefits are limited to a single life annuity or a selection of joint and survivor options.
Specific Assumptions Used to Estimate Present Values. The following assumptions were used to estimate the present values in the Pension Benefits table:
•Assumed Retirement Age: For all plans, pension benefits are assumed to begin at the earliest retirement age that the participant can receive an unreduced benefit payable from the plan. OSERP benefits are first unreduced once an NEO reaches age 55 and accumulates 85 points or reaches age 65. HII Newport News Shipbuilding Inc. Retirement Plan and associated HII Newport News Shipbuilding Inc. Retirement Restoration Plan benefits (Part A and B benefits) are first unreduced at the earlier of age 62 and completion of ten years of service or age 65. For the HII Grumman Pension Plan (pre-1995 benefits), vested benefits are first unreduced at age 60. For the HII Grumman Pension Plan (post-1994 Part A and Part B benefits), the HII Northrop Grumman Retirement Plan (Part A and B benefits) and the associated Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2 (Part A and B benefits), vested benefits are first unreduced once an NEO reaches age 55 and accumulates 85 points or reaches age 65. Given each NEO’s period of service, cash balance benefits (Part C and D benefits) will be converted to an annuity on an unreduced basis starting at age 55.

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When portions of an NEO’s benefit under the “Part A + Max (Part B or Part C) + Part D” structure have different unreduced retirement ages, the later unreduced age is used for the entire benefit.
•Discount Rate: The applicable discount rates are as follows:

Plan Name	12/31/2024 (%)	12/31/2023 (%)
Huntington Ingalls Industries Supplemental Plan 2	5.91	5.26
Huntington Ingalls Industries Retirement Plan “B”	5.94	5.27
HII Newport News Shipbuilding Inc. Retirement Plan	5.98	5.26
HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan	5.91	5.26
Officers Supplemental Executive Retirement Program	5.91	5.26
•Mortality Table: A variation of the Pri-2012 and MP-2021 mortality tables, adjusted to reflect the Company’s experience and expectations.
•Present Values: Present values are calculated using the Assumed Retirement Age, Discount Rate and Mortality Table described above; they assume no pre-retirement mortality, disability or termination and that the NEO remains employed until his or her earliest unreduced retirement age.
•Future Investment Crediting Rate Assumption: Cash balance amounts are projected to the Assumed Retirement Age based on the future investment crediting rate assumptions of 3.58% as of December 31, 2023, and 3.54% as of December 31, 2024. These rates are used in conjunction with the discount rate to estimate the present value amounts for cash balance benefits.
Information on Executives Eligible to Retire. Messrs. Stiehle and Kastner and Ms. Boykin are eligible to retire early and begin pension benefits immediately under all plans in which they participate. Their total annual immediate benefit, assuming they had terminated on December 31, 2024, is $722,204 for Mr. Stiehle, $1,561,042 for Mr. Kastner and $559,373 for Ms. Boykin.
2024 NONQUALIFIED DEFERRED COMPENSATION
The following table summarizes the compensation of our NEOs under our nonqualified deferred compensation plans.
2024 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Christopher D. Kastner	Savings Excess	393,277	157,311	20,281	—	2,743,171
Thomas E. Stiehle	Savings Excess	164,340	43,824	246,391	—	1,506,409
Chad N. Boudreaux	Savings Excess	97,476	97,476	60,960	—	1,149,564
	ORAC	—	57,123	18,924	—	524,531
Jennifer R. Boykin	Savings Excess	61,065	30,533	(50,000)		850,613
Edgar A. Green III	Savings Excess	102,947	92,652	203,707	—	2,018,239
	ORAC	—	54,979	(37,610)	—	473,406
(1)Executive contributions in this column also are included in the salary and non-equity incentive plan columns of the 2024 Summary Compensation Table.
(2)Company contributions in this column are included under the All Other Compensation column in the 2024 Summary Compensation Table and under the 2024 All Other Compensation table.
(3)Aggregate earnings in the last fiscal year are not included in the 2024 Summary Compensation Table because they are not above market or preferential.

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(4)The only amounts reflected in this column that previously were reported as compensation to the NEO in the Summary Compensation Table are executive and Company contributions for the respective fiscal year-end and only if the NEO was reported as an NEO for each respective year. Aggregate earnings in this column were not reported previously in the Summary Compensation Table.
•Mr. Kastner’s aggregate SEP account balance includes $1,369,537 in employee contributions.
•Mr. Stiehle’s aggregate SEP account balance includes $672,334 in employee contributions.
•Mr. Boudreaux’s aggregate SEP account balance includes $458,359 in employee contributions.
•Ms. Boykin’s aggregate SEP account balance includes $451,324 in employee contributions.
•Mr. Green’s aggregate SEP account balance includes $822,353 in employee contributions.
Deferred Compensation Plans and Descriptions
The material terms of the deferred compensation plans in which our NEOs participate are summarized below:
•The “Savings Excess Plan” allows eligible employees to defer between 1% and 75% of salary and annual incentive payments above the limits mandated by the IRS. The Company may provide a matching contribution of up to 4%, based upon a participant contribution rate of 8%. Participants are immediately 100% vested in their accounts and are allowed to make elections regarding how their account balances will be deemed invested for purposes of crediting earnings to the account by selecting investments from a limited list of investment options selected by the plan administrator. No above market earnings are provided under the plan. Based upon an advance election, payment is made in a lump sum or installments over a period of up to 15 years. Neither in-service distributions nor hardship withdrawals are allowed under this plan.
•The “ORAC” covers the majority of those elected and appointed officers hired on or after July 1, 2008, who are not eligible for defined benefit retirement plans. Enrollment is automatic, and the Company contributes an amount equal to 4% of the officer’s eligible compensation.
All deferred compensation that was not earned and vested before January 1, 2005 is subject to the requirements of IRC Section 409A. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed above.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below provide estimated payments and benefits that we would have provided each NEO if his or her employment had terminated on December 31, 2024, for specified reasons. This information is based upon the assumption that employment terminated on December 31, 2024, and uses the closing price of our common stock of $188.97 on the NYSE as of December 31, 2024. These payments and benefits are provided under the following plans:
•The Severance Plan for Elected and Appointed Officers
•The 2012 Long-Term Incentive Stock Plan and 2022 Long-Term Incentive Stock Plan and terms and conditions of equity awards
We summarize below these plans before providing the estimated payment and benefit amounts in the tables. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to our NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the NEO’s age.

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EXECUTIVE COMPENSATION
The amounts described in the tables below are in addition to each NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation tables, as well as benefits generally available to our employees such as distributions under our 401(k) plan, disability and life insurance benefits and accrued vacation.
SEVERANCE PLAN
Upon a “qualifying termination” (defined below), we have discretion to provide severance benefits to our NEOs under The Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries (the “Severance Plan”). Provided the NEO signed a release, such executive would have received:
•a lump sum severance benefit equal to 1.5 times base salary and target bonus;
•continued medical and dental premium payments for 18 months following the date of termination;
•financial planning expense reimbursement for fees incurred in the year in which the date of termination occurs ((limited to $15,000) ($30,000 for the CEO)) and any fees incurred in the year following the year in which the date of termination occurs ((limited to $15,000) ($30,000 for the CEO));
•reimbursement for the cost of a qualified executive physical as part of the executive perquisites program within established limits (up to $4,000 ) through the end of the year of termination; and
•outplacement services reimbursement for fees incurred within one year after the date of termination (limited to 15% of base salary as of the date of termination).
A “qualifying termination” means one of the following:
•an involuntary termination of employment of the NEO, other than termination for cause or mandatory retirement; or
•an NEO’s election to terminate employment with us in lieu of accepting a downgrade to a non-officer position or status.
TERMS OF EQUITY AWARDS UNDER THE 2012 PLAN AND THE 2022 PLAN
The terms of equity awards to our NEOs under the 2012 Plan and the 2022 Plan provide for prorated or accelerated vesting if an NEO terminates for certain reasons. For RPSRs, accelerated vesting of a portion of each award occurs upon a termination due to death, disability or retirement (after age 55 with ten years of service or mandatory retirement at age 65). For RSRs, accelerated vesting occurs upon a termination due to death or disability.
For purposes of estimating the payments due under RPSRs below, our performance is assumed to be at target levels through the close of each three-year performance period, and we include accrued DEUs for awards granted in 2012 and later.
The terms of equity awards to our NEOs under the 2012 Plan and the 2022 Plan also provide for accelerated vesting of RPSRs and RSRs in the event that the NEO is terminated in a qualifying termination related to a change in control (see “Change-in-Control Followed by Termination Payments Summary” below).
Payouts of RPSRs for retirements and terminations is made during the normal process for payouts, which occurs during the first quarter following the end of the performance period.

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EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
The following tables show the values of payments and other benefits due to our NEOs under the Severance Plan, the 2012 Plan and the 2022 Plan, assuming a termination of employment as of December 31, 2024.
Change-in-Control Followed by Termination Payments Summary

	Kastner ($)	Stiehle ($)	Boudreaux ($)	Boykin ($)	Green ($)
Severance	4,777,500	1,599,075	1,585,170	1,533,902	1,525,500
Bonus (Actual Earned in 2024)(1)	1,225,250	307,970	305,292	409,041	904,000
Unvested RSR(2)	1,300,431	299,966	229,974	229,974	229,974
Unvested Performance-Based RPSR Value(3)	13,043,654	3,676,411	2,818,299	2,818,299	2,818,299
Health and Welfare Benefits	26,392	19,609	24,937	19,609	31,651
Financial Planning and Outplacement	255,000	118,838	118,065	115,217	114,750
Total Payments Before Excise Tax Response	20,628,227	6,021,869	5,081,736	5,126,042	5,624,173
Forfeiture Due to Alternative Cap (If Applicable)	—	—	—	—	—
Total Payments After Excise Tax Response	20,628,227	6,021,869	5,081,736	5,126,042	5,624,173
(1)Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2024 are shown in the table above.
(2)RSRs would accelerate in full upon a change-in-control and qualifying termination.
(3)2022-2024 RPSR cycle paid based on actual performance through 12/31/2024. All unvested cycles fully accelerate at target.
Involuntary Termination Not For Cause or Good Reason Termination by Executive

	Kastner ($)	Stiehle ($)	Boudreaux ($)	Boykin ($)	Green ($)
Severance	4,777,500	1,599,075	1,585,170	1,533,902	1,525,500
Bonus (Actual Earned in 2024)(1)	1,225,250	307,970	305,292	409,041	904,000
Unvested RSR Value(2)	361,177	83,324	—	63,775	63,775
Unvested Performance-Based RPSR Value(3)	9,256,381	2,753,482	1,232,462	2,110,858	2,110,858
Health and Welfare Benefits	26,392	19,609	24,937	19,609	31,651
Financial Planning and Outplacement	255,000	118,838	118,065	115,217	114,750
Total Payments	15,901,700	4,882,297	3,265,926	4,252,402	4,750,534
(1)Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2024 are shown in the table above.
(2)Messrs. Kastner, Stiehle, and Green, and Ms. Boykin are retirement eligible, and therefore would vest in a prorated portion of any unvested RSRs scheduled to vest in the next 12 months. Mr. Boudreaux is not retirement eligible, and therefore would forfeit unvested RSRs.
(3)2022-2024 RPSR cycle paid based on actual performance through 12/31/2024. Messrs. Kastner, Stiehle, and Green and Ms. Boykin are retirement eligible, and unvested cycles are therefore pro-rated at target. Mr. Boudreaux is not retirement eligible and, therefore, would forfeit the 2023-2025 and 2024-2026 cycles.

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EXECUTIVE COMPENSATION
Termination Due to Death or Disability

	Kastner ($)	Stiehle ($)	Boudreaux ($)	Boykin ($)	Green ($)
Bonus (Actual Earned in 2024)(1)	1,225,250	307,970	305,292	409,041	904,000
Unvested RSR Value(2)	1,300,431	299,966	229,974	229,974	229,974
Unvested Performance-Based RPSR Value(3)	9,256,381	2,753,482	2,110,858	2,110,858	2,110,858
Total Payments	11,782,062	3,361,418	2,646,124	2,749,873	3,244,832
(1)Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2024 are shown in the table above.
(2)RSRs would vest in full in the event of death or disability.
(3)2022-2024 RPSR cycle paid based on actual performance through 12/31/2024. All unvested cycles are prorated at target.
Retirement

	Kastner ($)	Stiehle ($)	Boudreaux ($)	Boykin ($)	Green ($)
Bonus (Actual Earned in 2024)(1)	1,225,250	307,970	305,292	409,041	904,000
Unvested RSR Value(2)	361,177	83,324	—	63,775	63,775
Unvested Performance-Based RPSR Value(3)	9,256,381	2,753,482	1,232,462	2,110,858	2,110,858
Total Payments	10,842,808	3,144,776	1,537,754	2,583,674	3,078,633
(1)Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2024 are shown in the table above.
(2)Messrs. Kastner, Stiehle, and Green, and Ms. Boykin are retirement eligible, and therefore would vest in a prorated portion of any unvested RSRs scheduled to vest in the next 12 months. Mr. Boudreaux is not retirement eligible and therefore would forfeit unvested RSRs.
(3)2022-2024 RPSR cycle paid based on actual performance through 12/31/2024. Messrs. Kastner, Stiehle, and Green and Ms. Boykin are retirement eligible, and unvested cycles are therefore pro-rated at target. Mr. Boudreaux is not retirement eligible and, therefore, would forfeit the 2023-2025 and 2024-2026 cycles.

68	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, we are providing the following information about the relationship between compensation actually paid (“CAP”) as calculated pursuant to Item 402(v) and performance. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For further information concerning HII’s variable pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

		Summary Compensation Table Total for second PEO(1) (b)	Compensation Actually Paid to first PEO(2) (c)	Compensation Actually Paid to second PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(3) (d)	Average Compensation Actually Paid to Non-PEO NEOs(4) (e)	Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for first PEO(1) (b)						Total Shareholder Return(5) (f)	Peer Group Total Shareholder Return(6) (g)	Net Income (millions)(7) (h)	EBITDAP (millions)(8) (i)
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
2024	14,553,665	n/a	4,425,245	n/a	2,787,438	1,398,520	84	154	550	941
2023	14,100,619	n/a	14,030,077	n/a	3,519,012	3,969,418	113	125	681	1,211
2022	7,742,266	3,635,247	9,452,779	7,011,842	2,739,014	3,404,890	98	102	579	1,060
2021	7,714,067	n/a	10,473,486	n/a	2,769,626	3,287,420	78	108	544	972
2020	6,440,417	n/a	1,676,179	n/a	3,077,970	1,219,510	70	106	696	796
(1)The PEO for 2024 and 2023 is Christopher D. Kastner. During 2022, two individuals served as HII’s Principal Executive Officer (“PEO”). The first PEO included in the table for 2022 is Mr. Kastner, and the second PEO is C. Michael Petters. The PEO for 2021 and 2020 is Mr. Petters.
(2)The dollar amounts reported in columns (c) represent the amount of CAP to the first PEO and the second PEO (for 2022), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. The following adjustments were made to the PEO’s total compensation for each applicable year to determine the compensation actually paid in accordance with SEC rules:
First PEO

Year	Reported Summary Compensation Table Total for First PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to First PEO
	($)	($)	($)	($)	($)	($)
2024	14,553,665	(6,499,823)	1,411,580	(5,316,085)	275,908	4,425,245
2023	14,100,619	(5,799,855)	9,372,275	(3,962,861)	319,899	14,030,077
2022	7,742,266	(4,399,840)	6,253,480	(363,888)	220,761	9,452,779
2021	7,714,067	(4,399,947)	7,063,596	(503,926)	599,697	10,473,486
2020	6,440,417	(4,399,962)	(37,104)	(915,344)	588,172	1,676,179
Second PEO

Year	Reported Summary Compensation Table Total for Second PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to Second PEO
	($)	($)	($)	($)	($)	($)
2022	3,635,247	(1,451,915)	4,784,146	—	44,364	7,011,842
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

2025 Proxy Statement	69

EXECUTIVE COMPENSATION
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount of change in fair value as of the end of the applicable year from the end of the prior fiscal year of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date from the end of the prior fiscal year; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
First PEO

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2024	4,334,707	(1,822,756)	—	(1,100,371)	—	—	1,411,580
2023	7,116,525	765,249	—	1,490,502	—	—	9,372,275
2022	5,051,057	558,459	—	643,963	—	—	6,253,480
2021	4,685,308	395,842	—	1,982,446	—	—	7,063,596
2020	3,274,130	(1,612,397)	—	(1,698,837)	—	—	(37,104)
Second PEO

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2022	1,666,812	1,228,610	—	1,888,724	—	—	4,784,146
(c)The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Kastner and Mr. Petters during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

70	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
First PEO

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
	($)	($)	($)
2024	275,908	—	275,908
2023	319,899	—	319,899
2022	220,761	—	220,761
2021	599,697	—	599,697
2020	588,172	—	588,172
Second PEO

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
	($)	($)	($)
2022	44,364	—	44,364
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Kastner (for 2024, 2023 and 2022) and Mr. Petters (for 2022, 2021, and 2020)) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for 2024 were Thomas E. Stiehle, Chad N. Boudreaux, Jennifer Boykin, and Edgar A. Green III. The NEOs for 2023 were Messrs. Stiehle, Boudreaux, and Green, and Kara R. Wilkinson. The NEOs for 2022 were Messrs. Stiehle and Boudreaux, Ms. Wilkinson and Mr. Green. The NEOs for 2021 were Messrs. Kastner, Stiehle, and Boudreaux, Ms. Boykin and Mr. Green. The NEOs for 2020 were Mr. Kastner, Brian J. Cuccias, Mr. Green and Ms. Boykin.
(4)The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Kastner (for 2024, 2023, and 2022) and Mr. Petters (for 2022, 2021, and 2020)). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for the non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2. The amounts presented are averages for the entire group of non-PEO NEOs:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)	($)	($)
2024	2,787,438	(1,237,080)	126,538	(355,908)	77,533	1,398,520	*
2023	3,519,012	(1,237,346)	2,455,702	(829,640)	61,690	3,969,418
2022	2,739,014	(1,237,455)	1,986,110	(166,194)	83,415	3,404,890
2021	2,769,626	(1,249,905)	1,815,118	(123,925)	76,507	3,287,420	*
2020	3,077,970	(1,237,314)	13,173	(770,548)	136,228	1,219,510	*
*Does not total due to rounding.
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

2025 Proxy Statement	71

EXECUTIVE COMPENSATION

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2024	825,004	(388,868)	—	(309,597)	—	—	126,538
2023	1,518,245	215,226	—	722,231	—	—	2,455,702
2022	1,420,610	270,648	—	294,852	—	—	1,986,110
2021	1,330,968	93,198	—	390,952	—	—	1,815,118
2020	920,718	(453,429)	—	(454,116)	—	—	13,173
(b)The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
	($)	($)	($)
2024	77,533	—	77,533
2023	61,690	—	61,690
2022	83,415	—	83,415
2021	76,507	—	76,507
2020	92,487	43,741	136,228
(5)Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P Aerospace & Defense Select Industry Index.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)EBITDAP is calculated as net earnings, plus interest, taxes, depreciation and amortization, less net pension/post retirement benefit expense. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EBITDAP is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.
FINANCIAL PERFORMANCE MEASURES
As described in greater detail under “Compensation Discussion and Analysis” above, HII’s executive compensation program reflects a variable pay for performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
•EBITDAP
•Segment operating margin
•Operating cash flow
•Return on invested capital

72	Huntington Ingalls Industries, Inc.

EXECUTIVE COMPENSATION
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail under “Compensation Discussion and Analysis” above, HII’s executive compensation program reflects a variable pay for performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, HII generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and TSR/Peer TSR
TSR (HII and S&P A&D Select Industry Index) vs. CAP
Compensation Actually Paid and Net Income
Net Income vs. CAP

2025 Proxy Statement	73

EXECUTIVE COMPENSATION
Compensation Actually Paid and EBITDAP
HII EBITDAP vs. CAP

74	Huntington Ingalls Industries, Inc.

PROPOSAL 3
Ratification of Appointment of Independent Auditor
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as our independent auditor to audit the Company’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2025. Deloitte has served as our independent registered since 2011. The Audit Committee is responsible for appointing, compensating, retaining, overseeing, and discharging (if necessary) the independent auditor. The Audit Committee also is responsible for evaluating, at least annually, the independent auditor’s qualifications and performance, including a review and evaluation of the lead partner.
Although ratification of our selection of Deloitte & Touche LLP is not required by our Bylaws or otherwise, we are asking our stockholders to do so as a matter of sound corporate governance. If the selection of Deloitte & Touche LLP is not ratified, the Audit Committee will consider this input in its selection of an auditor for the following year.
Representatives of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement and respond to questions, as appropriate.

The Board recommends a vote FOR this Proposal 3.

Audit Fees and All Other Fees
The following table summarize the aggregate fees incurred for professional audit services and other services billed to us in 2024 and 2023, in each case by Deloitte and its affiliates:

($ in thousands)	2024	2023
Fees Billed:
Audit Fees(1)	9,913	9,252
Audit-Related Fees(2)	717	480
Tax Fees(3)	571	316
All Other Fees(4)	2	2
Total	11,203	10,050
(1)Audit fees for 2024 and 2023 related to services provided in connection with audits of our annual consolidated financial statements, including audits of internal control over financial reporting, interim reviews of our quarterly unaudited condensed consolidated financial statements included in Forms 10-Q, statutory audits of our captive insurance subsidiary and verification of financial statements and other financial data included in securities registration statements and other documents we filed with the SEC.
(2)Audit-related fees for 2024 and 2023 related to services provided in connection with audits of our employee benefit plans. Audit-related fees for 2024 also include fees for services provided in connection with the GHG limited assurance review.
(3)Tax fees were incurred in 2024 and 2023 for services related to nonrecurring and discrete tax projects.
(4)All other fees for 2024 and 2023 included non-audit-related fees for technical accounting on-line research tools.

2025 Proxy Statement	75

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Audit Committee Pre-Approval Policies and Procedures
All 2024 services provided by Deloitte & Touche LLP were approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintenance of the auditor’s independence.
The Audit Committee has a pre-approval policy and procedures related to the provision of services by our independent auditor. Under the policy and procedures, the Audit Committee pre-approves both the type of services to be provided by our independent auditor and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.
The Audit Committee must approve any fees for audit and non-audit services that exceed by certain amounts the estimates of fees for such services initially approved. The Audit Committee is advised quarterly in any event on the services performed by and fees paid to the independent auditor year-to-date for the fiscal year.
Audit Committee Report
As described more fully in its charter, among the purposes for which the Audit Committee was organized are to assist the Board in its general oversight of (a) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits and (b) the Company’s system of internal control over financial reporting. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management, the internal audit department and our independent auditors on the basis of information the committee receives, communications with management, the Vice President of Internal Audit and the independent auditors and the experience of the Audit Committee members in business and financial and accounting matters.
In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with management, including our Vice President of Internal Audit, and our independent auditors. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee met privately with our independent auditors and discussed issues deemed significant by the independent auditors, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Audit Committee discussed with our independent auditors their independence from HII and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024.
Submitted by the members of the Audit Committee:
Leo P. Denault, Chair
Augustus L. Collins
Craig S. Faller
Thomas C. Schievelbein
John K. Welch

76	Huntington Ingalls Industries, Inc.

PROPOSAL 4
Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law
The Board approved and declared advisable, subject to stockholder approval, an amendment (“Exculpation Amendment”) to our Restated Certificate of Incorporation (“Certificate of Incorporation”) to provide for the elimination of personal liability of certain officers for monetary damages for breach of certain fiduciary duties, to the extent permitted by the Delaware General Corporation Law (“DGCL”). We are asking stockholders to approve this Exculpation Amendment, as set forth in Exhibit A to this Proxy Statement.

The Board recommends a vote FOR this Proposal 4.

Background
Our Certificate of Incorporation currently provides for the elimination of the monetary liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. Effective August 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to include in their certificates of incorporation provisions limiting the monetary liability of the following officers for breach of the duty of care in certain actions: (1) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (2) an individual identified in the corporation’s SEC filings as one of its most highly compensated officers; and (3) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.
Consistent with Section 102(b)(7) of the DGCL, the Exculpation Amendment would only eliminate the monetary liability of these officers for breaches of the fiduciary duty of care for direct claims. The Exculpation Amendment would not limit the officer’s liability in any derivative action brought by or on behalf of the Company, such as derivative claims by stockholders on behalf of the Company for breach of the fiduciary duty of care. Like the current provisions on the limitation of liability of directors, the Exculpation Amendment also would not limit the liability of these officers for: (1) any breach of the duty of loyalty to the Company or its stockholders, (2) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) any transaction from which the officer derived an improper personal benefit, or (4) any action by or in the right of the corporation. The Exculpation Amendment provides that, if the DGCL is amended in the future to authorize further limitation of the liability of officers, then the liability of these officers will be limited to the fullest extent permitted by the DGCL, as so amended.
The Exculpation Amendment is Narrowly Tailored and Enhances Our Ability to Attract and Retain Key Officers
The Board is committed to good corporate governance practices, giving consideration to developments in the law and emerging trends and best practices, and has determined that the Exculpation Amendment is in the best interests of the Company and its stockholders.
The Board aims to ensure that our officers are appropriately protected when acting in the best interest, and on behalf, of the Company. The Exculpation Amendment, which aligns with the exculpation provisions currently available to our directors, enhances our ability to attract and retain key officers by mitigating the risk of personal financial claims that could arise as an officer of the Company while also being narrowly tailored to limit the types of claims for which monetary liability would be limited.
Process for Approval of Exculpation Amendment
If stockholders approve the Exculpation Amendment at the Annual Meeting, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation that reflects the Exculpation Amendment shown on Exhibit A, which will be effective upon filing. Stockholder approval of the Exculpation Amendment shown on Exhibit A also will be deemed to constitute the approval of the filing of the certificate of amendment. The Board retains the discretion to abandon, and not implement, the Exculpation Amendment at any time before it becomes effective, even if it is approved by our stockholders. The description of the Exculpation Amendment is qualified in its entirety by, and should be read in conjunction with the full text of, the proposed Exculpation Amendment, which is attached hereto and reflected in Exhibit A.

2025 Proxy Statement	77

PROPOSAL 5
Amend Restated Certificate of Incorporation to Conform with Special Meeting Bylaw
The Bylaws of the Company provide, among other things, that special meetings of the stockholders of the Company shall be called by the Board (or an authorized committee thereof) or the Chairperson of the Board following the receipt by the Secretary of written requests to call the meeting from the holders of at least 20% of the voting power (the “Required Percentage”) of the outstanding capital stock of the Company (the “Voting Stock”) that have delivered such requests in accordance with the terms of the Bylaws. The Board approved and declared advisable an amendment (“Special Meeting Amendment”) to Article Twelfth of the Certificate of Incorporation to conform with the Special Meeting bylaw provisions governing the ability of stockholders to call a special meeting. We are asking stockholders to approve this Special Meeting Amendment, as set forth in Exhibit B to this Proxy Statement.

The Board recommends a vote FOR this Proposal 5.

Background
Article Twelfth of the Certificate of Incorporation currently provides that, subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Company may be called only by the Board (or an authorized committee thereof) or the Chairperson of the Board.
In 2016, the Board approved amendments to the Bylaws to provide stockholders holding 20% or more of the voting power of the Company’s outstanding capital stock (the “Required Percentage”) the right to call a special meeting. Under Section 2.02 of the Bylaws, special meetings shall be called by the Board or the Chairperson upon written request of the holders representing the Required Percentage of the Voting Stock.
The Board is committed to ensuring that stockholders are afforded meaningful and well-balanced opportunities for engaging, including through this special meeting right that has been available since 2016. The Board believes it is advisable and in the best interest of the Company to amend Article Twelfth to conform with the existing special meeting Bylaw provision by providing that special meetings shall be called by the Board or the Chairperson upon written request of the holders representing the Required Percentage of the Voting Stock who have delivered such request in accordance with and subject to the provisions of the Bylaws. The Special Meeting Amendment as proposed will eliminate any uncertainty under the Certificate of Incorporation regarding our stockholders ability to cause a special meeting to be called, provided the applicable Bylaw provisions are satisfied.
Process for Approval of Special Meeting Amendment
If stockholders approve the Special Meeting Amendment at the Annual Meeting, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation that reflects the Special Meeting Amendment shown in Exhibit B, which will be effective upon filing. Stockholder approval of the Special Meeting Amendment shown in Exhibit B also will be deemed to constitute the approval of the filing of the certificate of amendment. The Board retains the discretion to abandon, and not implement, the Special Meeting Amendment at any time before it becomes effective, even if it is approved by our stockholders. The description of the Special Meeting Amendment is qualified in its entirety by, and should be read in conjunction with the full text of, the proposed Special Meeting Amendment, which is attached hereto and reflected in Exhibit B.

78	Huntington Ingalls Industries, Inc.

RELATED PERSON TRANSACTIONS
Under our Code of Ethics and Business Conduct, our employees and directors must avoid any activity that conflicts with, or has the appearance of conflicting with, our business interests. At least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest with the Company.
Process for Review of Related Person Transactions. The Board has adopted a written policy for the review, approval and ratification of existing or proposed transactions to which the Company (or any subsidiary) is a party, when the aggregate amount involved in the transaction exceeds or is expected to exceed $100,000 and any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members (each, a “related person”) had, has or will have a direct or indirect material interest.
This policy requires the Governance and Policy Committee to review transactions subject to the policy and determine whether or not to recommend that the Board approve or ratify those transactions. In doing so, the Governance and Policy Committee may consider, among other factors:
•whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances;
•the extent of the related person’s interest in the transaction;
•the materiality of the proposed related person transaction;
•the actual or perceived conflict of interest between the Company and the related person;
•applicable law, including disclosure requirements;
•the Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct; and
•the best interests of the Company and our stockholders.
Although our policy generally requires that all related person transactions be reviewed and approved in advance, the Governance and Policy Committee has the authority to ratify a transaction (using the same standard of review) if a transaction is identified after it has occurred or commenced. The Governance and Policy Committee also has pre-approved certain categories of transactions or relationships, as set forth in the policy. If the Governance and Policy Committee does not recommend ratification of a related person transaction, or the Board does not ratify a related person transaction that is pending or ongoing, the Governance and Policy Committee will refer the transaction to management for amendment or termination and determine whether any other action is appropriate.
Transactions with Related Persons
Except as set forth below, there have been no related person transactions since the beginning of 2024 that required disclosure under the securities laws or that otherwise required review, approval or ratification by our Governance and Policy Committee under our Related Person Transactions Policy.
State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC reporting that as of December 31, 2024, State Street and certain of its subsidiaries collectively were the beneficial owners of more than 5% of our outstanding common stock. A subsidiary of State Street is the trustee for various Company defined benefit and defined contribution plan trusts. Other State Street subsidiaries provide investment management services. During 2024, State Street received approximately $1.2 million for services as trustee, as investment managers and for administrative and other services, all of which was paid by the plan trusts.
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting that as of December 31, 2024, BlackRock and certain of its subsidiaries collectively were the beneficial owners of more than 5% of our outstanding common stock. A subsidiary of BlackRock provides investment management services for certain assets within various Company defined benefit and defined contribution plan trusts. During 2024, the trusts paid that BlackRock subsidiary approximately $1.3 million for such services.
Natalie Kastner, the daughter of the Company’s CEO, Christopher Kastner, is employed as a communications representative for the Company. In 2024, Ms. Kastner received approximately $123,022 in total compensation, consisting of her salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.
INDEMNIFICATION
Our Bylaws generally require us to indemnify our directors and elected officers to the fullest extent permitted by Delaware law. We also have entered into indemnification agreements with our directors and elected officers obligating us to provide this indemnification to him or her in connection with their service to the Company.

2025 Proxy Statement	79

VOTING SECURITIES AND PRINCIPAL HOLDERS
Stock Ownership of Officers and Directors
The following table provides information with respect to the beneficial ownership of our common stock as of February 28, 2025, by:
•each of our directors;
•each officer named in the Summary Compensation Table; and
•all of our directors and executive officers as a group.
As of February 28, 2025, 39,235,568 shares of our common stock were outstanding. None of the persons named below, or the directors and executive officers as group, beneficially own in excess of 1% of our outstanding common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person.

	Shares of Common Stock Beneficially Owned		Share Equivalents(1)	Total
Non-Employee Directors
Augustus L. Collins	—		9,808	9,808
Leo P. Denault	—		2,848	2,848
Kirkland H. Donald	575		5,881	6,456
Craig S. Faller	—		1,053	1,053
Victoria D. Harker	4,008		7,584	11,592
Frank R. Jimenez	550		2,428	2,978
Anastasia D. Kelly	1,756		17,366	19,122
Tracy B. McKibben	—		4,682	4,682
Stephanie L. O’Sullivan	—		3,156	3,156
Thomas C. Schievelbein	7,967		21,729	29,696
John K. Welch	2,545		6,823	9,368
Named Executive Officers
Christopher D. Kastner(2)	85,403	(3)	3,336	88,739
Thomas E. Stiehle	23,935		—	23,935
Chad N. Boudreaux	23,193		2,150	25,343
Jennifer R. Boykin	15,863		1,523	17,387
Edgar A. Green III	11,256		4,172	15,428
Directors and Executive Officers as a Group (27 persons)	240,198		98,473	338,672
(1)Share equivalents for directors represent non-voting deferred stock units, which generally will become payable in shares of common stock (or, at the discretion of the Board, its cash equivalent or combination thereof) within 30 days following the date the director ceases to serve on the Board. Certain of our NEOs hold share equivalents with pass-through voting rights in the Huntington Ingalls Industries Savings Plan and/or the Huntington Ingalls Industries Savings Excess Plan.
(2)Mr. Kastner also serves on the Company’s Board of Director’s.
(3)Includes 54,954 shares held in trust for the benefit of Mr. Kastner’s immediate family.

80	Huntington Ingalls Industries, Inc.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Stock Ownership of Certain Beneficial Owners
To our knowledge, as of February 28, 2025, the following entities beneficially owned more than 5% of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (%)
The Vanguard Group	Common Stock	5,013,651	12.65	(a)
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc.	Common Stock	3,777,873	9.53	(b)
50 Hudson Yards, New York, NY 10001
State Street Corporation	Common Stock	3,212,724	8.20	(c)
State Street Financial Center
One Congress Street, Suite 1, Boston, MA 02114-2016
FMR LLC	Common Stock	3,519,110	8.97	(d)
245 Summer Street, Boston, Massachusetts 02210
Van Eck Associates Corporation	Common Stock	2,117,662	5.41	(e)
666 Third Ave. - 9th Floor, New York, NY 10017
(a)This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 13, 2024. According to Vanguard, as of December 29, 2023, Vanguard had sole voting power over 0 shares of common stock, shared voting power over 45,782 shares of common stock, sole dispositive power over 4,855,096 shares of common stock, and shared dispositive power over 158,555 shares of common stock.
(b)This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 24, 2024. According to BlackRock, as of December 31, 2023, BlackRock had sole voting power over 3,517,881 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 3,777,873 shares of common stock, and shared dispositive power over 0 shares of common stock.
(c)This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by State Street Corporation (“State Street Corp”) on February 5, 2025. According to State Street Corp, as of December 31, 2024, State Street Corp had sole voting power over 0 shares of common stock, shared voting power over 2,508,540 shares of common stock, sole dispositive power over 0 shares of common stock, and shared dispositive power over 3,212,553 shares of common stock.
(d)This information is derived from information regarding our common stock in a Schedule 13G filed with the SEC by FMR LLC (“FMR”) on November 12, 2024. According to FMR, as of September 30, 2024, FMR had sole voting power over 2,926,242 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 3,519,110 shares of common stock, and shared dispositive power over 0 shares of common stock. The filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson may be deemed to beneficially own certain of the shares of common stock beneficially owned by FMR LLC.
(e)This information is derived from information regarding our common stock in a Schedule 13G filed with the SEC by Van Eck Associates Corporation (“Van Eck Associates”) on March 7, 2025. According to Van Eck Associates, as of February 14, 2025, Van Eck Associates had sole voting power over 2,117,662 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 2,117,662 shares of common stock, and shared dispositive power over 0 shares of common stock.

2025 Proxy Statement	81

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Items of Business and Board Recommendations
The following summarizes the proposals to be presented at the Annual Meeting, the vote required for each proposal to pass, the Board’s voting recommendations, and the effect of abstentions, broker non-votes, and unmarked proxy cards on each proposal.

Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Proposal 1)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Advisory Vote to Approve Compensation of Named Executive Officers (Proposal 2)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Ratification of Appointment of Independent Auditor (Proposal 3)	FOR	Majority of votes cast	No effect	Brokers have discretion to vote	Voted “FOR”
Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware law (Proposal 4)	FOR	Majority of voting power of outstanding shares of common stock	Effect of voting “AGAINST”	Effect of voting “AGAINST”	Voted “FOR”
Amend Restated Certificate of Incorporation to Conform with Special Meeting Bylaw (Proposal 5)	FOR	Majority of voting power of outstanding shares of common stock	Effect of voting “AGAINST”	Effect of voting “AGAINST”	Voted “FOR”

Meeting Information
How Do I Attend the Annual Meeting? The Annual Meeting will be conducted exclusively online by live webcast at https://meetnow.global/MVQTZRF on April 30, 2025 and will begin promptly at 11:00 a.m. Eastern Daylight Time. To be admitted to the Annual Meeting via the website, stockholders must enter a valid control number.
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions in the Notice or proxy card that you received.

82	Huntington Ingalls Industries, Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
If you are a beneficial owner of record (i.e., you hold your shares through a broker, bank or other nominee), you must register with Computershare no later than 5:00 p.m., Eastern Daylight Time, on April 25, 2025, to participate in the Annual Meeting. To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your HII share holdings, along with your name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy.” You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Requests for registration should be directed to Computershare as follows:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Huntington Ingalls Industries, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Beneficial holders who cannot obtain a legal proxy or others who wish to attend the Annual Meeting may do so as a guest by visiting the internet address provided above, but will not be able to vote or ask questions.
Can I Ask a Question at the Annual Meeting? Stockholders of record will be able to submit questions during the meeting by visiting https://meetnow.global/MVQTZRF and entering a valid control number. All questions should relate to the official business of the meeting. Management will seek to answer as many stockholder questions as time permits. We may not respond to questions that are not pertinent to meeting matters or our business. Single responses to a group of substantially similar questions may be provided to avoid repetition. We ask that attendees please help us keep the proceedings orderly and follow the Annual Meeting rules of conduct.
How Many Votes Must be Present to Hold the Annual Meeting? The presence virtually or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. If you return an executed proxy card, you will be counted as present for purposes of establishing a quorum even if you abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal and broker non-votes will be counted as present for purposes of establishing a quorum.
What Do I Do if I Need Technical Assistance During the Meeting? If you encounter difficulties accessing the meeting, please call the technical support number (888) 724-2416.
Voting Information
Who is Entitled to Vote at the Annual Meeting? Stockholders of record at the close of business on March 6, 2025, the record date, are eligible to vote at the meeting. As of the record date, there were 39,235,593 shares of our common stock outstanding. You may cast one vote for each share of common stock you hold as of the record date on all matters presented.
Why Did I Receive a “Notice of Internet Availability of Proxy Materials” But Not a Full Set of Proxy Materials? We distribute our proxy materials to stockholders via the internet under the “Notice and Access” approach permitted by the rules of the SEC. This process expedites receipt of proxy materials by stockholders, while also lowering our costs and reducing the environmental impact of our Annual Meeting. If you would like to receive a printed or electronic copy of this Proxy Statement and accompanying materials, you must follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
How Do I Vote My Shares if I am a Record Holder? If you are a stockholder of record, you have four voting options. You may vote:
•By Internet. Registered stockholders may vote on the Internet, as well as view the documents, by logging on to www.envisionreports.com/HII and following the instructions given;
•By Telephone. Registered stockholders may vote by calling (800) 652-VOTE (8683) (toll-free) with a touch-tone telephone and following the recorded instructions;

2025 Proxy Statement	83

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
•By Mail. Registered stockholders may vote by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope. A paper copy of the proxy materials may be obtained by logging on to www.envisionreports.com/HII and following the instructions given; or
•Online at the Annual Meeting. Registered stockholders may vote while attending the Annual Meeting online via live webcast at https://meetnow.global/MVQTZRF.
Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by internet, telephone or mail so that your vote will be recorded in advance of the meeting. If you attend and vote at the Annual Meeting, any prior votes you submitted, whether by internet, telephone or mail, will be superseded by the vote you cast at the Annual Meeting.
How Do I Vote My Shares if my Shares are Held by a Bank, Broker or Other Nominee? If your shares are held in “street name” through a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank, or nominee in order to instruct your broker, bank, or nominee on how to vote. Beneficial owners may view this Proxy Statement and the Annual Report on the internet by logging on to www.edocumentview.com/HII.
Beneficial owners who hold shares in “street name” may revoke a proxy or change a vote by submitting a new, later-dated voting instruction form, contacting the bank, broker, or other nominee or by voting at the Annual Meeting by obtaining a legal proxy as described above.
How Do I Vote My Shares Held Under an HII Savings Plan? If you hold shares through an HII savings plan, you cannot vote your shares directly. Instead, you can provide voting instructions to the plan Trustee, who will vote the shares on your behalf. If you are a plan participant and do not vote your shares, the Trustee will vote your shares in accordance with the terms of the relevant plan. As such, the Trustee may vote your shares in the same proportion as shares held by the plan for which voting instructions have been received from other participants, unless contrary to the Employee Retirement Income Security Act or other applicable law. Voting instructions from savings plan participants must be received by the applicable plan Trustee by 11:59 p.m. Eastern Daylight Time on April 27, 2025 in order to be used by the plan Trustee to determine the votes cast with respect to plan shares.
Can I Change my Vote? If you are a stockholder of record and you vote by proxy using any of the methods set forth above, you may revoke your proxy at any time and change your vote before the polls close, which may be done by delivering written notice of revocation to the Secretary, by delivering a valid, later-dated proxy or a later-dated vote by telephone or on the internet or by voting during the meeting. If your shares are held through a bank, broker, or other nominee, you must contact them to revoke a previously issued proxy.

84	Huntington Ingalls Industries, Inc.

MISCELLANEOUS
Voting on Other Matters
We are not aware of any other business to be transacted at the Annual Meeting. If any other business properly comes before the Annual Meeting, the shares represented by proxies gives discretionary authority to the proxy holders to vote the shares in accordance with their judgment.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC.
Based solely upon a review of the Forms 3, 4, and 5 that are publicly available on the SEC’s EDGAR filing system and written representations from reporting persons, we believe that all required filings were made on a timely basis during the year ended December 31, 2024 other than (1) the Form 4s filed on July 12, 2024 on behalf of each of our executive officers, which included a delayed report of the acquisition of restricted stock rights on February 26, 2024 and dividends paid thereon on June 14, 2024 and (2) the Form 5 filed on January 2, 2025 on behalf of Mr. Kastner, which included a delayed report of the transfers of certain shares of common stock held directly by him to a family trust.
Future Stockholder Proposals and Nominations of Directors
Stockholders who wish to submit proposals, including director nominations, for the 2026 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 or our Bylaws, as applicable.
Stockholder Proposals for the 2026 Annual Meeting
If a stockholder intends to present a proposal at the 2026 Annual Meeting, the proposal must be delivered to the Corporate Secretary at Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607:
•not later than November 21, 2025, if the proposal is submitted for inclusion pursuant to Rule 14a-8 under the Exchange Act; and
•not earlier than November 21, 2025 and not later than December 21, 2025, if the proposal is submitted pursuant to the Company’s Bylaws, but not pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials. If the 2026 Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the Annual Meeting, our Bylaws provide different notice requirements.

2025 Proxy Statement	85

MISCELLANEOUS
Stockholder Nominations for Director Elections at the 2026 Annual Meeting
If a stockholder intends to nominate a person for election as a director at the 2026 Annual Meeting, the stockholder must deliver notice of such nomination (along with certain other information required by our Bylaws) to the Corporate Secretary at Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607:
•not earlier than October 22, 2025 and not later than November 21, 2025, if the nomination is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to the Company’s proxy access provision, as set forth in the Company’s Bylaws, which nomination and supporting materials must comply with the requirements in our Bylaws; and
•not earlier than November 21, 2025 and not later than December 21, 2025, if the proposal is submitted pursuant to the Company’s Bylaws, but not pursuant to Rule 14a-8, in which case we are not required to include the nomination in our proxy materials (except as may be required in our proxy card pursuant to Rule 14a-19). If the 2026 Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the Annual Meeting, our Bylaws provide different notice requirements.
Householding Information
We have adopted a practice called “householding.” This means that stockholders of record sharing the same address may receive only one copy of the Notice of Internet Availability of Proxy Materials or the printed proxy materials, unless we have received contrary instructions from one or all of such stockholders. This practice is designed to reduce printing and mailing costs and is environmentally friendly.
•To Stop Receiving Separate Copies. If you currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the printed proxy materials, you can request to receive a single copy of the printed proxy materials in the future by calling our transfer agent, Computershare, at 1-888-665-9610, or writing to Computershare at www-us.computershare.com/Investor/ or HII at Investor Relations, 4101 Washington Avenue, Newport News, VA 23607.
•To Receive Separate Copies. If you wish to receive a separate Notice of Internet Availability of Proxy Materials or separate printed proxy materials, we will promptly deliver them to you if you request them by contacting Computershare by phone or Investor Relations in writing in the same manner described above.
If you are a street name stockholder, you can request householding by contacting your bank, broker, or other nominee through which you hold your shares.
Cost of Soliciting Proxies
We will pay the costs of soliciting proxies. In addition to solicitation by mail, telephone or other electronic means, our directors, officers, and employees may solicit proxies personally, by telephone, by email, or otherwise. These directors, officers, and employees will not receive additional compensation for the solicitation, but may, upon request, be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the 2025 Annual Meeting for a fee of $15,000, plus associated costs and expenses.
Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians that hold shares of our common stock of record for beneficial owners, for forwarding to such beneficial owners. We may also reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you.

86	Huntington Ingalls Industries, Inc.

MISCELLANEOUS
Available Information
The following corporate governance materials are available on the Investor Relations section of our website (www.hii.com) under Corporate Governance:
•Restated Certificate of Incorporation, including amendments;
•Restated Bylaws;
•Corporate Governance Guidelines;
•Board Committee Charters; and
•Code of Ethics and Business Conduct.
We disclose amendments to our Code of Ethics and Business Conduct on our website and/or disclose the amendments in a filing with the SEC. If we waive a provision of the Code of Ethics and Business Conduct with respect to our Chief Executive Officer, Chief Financial Officer, or Principal Accounting Officer, we will post information about the waiver at the same location on our website.
We will promptly deliver free of charge to any requesting stockholder a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (without exhibits), Corporate Governance Guidelines, standing Board committee charters and Code of Ethics and Business Conduct. Requests should be directed to: Corporate Secretary, Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607.
Incorporation by Reference
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor shall the information included under the section entitled “Compensation of Directors - Policy Against Hedging and Pledging Company Securities,” the information included under the section entitled “Compensation Committee Report,” or those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, be “filed” with the SEC or, along with the information included under the section entitled “Pay Versus Performance,” be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference.
Web links throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, nor is incorporated by reference into, this Proxy Statement.

2025 Proxy Statement	87

ANNEX A
Use of Non-GAAP Financial Measures
This Proxy Statement contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by an asterisk in this Proxy Statement. While we believe these measures may be useful to investors and other users of our financial statements in evaluating our performance, they should be considered supplemental in nature and not in isolation or as a substitute for financial information presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies. Definitions and the reconciliations of the non-GAAP financial measures contained in this Proxy Statement, “segment operating income,” “segment operating margin,” and “free cash flow,” are provided below.
Segment Operating Income and Segment Operating Margin Rate. We internally manage our operations by reference to segment operating income and segment operating margin and use these measures to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.
Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.
Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.
Free Cash Flow. We use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. We believe free cash flow is an important measure that may be useful to investors and other users of our financial statements because it provides insight into our current and period-to-period performance and our ability to generate cash from continuing operations. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.
Free cash flow is defined as net cash provided by operating activities less capital expenditures net of related grant proceeds.
Certain of the financial measures we present are adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the Company’s performance based upon the pension costs and state tax expense charged to our contracts under U.S. Cost Accounting Standards (“CAS”). We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.
Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (“FAS”) and our pension and other postretirement expense under CAS.
Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

88	Huntington Ingalls Industries, Inc.

ANNEX A
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
Segment Operating Income and Segment Operating Margin

	Year Ended December 31
($ in millions)	2024	2023
Sales and Service Revenues	11,535	11,454
Operating Income	535	781
Operating Margin	4.6%	6.8%
Non-segment factors affecting operating income:
Operating FAS/CAS Adjustment	62	72
Non-current state income taxes	(24)	(11)
Segment Operating Income	573	842
Segment Operating Margin	5.0%	7.4%
Free Cash Flow

	Year Ended December 31
($ in millions)	2024	2023
Net cash provided by operating activities	393	970
Less capital expenditures:
Capital expenditure additions	(367)	(292)
Grant proceeds for capital expenditures	14	14
Free Cash Flow	40	692

2025 Proxy Statement	89

Exhibit A
Proposal 4: Elimination of Personal Liability of Officers for Monetary Damages for
Breach of Certain Fiduciary Duties as Permitted by Delaware Law
If Proposal 4 is adopted and effected, Article Fifteenth of the Restated Certificate of Incorporation of the Company would be amended as follows (with deletions shown as strike-through text and insertions shown as underlined text):
FIFTEENTH: A director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the General Corporation Law of the State of Delaware, ~~or~~ (iv) for any transaction from which the director or officer derives any improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Solely for purposes of this Article, “officer” shall have the meaning determined in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, as so amended.
Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

90	Huntington Ingalls Industries, Inc.

Exhibit B
Proposal 5: Amend Restated Certificate of Incorporation to Conform with Special
Meeting Bylaw
If Proposal 5 is adopted and effected, Article Twelfth of the Restated Certificate of Incorporation of the Company would be amended as follows (with insertions shown as underlined text):
TWELFTH: An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors (or an authorized committee thereof) shall fix. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide. Subject to the terms of any class or series of Preferred Stock and the next sentence, special meetings of the stockholders of the Corporation may be called only by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors. Special meetings of the stockholders of the Corporation may also be called at the request of stockholders of the Corporation in accordance with, and subject to the limitations set forth in, the Bylaws, as amended from time to time; provided that requests are received from the holders of at least 20% of the voting power of the outstanding capital stock of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

2025 Proxy Statement	91

HII

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

### A Proposals — The Board of Directors recommends a vote FOR the 12 nominees for director.

1. Election of Directors:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 01 - Augustus L. Collins | ☐ | ☐ | ☐ | 02 - Leo P. Denault | ☐ | ☐ | ☐ | 03 - Kirkland H. Donald | ☐ | ☐ | ☐ |
| 04 - Craig S. Faller | ☐ | ☐ | ☐ | 05 - Victoria D. Harker | ☐ | ☐ | ☐ | 06 - Frank R. Jimenez | ☐ | ☐ | ☐ |
| 07 - Christopher D. Kastner | ☐ | ☐ | ☐ | 08 - Anastasia D. Kelly | ☐ | ☐ | ☐ | 09 - Tracy B. McKibben | ☐ | ☐ | ☐ |
| 10 - Stephanie L. O'Sullivan | ☐ | ☐ | ☐ | 11 - Thomas C. Schievelbein | ☐ | ☐ | ☐ | 12 - John K. Welch | ☐ | ☐ | ☐ |

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### B The Board of Directors recommends a vote FOR Proposals 2, 3, 4, and 5.

| | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|
| 2. Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers | ☐ | ☐ | ☐ | 3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2025 | ☐ | ☐ | ☐ |
| 4. Proposal to eliminate the personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law | ☐ | ☐ | ☐ | 5. Proposal to amend the Company's Restated Certificate of Incorporation to conform with special meeting bylaw | ☐ | ☐ | ☐ |

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X +

0434HF

The 2025 Annual Meeting of Stockholders of Huntington Ingalls Industries, Inc. will be held on Wednesday, April 30, 2025 at 11:00 a.m. EDT, virtually via the internet at https://meetnow.global/MVQTZRF.

To participate in the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HII

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Huntington Ingalls Industries, Inc.

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## Notice of 2025 Annual Meeting of Stockholders

### This proxy is solicited on behalf of the Board of Directors of Huntington Ingalls Industries, Inc.

The undersigned, having received the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement, appoints Chad N. Boudreaux and Tiffany M. King, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Huntington Ingalls Industries, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote, in each case on all matters that may come before the 2025 Annual Meeting of Stockholders to be held on April 30, 2025 at 11:00 a.m. EDT, virtually via the internet, and any adjournments or postponements thereof.

Votes submitted electronically must be received by April 29, 2025 at 11:59 p.m. EDT. Employee Savings Plan votes must be received by 11:59 p.m. EDT on April 27, 2025, to be included in the tabulation to the plan Trustee. For shares represented by proxies not received by this date, the applicable plan Trustee will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

**Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR the 12 nominees for director and FOR Proposals 2, 3, 4, and 5.**

**The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)

**D** **Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

+

HII

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR the 12 nominees for director.

1. Election of Directors:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 01 - Augustus L. Collins | ☐ | ☐ | ☐ | 02 - Leo P. Denault | ☐ | ☐ | ☐ | 03 - Kirkland H. Donald | ☐ | ☐ | ☐ |
| 04 - Craig S. Faller | ☐ | ☐ | ☐ | 05 - Victoria D. Harker | ☐ | ☐ | ☐ | 06 - Frank R. Jimenez | ☐ | ☐ | ☐ |
| 07 - Christopher D. Kastner | ☐ | ☐ | ☐ | 08 - Anastasia D. Kelly | ☐ | ☐ | ☐ | 09 - Tracy B. McKibben | ☐ | ☐ | ☐ |
| 10 - Stephanie L. O'Sullivan | ☐ | ☐ | ☐ | 11 - Thomas C. Schievelbein | ☐ | ☐ | ☐ | 12 - John K. Welch | ☐ | ☐ | ☐ |

+

### B The Board of Directors recommends a vote FOR Proposals 2, 3, 4, and 5.

| | For | Against | Abstain |
|---|---|---|---|
| 2. Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers | ☐ | ☐ | ☐ |
| 3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2025 | ☐ | ☐ | ☐ |
| 4. Proposal to eliminate the personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law | ☐ | ☐ | ☐ |
| 5. Proposal to amend the Company's Restated Certificate of Incorporation to conform with special meeting bylaw | ☐ | ☐ | ☐ |

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

+

0434IF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Huntington Ingalls Industries, Inc.

## Notice of 2025 Annual Meeting of Stockholders

### This proxy is solicited on behalf of the Board of Directors of Huntington Ingalls Industries, Inc.

The undersigned, having received the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement, appoints Chad N. Boudreaux and Tiffany M. King, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Huntington Ingalls Industries, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote, in each case on all matters that may come before the 2025 Annual Meeting of Stockholders to be held on April 30, 2025 at 11:00 a.m. EDT, virtually via the internet, and any adjournments or postponements thereof.

Votes submitted electronically must be received by April 29, 2025 at 11:59 p.m. EDT. Employee Savings Plan votes must be received by 11:59 p.m. EDT on April 27, 2025, to be included in the tabulation to the plan Trustee. For shares represented by proxies not received by this date, the applicable plan Trustee will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

**Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR the 12 nominees for director and FOR Proposals 2, 3, 4, and 5.**

**The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)